                                                Filed Pursuant to Rule 424(b)(2)
                                                      Registration No. 333-57188

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 23, 2001)

                                  $200,000,000

                          [CONTINENTAL AIRLINES LOGO]
                           2001-2 Pass Through Trust

                CLASS D PASS THROUGH CERTIFICATES, SERIES 2001-2
                            ------------------------

The Continental Airlines Class D Pass Through Certificates, Series 2001-2, are being offered under this prospectus supplement. No other pass through certificates of the same series will be issued. However, the Class D certificates will rank junior in right of distributions to certain previously issued Continental Airlines pass through certificates.

Upon the initial sale of the Class D certificates by the Class D trust, $194,004,524 of the proceeds will be used by such trust to acquire Series D equipment notes issued by Continental Airlines. Each such equipment note will be secured by one of 59 Boeing aircraft currently owned by Continental Airlines. The balance of such proceeds will be held in escrow. The Class D trust will use the escrowed funds to acquire Series D equipment notes issued to finance the purchase by Continental Airlines of four new Boeing aircraft scheduled for delivery from August 2001 to December 2001. Each such equipment note will have a security interest in the aircraft financed with the proceeds of such note. The aircraft that will secure the Series D equipment notes also will secure equipment notes held for one of several series of Continental Airlines pass through certificates that previously were issued.

Interest on the Series D equipment notes will be payable semiannually on each June 1 and December 1 after issuance, beginning on December 1, 2001. The entire principal of the Series D equipment notes will be scheduled for payment on December 1, 2006. Payments on the Series D equipment notes will be passed through to the holders of the Class D certificates, subject in the case of any Series D equipment note to the prior distribution of required amounts to the trustees for the previously issued Continental Airlines pass through certificates holding equipment notes secured by the same aircraft as such Series D equipment note. The Class D certificates will not have the benefit of any liquidity facility.

The certificates will not be listed on any national securities exchange.

                            ------------------------

 INVESTING IN THE CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE S-20.

                            ------------------------

     PASS THROUGH               PRINCIPAL                INTEREST              FINAL EXPECTED              PRICE TO
     CERTIFICATES                AMOUNT                    RATE               DISTRIBUTION DATE            PUBLIC(1)
     ------------               ---------                --------             -----------------            ---------
        Class D               $200,000,000                7.568%              December 1, 2006               100%

(1) Plus accrued interest, if any, from the date of issuance.

The underwriters will purchase all of the Class D certificates if any are purchased. The aggregate proceeds from the sale of the Class D certificates will be $200,000,000. Continental will pay the underwriters a commission of $1,300,000. Delivery of the Class D certificates in book-entry form only will be made on or about July 31, 2001.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

MORGAN STANLEY                                        CREDIT SUISSE FIRST BOSTON

July 13, 2001.

                          PRESENTATION OF INFORMATION

     These offering materials consist of two documents: (a) this Prospectus Supplement, which describes the terms of the certificates that we are currently offering, and (b) the accompanying Prospectus, which provides general information about our pass through certificates, some of which may not apply to the certificates that we are currently offering. The information in this Prospectus Supplement replaces any inconsistent information included in the accompanying Prospectus.

     We have given certain capitalized terms specific meanings for purposes of this Prospectus Supplement. The "Index of Terms" attached as Appendix I to this Prospectus Supplement lists the page in this Prospectus Supplement on which we have defined each such term.

     At various places in this Prospectus Supplement and the Prospectus, we refer you to other sections of such documents for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this Prospectus Supplement and the Prospectus can be found is listed in the Table of Contents below. All such cross references in this Prospectus Supplement are to captions contained in this Prospectus Supplement and not in the Prospectus, unless otherwise stated.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                  PAGE
                                                  ----
PROSPECTUS SUPPLEMENT SUMMARY...................   S-5
  Overview of Structure.........................   S-5
  Summary of Terms of Certificates..............   S-6
  Equipment Notes and the Aircraft..............   S-7
  Aggregate Outstanding Principal Balances......   S-9
  Owned Aircraft Outstanding Principal
    Balances....................................  S-10
  Cash Flow Structure...........................  S-11
  The Offering..................................  S-12
SUMMARY FINANCIAL AND OPERATING DATA............  S-17
RISK FACTORS....................................  S-20
  Risk Factors Relating to the Company..........  S-20
  Risk Factors Relating to the Airline
    Industry....................................  S-21
  Risk Factors Relating to the Certificates and
    the Offering................................  S-23
RECENT DEVELOPMENTS.............................  S-25
  Proposed Initial Public Offering of
    Continental Express.........................  S-25
USE OF PROCEEDS.................................  S-25
THE COMPANY.....................................  S-26
  Domestic Operations...........................  S-26
  International Operations......................  S-27
DESCRIPTION OF THE CERTIFICATES.................  S-29
  General.......................................  S-29
  Subordination.................................  S-30
  Payments and Distributions....................  S-32
  Pool Factors..................................  S-35
  Reports to Certificateholders.................  S-35
  Indenture Defaults and Certain Rights Upon an
    Indenture Default...........................  S-36
  Purchase Rights of Certificateholders.........  S-38
  PTC Event of Default..........................  S-39
  Merger, Consolidation and Transfer of
    Assets......................................  S-39
  Modifications of the Pass Through Trust
    Agreement and Certain Other Agreements......  S-40
  Obligation to Purchase Equipment Notes........  S-42
  Liquidation of Original Trust.................  S-43
  Termination of the Trust......................  S-44
  The Trustees..................................  S-44
  Book-Entry; Delivery and Form.................  S-44
DESCRIPTION OF THE DEPOSIT AGREEMENT............  S-45
  General.......................................  S-45
  Unused Deposits...............................  S-45
  Distribution Upon Occurrence of Triggering
    Event.......................................  S-45
  Depositary....................................  S-46
DESCRIPTION OF THE ESCROW AGREEMENT.............  S-47
DESCRIPTION OF THE LIQUIDITY FACILITIES FOR THE
  PRIOR SERIES..................................  S-48
  General.......................................  S-48
  Drawings......................................  S-49

                                                  PAGE
                                                  ----
  Reimbursement of Drawings.....................  S-51
  Liquidity Events of Default...................  S-53
DESCRIPTION OF THE INTERCREDITOR AGREEMENTS.....  S-54
  Intercreditor Rights..........................  S-54
  Priority of Distributions.....................  S-56
  Voting of Equipment Notes.....................  S-60
  The Subordination Agent.......................  S-61
DESCRIPTION OF THE AIRCRAFT.....................  S-62
  The Aircraft..................................  S-62
  Future Deliveries of Aircraft.................  S-63
  Substitute Aircraft...........................  S-64
DESCRIPTION OF THE EQUIPMENT NOTES..............  S-65
  General.......................................  S-65
  Subordination.................................  S-65
  Principal and Interest Payments...............  S-66
  Redemption....................................  S-66
  Security......................................  S-67
  Indenture Defaults, Notice and Waiver.........  S-67
  Remedies......................................  S-68
  Cross-Collateralization.......................  S-69
  Modification of Indentures....................  S-69
  Indemnification...............................  S-70
  Certain Provisions Relating to the Aircraft...  S-70
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES....  S-74
  General.......................................  S-74
  Tax Status of the Trusts......................  S-74
  Taxation of Certificateholders Generally......  S-75
  Effect of Reallocation of Payments under the
    Intercreditor Agreements....................  S-76
  Dissolution of Original Trust and Formation of
    Successor Trust.............................  S-77
  Sale or Other Disposition of the
    Certificates................................  S-77
  Foreign Certificateholders....................  S-77
  Backup Withholding............................  S-77
CERTAIN DELAWARE TAXES..........................  S-78
CERTAIN ERISA CONSIDERATIONS....................  S-78
UNDERWRITING....................................  S-80
LEGAL MATTERS...................................  S-81
EXPERTS.........................................  S-81
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE.....................................  S-82

INDEX OF TERMS............................  Appendix I

                                   PROSPECTUS

                                                  PAGE
                                                  ----
WHERE YOU CAN FIND MORE INFORMATION.............    1
FORWARD-LOOKING STATEMENTS......................    1
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE.....................................    2
SUMMARY.........................................    3
  The Offering..................................    3
  Certificates..................................    3
  Pass Through Trusts...........................    3
  Equipment Notes...............................    4
THE COMPANY.....................................    6
USE OF PROCEEDS.................................    6
RATIO OF EARNINGS TO FIXED CHARGES..............    7
DESCRIPTION OF THE CERTIFICATES.................    7
  General.......................................    7
  Book-Entry Registration.......................   10
  Payments and Distributions....................   13
  Pool Factors..................................   13
  Reports to Certificateholders.................   14
  Voting of Equipment Notes.....................   15
  Events of Default and Certain Rights Upon an
    Event of Default............................   15
  Merger, Consolidation and Transfer of
    Assets......................................   17
  Modifications of the Basic Agreement..........   18
  Modification of Indenture and Related
    Agreements..................................   19
  Cross-Subordination Issues....................   19
  Termination of the Pass Through Trusts........   19
  Delayed Purchase of Equipment Notes...........   19
  Liquidity Facility............................   20

                                                  PAGE
                                                  ----
  The Pass Through Trustee......................   20
DESCRIPTION OF THE EQUIPMENT NOTES..............   21
  General.......................................   21
  Principal and Interest Payments...............   21
  Redemption....................................   21
  Security......................................   21
  Ranking of Equipment Notes....................   23
  Payments and Limitation of Liability..........   23
  Defeasance of the Indentures and the Equipment
    Notes in Certain Circumstances..............   24
  Assumption of Obligations by Continental......   24
  Liquidity Facility............................   25
  Intercreditor Issues..........................   25
U.S. INCOME TAX MATTERS.........................   26
  General.......................................   26
  Tax Status of the Pass Through Trusts.........   26
  Taxation of Certificateholders Generally......   26
  Effect of Subordination of Certificateholders
    of Subordinated Trusts......................   27
  Original Issue Discount.......................   27
  Sale or Other Disposition of the
    Certificates................................   27
  Foreign Certificateholders....................   28
  Backup Withholding............................   28
ERISA CONSIDERATIONS............................   28
PLAN OF DISTRIBUTION............................   28
LEGAL OPINIONS..................................   30
EXPERTS.........................................   30

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY BE ACCURATE ONLY ON THE DATE OF THIS DOCUMENT.

                         PROSPECTUS SUPPLEMENT SUMMARY

     This summary highlights selected information from this Prospectus Supplement and the accompanying Prospectus and may not contain all of the information that is important to you. For more complete information about the Certificates and Continental Airlines, you should read this entire Prospectus Supplement and the accompanying Prospectus, as well as the materials filed with the Securities and Exchange Commission that are considered to be part of this Prospectus Supplement and the Prospectus. See "Incorporation of Certain Documents by Reference" in this Prospectus Supplement and the Prospectus.

OVERVIEW OF STRUCTURE

     Under the terms of seven series of Continental pass through certificates previously issued, we are entitled to sell Series D Equipment Notes secured by Aircraft financed under each such Prior Series. The "Prior Series" are Continental pass through certificates previously issued and designated as Series 1997-4, 1998-1, 1998-3, 1999-1, 1999-2, 2000-1 and 2000-2. Accordingly, we have arranged the sale of the Class D Certificates so that we may sell such Series D Equipment Notes.

     Each such Prior Series of Certificates provides for the Class D Trustee to enter into the Intercreditor Agreement relating to such series. Under the terms of the Intercreditor Agreement for each Prior Series, payments from the Equipment Notes secured by Aircraft financed under such series (including the Series D Equipment Notes) will be applied to satisfy required distributions to the Certificates of such series and the Liquidity Providers for such series before any distribution is made to the Class D Trustee. In addition, if an Indenture Default occurs with respect to Series D Equipment Notes, the exercise of remedies will be controlled by the Trustees for the Certificates of the applicable series (or, in certain circumstances, the Liquidity Providers for such series) until they have received their required distributions.

     The Series D Equipment Notes held for the Class D Trust will be secured only by Aircraft that we own. However, the Trusts for the Prior Series also hold (or will hold) Equipment Notes secured by Aircraft leased to us. Under the Intercreditor Agreement applicable to each Prior Series, payments from all Equipment Notes held for the benefit of such Certificates, whether secured by owned or leased Aircraft, will be distributed to the Trustees for the Certificates of such series before being distributed to the Class D Trustee. Accordingly, you should consider the payments required on all Equipment Notes held for each Prior Series in evaluating the obligations that are senior to the Class D Certificates under such series.

     The Series D Equipment Notes held for the Class D Trust will be cross-collateralized. This means that proceeds available from the sale of an Aircraft that secures any such Series D Equipment Note or from other exercise of remedies with respect to such Aircraft, after the payment of all Equipment Notes issued with respect to such Aircraft, will be available to cover shortfalls with respect to other Series D Equipment Notes issued with respect to the same Prior Series. Such excess proceeds will, however, be subject to the Intercreditor Agreement of such Prior Series. As a result, such excess proceeds will be applied to satisfy required distributions to the Certificates of such Prior Series before any distribution is made to the Class D Trustee. Any excess proceeds remaining after all Series D Equipment Notes issued with respect to the same Prior Series have been paid in full will be applied to any shortfalls on Series D Equipment Notes issued with respect to other Prior Series, and such payments will not be subject to the Intercreditor Agreements of such other Prior Series. However, the Equipment Notes will not otherwise be cross-collateralized, so that excess proceeds from any leased Aircraft will not be available for distribution to cover shortfalls with respect to any other Aircraft, and the Indentures will not contain cross-default provisions.

SUMMARY OF TERMS OF CERTIFICATES

                                                                  PRIOR SERIES
                           -------------------------------------------------------------------------------------------
                              1997-4          1998-1         1998-3          1999-1          1999-2         2000-1
                           -------------  --------------  -------------  --------------  --------------  -------------
Aggregate Outstanding
 Amount(1)...............  $683,346,467    $693,841,749   $488,764,552    $754,379,521    $698,687,555   $727,707,732
Original Issuance Date...  Oct. 23, 1997  Feb. 20, 1998   Nov. 3, 1998    Feb. 8, 1999   Jun. 17, 1999   Mar. 15, 2000
Ratings:
 Moody's.................     Various        Various         Various        Various         Various         Various
 Standard & Poor's.......     Various        Various         Various        Various         Various         Various
Number of Aircraft:
 Owned...................        5              10             12              6               11              9
 Leased..................       19              14              2              16              10             12
Loan to Assumed Aircraft
 Value
 (cumulative)(2)(3):
 Owned Aircraft..........      67.7%          63.1%           65.2%          62.5%           61.7%           60.2%
 Aggregate...............      61.8%          60.7%           64.2%          59.6%           58.6%           58.8%
Expected Principal
 Distribution Window.....    1.7-20.2        1.1-19.6       1.5-19.5        0.5-20.0        0.7-20.7       0.6-20.6
 (in years from
   applicable original
   issuance date)
Regular Distribution
 Dates...................  January 2 and   March 15 and     May 1 and    February 2 and   March 15 and     May 1 and
                              July 2       September 15    November 1       August 2      September 15    November 1
Final Expected Regular
 Distribution Date.......  Jan. 2, 2018   Sept. 15, 2017   May 1, 2018    Feb. 2, 2019   Mar. 15, 2020   Nov. 1, 2020
Final Maturity Date......  July 2, 2019   March 15, 2019  Nov. 1, 2019    Aug. 2, 2020   Sept. 15, 2021   May 1, 2022
Minimum Denomination.....     $1,000          $1,000         $1,000          $1,000          $1,000         $1,000
Section 1110
 Protection..............       Yes            Yes             Yes            Yes             Yes             Yes
Liquidity Facility
 Coverage................  3 semi-annual  3 semi-annual   3 semi-annual  3 semi-annual   3 semi-annual   3 semi-annual
                             interest        interest       interest        interest        interest       interest
                             payments        payments       payments        payments        payments       payments

                           PRIOR SERIES
                           -------------     CLASS D
                              2000-2      CERTIFICATES
                           -------------  -------------
Aggregate Outstanding
 Amount(1)...............  $840,958,000   $200,000,000
Original Issuance Date...  Nov. 28, 2000  July 31, 2001
Ratings:
 Moody's.................     Various         Baa3
 Standard & Poor's.......     Various         BBB-
Number of Aircraft:
 Owned...................       10             63
 Leased..................       13              0
Loan to Assumed Aircraft
 Value
 (cumulative)(2)(3):
 Owned Aircraft..........      66.0%          69.3%
 Aggregate...............      64.7%          63.5%
Expected Principal
 Distribution Window.....    0.8-20.3          5.4
 (in years from
   applicable original
   issuance date)
Regular Distribution
 Dates...................   April 2 and    June 1 and
                             October 2     December 1
Final Expected Regular
 Distribution Date.......  Apr. 2, 2021   Dec. 1, 2006
Final Maturity Date......  Oct. 2, 2022   Dec. 1, 2006
Minimum Denomination.....     $1,000         $1,000
Section 1110
 Protection..............       Yes            Yes
Liquidity Facility
 Coverage................  3 semi-annual      None
                             interest
                             payments

------------
(1) In the case of the Prior Series, reflects aggregate amount of all classes of certificates of such series. Amounts are as of the expected issuance date of the Class D Certificates.

(2) Loan to Assumed Aircraft Value is as of the expected issuance date of the Class D Certificates. Loan to Assumed Aircraft Value for each Prior Series does not reflect the issuance of the Class D Certificates. Assumed Aircraft Value for each Prior Series is the aggregate of the original appraised value of each Aircraft financed under that series, determined shortly before such Prior Series was issued, reduced at an assumed depreciation rate of approximately 3% of the original appraised value per year after the year of delivery of such Aircraft. We have not obtained more recent appraisals of the Aircraft, and the oldest of the appraisals was prepared almost four years ago. In addition, we cannot assure you that our assumed rate of depreciation accurately reflects the decline in value of the Aircraft subsequent to their delivery. Therefore, you should not rely on these Assumed Aircraft Values as reflecting the current value of any Aircraft or any appraiser's current opinion of such value. The original appraised value of each Aircraft was the lesser of the average and median values of such Aircraft as appraised at about the time of the offering of the applicable Prior Series by three independent appraisal and consulting firms, projected as of the scheduled delivery month of such Aircraft. These appraisals were based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See "Risk Factors--Risk Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of Aircraft".

(3) In the case of Series 2000-2, we have calculated these percentages assuming that the Aircraft listed under "Future Deliveries" in the chart under "-- Equipment Notes and the Aircraft" are selected by Continental to be financed hereunder from among the 16 aircraft that are available and that such Aircraft are financed utilizing the maximum amount of debt pursuant to the terms of such series, although we are entitled to finance other Aircraft instead. In addition, we have assumed that we will finance a total of four Owned Aircraft thereunder.

EQUIPMENT NOTES AND THE AIRCRAFT

     The 63 Boeing aircraft expected to secure the Series D Equipment Notes to be purchased by the Class D Trust pursuant to this offering will consist of 59 aircraft that were acquired by Continental prior to the Issuance Date and four aircraft scheduled for delivery from August 2001 to December 2001. Set forth below is certain information about the aircraft (assuming for purposes of the chart below that the aircraft listed under "Future Deliveries" are selected by Continental to be financed hereunder from among the 16 aircraft that are available):

                                                                                                  PRINCIPAL     PRINCIPAL
                                                                                                   AMOUNT       AMOUNT OF
                                                                                                  OF SENIOR     SERIES D
                                                REGISTRATION   MANUFACTURER'S      DELIVERY       EQUIPMENT     EQUIPMENT
                AIRCRAFT TYPE                      NUMBER      SERIAL NUMBER       MONTH(1)       NOTES(2)      NOTES(3)
----------------------------------------------  ------------   --------------   --------------   -----------   -----------
PREVIOUSLY DELIVERED

PRIOR SERIES 1997-4

Boeing 737-524................................     N11656          28917          April 1998     $18,036,495   $     1,000
Boeing 737-524................................     N23657          28918           May 1998      18,036,495          1,000
Boeing 737-524................................     N18658          28919          June 1998      17,918,473          1,000
Boeing 737-524................................     N15659          28920          June 1998      17,918,473          1,000
Boeing 737-524................................     N14660          28921          July 1998      17,918,473          1,000

PRIOR SERIES 1998-1

Boeing 737-524................................     N14664          28925         August 1998     17,553,826        492,617
Boeing 737-524................................     N13665          28926         August 1998     18,411,000        255,682
Boeing 737-524................................     N14667          28927        September 1998   12,127,000      7,611,401
Boeing 737-524................................     N14668          28928         October 1998    12,127,000      7,611,401
Boeing 737-824................................     N26226          28935        December 1998    27,542,572          1,000
Boeing 757-224................................     N48127          28968        February 1998    32,084,559      1,745,450
Boeing 757-224................................     N17128          27567          March 1998     36,661,190          1,000
Boeing 757-224................................     N29129          28969          March 1998     36,661,190          1,000
Boeing 757-224................................     N19130          28970           May 1998      36,660,677          1,000
Boeing 757-224................................     N33132          29281          June 1998      32,895,484      4,514,833

PRIOR SERIES 1998-3

Boeing 737-724................................     N29717          28936         January 1999    20,140,936      5,117,659
Boeing 737-724................................     N13718          28937         January 1999    20,140,936      5,117,659
Boeing 737-724................................     N17719          28938        February 1999    24,133,840        898,492
Boeing 737-724................................     N13720          28939        February 1999    24,133,841        898,491
Boeing 737-724................................     N23721          28940          March 1999     24,133,841        898,491
Boeing 737-724................................     N27722          28789          April 1999     24,342,313        519,655
Boeing 737-724................................     N21723          28790          April 1999     24,342,313        519,655
Boeing 737-824................................     N13227          28788           May 1999      29,039,514      1,093,779
Boeing 757-224................................     N67134          29283        February 1999    35,854,516        480,732
Boeing 757-224................................     N41135          29284        February 1999    35,902,797        429,056
Boeing 757-224................................     N19136          29285          March 1999     35,948,984        379,326
Boeing 777-224ER..............................     N77006          29476        December 1998    82,272,052      1,857,715

PRIOR SERIES 1999-1

Boeing 737-724................................     N27734          28949        September 1999   21,484,522      3,532,443
Boeing 737-824................................     N14228          28792           May 1999      28,008,204      6,833,055
Boeing 737-824................................     N26232          28942          June 1999      28,008,204      6,785,724
Boeing 737-824................................     N14235          28947         August 1999     26,028,156      3,744,342
Boeing 777-224ER..............................     N78009          29479          April 1999     83,255,029     26,085,789
Boeing 777-224ER..............................     N79011          29859          June 1999      83,446,461     22,753,430

PRIOR SERIES 1999-2

Boeing 737-724................................     N24729          28945          July 1999      22,626,590      2,770,644
Boeing 737-724................................     N16732          28948         August 1999     22,652,076      2,742,152
Boeing 737-724................................     N14735          28950        September 1999   22,679,520      2,712,617
Boeing 737-724................................     N24736          28803        September 1999   22,679,520      2,712,617
Boeing 737-824................................     N35236          28801        September 1999   27,534,191      3,112,834
Boeing 737-824................................     N14240          28952         October 1999    27,166,073      3,471,816
Boeing 737-824................................     N18243          28806         October 1999    28,082,761      2,239,527
Boeing 737-824................................     N27246          28956        November 1999    27,070,163      2,238,278
Boeing 737-824................................     N14249          28809        December 1999    28,150,117      2,104,868
Boeing 757-224................................     N34137          30229        November 1999    37,073,108          1,000
Boeing 777-224ER..............................     N78013          29861        September 1999   83,180,869      6,038,022

                                                                                                  PRINCIPAL     PRINCIPAL
                                                                                                   AMOUNT       AMOUNT OF
                                                                                                  OF SENIOR     SERIES D
                                                REGISTRATION   MANUFACTURER'S      DELIVERY       EQUIPMENT     EQUIPMENT
                AIRCRAFT TYPE                      NUMBER      SERIAL NUMBER       MONTH(1)       NOTES(2)      NOTES(3)
----------------------------------------------  ------------   --------------   --------------   -----------   -----------
PRIOR SERIES 2000-1

Boeing 737-824................................     N37252          30583        September 2000   $27,027,573   $ 3,858,745
Boeing 737-824................................     N37253          30584        September 2000   26,982,212      3,951,584
Boeing 737-824................................     N76254          30779        September 2000   30,906,238        398,837
Boeing 757-224................................     N17139          30352        February 2000    37,341,896          1,000
Boeing 757-224................................     N41140          30353        February 2000    37,341,896          1,000
Boeing 757-224................................     N19141          30354          June 2000      38,171,925          1,000
Boeing 767-424ER..............................     N66051          29446         August 2000     55,748,275      8,304,820
Boeing 767-424ER..............................     N67052          29447        September 2000   59,625,897      5,733,621
Boeing 767-424ER..............................     N59053          29448         October 2000    62,013,645        158,387

PRIOR SERIES 2000-2

Boeing 737-924................................     N79402          30119          July 2001      31,812,000      5,393,039
Boeing 737-924................................     N38403          30120          July 2001      32,076,000        678,463
Boeing 767-224ER..............................     N68155          30434        February 2001    50,400,000      7,294,641
Boeing 767-224ER..............................     N76156          30435        February 2001    50,400,000      7,224,225
Boeing 767-224ER..............................     N67158          30437           May 2001      50,400,000          1,000
Boeing 767-424ER..............................     N66056          29451          June 2001      65,623,800     10,673,910

FUTURE DELIVERIES

PRIOR SERIES 2000-2

Boeing 737-824................................     N33264          31584         August 2001     30,712,500      2,467,894
Boeing 737-824................................     N76265          31585         August 2001     30,712,500      2,467,894
Boeing 737-924................................     N73406          30123        September 2001   32,076,000        529,844
Boeing 737-924................................     N37407          30124        September 2001   32,076,000        529,844

------------
(1) In the case of Aircraft listed under "Future Deliveries", the month listed is the scheduled month of delivery. The delivery deadline for purposes of financing a new aircraft pursuant to this offering is February 1, 2002 (or later under certain circumstances). The actual delivery date for any such new aircraft may be subject to delay or acceleration. See "Description of the Aircraft--Future Deliveries of Aircraft". Continental has the option to substitute other aircraft if the delivery of any Aircraft is expected to be delayed for more than 30 days after the month scheduled for delivery or beyond the delivery deadline. See "Description of the Aircraft--Substitute Aircraft".

(2) In the case of Aircraft listed under "Future Deliveries", the amounts listed are the maximum principal amount of Senior Equipment Notes that may be issued with respect to each Aircraft. The actual principal amount of Senior Equipment Notes issued for an Aircraft may be less depending on the circumstances of the financing of such Aircraft. For information concerning the maximum principal amount of Senior Equipment Notes applicable to other aircraft of the same type that Continental may choose to finance pursuant to this offering after the Issuance Date in lieu of certain aircraft listed under "Future Deliveries" in this chart, see "Description of the Aircraft--Future Deliveries of Aircraft".

(3) The principal amount of Series D Equipment Notes applicable to other aircraft of the same type that Continental may choose to finance pursuant to this offering after the Issuance Date in lieu of certain aircraft listed under "Future Deliveries" in this chart will be the same as listed above for such type.

AGGREGATE OUTSTANDING PRINCIPAL BALANCES

     The following table sets forth the outstanding principal balances for all Senior Equipment Notes (whether secured by Leased Aircraft or Owned Aircraft) and Series D Equipment Notes issued under each Prior Series and the outstanding amount of the Class D Certificates, in each case as of the expected Issuance Date and each December 1 Class D Regular Distribution Date thereafter. Although the Series D Equipment Notes will be secured only by Owned Aircraft, payments from all Equipment Notes held for the benefit of a Prior Series will distributed to Certificates of such Prior Series before distribution to the Class D Certificates. Accordingly, you should consider the payments required on all Equipment Notes held for each Prior Series in evaluating obligations that are senior to the Class D Certificates under such series. The Assumed Aircraft Values set forth below may not reflect current appraised values, as discussed in note (1) below.

                                        1997-4                                      1998-1
                       ----------------------------------------   -------------------------------------------
                          ASSUMED                                    ASSUMED
                          AIRCRAFT         SENIOR                    AIRCRAFT         SENIOR
        DATE              VALUE(1)         NOTES       SERIES D      VALUE(1)         NOTES        SERIES D
---------------------  --------------   ------------   --------   --------------   ------------   -----------
July 31, 2001........  $1,105,675,940   $683,346,467    $5,000    $1,143,905,201   $693,841,749   $22,235,385
December 1, 2001.....   1,105,675,940    683,346,467     5,000     1,125,562,268    689,185,874    22,235,385
December 1, 2002.....   1,082,150,920    648,452,523     5,000     1,101,614,135    631,455,254    22,235,385
December 1, 2003.....   1,058,625,900    615,352,107     5,000     1,077,666,001    612,137,350    22,235,385
December 1, 2004.....   1,035,100,880    584,439,287     5,000     1,053,717,868    577,041,040    22,235,385
December 1, 2005.....   1,011,575,860    541,869,630     5,000     1,029,769,734    531,907,087    22,235,385
December 1, 2006.....     916,860,840    484,672,514         0     1,005,821,601    490,936,068             0
                                        1998-3                                       1999-1
                        ----------------------------------------   -------------------------------------------
                          ASSUMED                                     ASSUMED
                          AIRCRAFT       SENIOR                       AIRCRAFT         SENIOR
        DATE              VALUE(1)       NOTES        SERIES D        VALUE(1)         NOTES        SERIES D
---------------------   ------------  ------------   -----------   --------------   ------------   -----------
July 31, 2001........   $760,800,907  $488,764,552   $18,210,710   $1,266,658,767   $754,379,521   $69,734,783
December 1, 2001.....    760,800,907   478,203,660    18,210,710    1,235,288,467    705,713,968    69,734,783
December 1, 2002.....    736,520,027   455,042,233    18,210,710    1,195,864,367    678,716,398    69,734,783
December 1, 2003.....    712,239,147   409,512,499    18,210,710    1,156,440,267    655,354,420    69,734,783
December 1, 2004.....    687,958,267   398,338,153    18,210,710    1,117,016,167    629,388,024    69,734,783
December 1, 2005.....    663,677,387   314,344,427    18,210,710    1,077,592,067    571,840,615    69,734,783
December 1, 2006.....    639,396,507   305,912,359             0    1,038,167,967    545,817,032             0

                                                  1999-2                                        2000-1
                                -------------------------------------------   -------------------------------------------
                                   ASSUMED                                       ASSUMED
                                   AIRCRAFT         SENIOR                       AIRCRAFT         SENIOR
             DATE                  VALUE(1)         NOTES        SERIES D        VALUE(1)         NOTES        SERIES D
------------------------------  --------------   ------------   -----------   --------------   ------------   -----------
July 31, 2001.................  $1,192,458,183   $698,687,555   $30,144,374   $1,237,033,857   $727,707,732   $22,408,994
December 1, 2001..............   1,155,578,033    682,033,096    30,144,374    1,214,934,377    722,241,502    22,408,994
December 1, 2002..............   1,118,697,883    661,810,854    30,144,374    1,177,359,087    701,669,814    22,408,994
December 1, 2003..............   1,081,817,733    642,062,120    30,144,374    1,139,783,797    674,058,618    22,408,994
December 1, 2004..............   1,044,937,583    547,629,668    30,144,374    1,102,208,507    657,415,804    22,408,994
December 1, 2005..............   1,008,057,433    529,349,048    30,144,374    1,064,633,217    570,237,345    22,408,994
December 1, 2006..............     971,177,283    510,483,506             0    1,027,057,927    536,053,964             0
                                                 2000-2(2)                       2001-2
                                -------------------------------------------   ------------
                                   ASSUMED
                                   AIRCRAFT         SENIOR                      CLASS D
             DATE                  VALUE(1)         NOTES        SERIES D     CERTIFICATES
------------------------------  --------------   ------------   -----------   ------------
July 31, 2001.................  $1,300,633,334   $840,958,000   $37,260,754   $200,000,000
December 1, 2001..............   1,300,633,334    823,043,015    37,260,754    200,000,000
December 1, 2002..............   1,261,588,791    751,978,447    37,260,754    200,000,000
December 1, 2003..............   1,222,544,247    720,769,374    37,260,754    200,000,000
December 1, 2004..............   1,183,499,704    701,099,833    37,260,754    200,000,000
December 1, 2005..............   1,144,455,161    666,778,188    37,260,754    200,000,000
December 1, 2006..............   1,105,410,618    638,735,932             0              0

------------
(1) Assumed Aircraft Value for each Prior Series is the aggregate of the ORIGINAL appraised value of each Aircraft financed under that series, determined shortly before such Prior Series was issued, reduced at an assumed depreciation rate of approximately 3% of the original appraised value per year after the year of delivery of such Aircraft. We have not obtained more recent appraisals of the Aircraft, and the oldest of the appraisals was prepared almost four years ago. In addition, we cannot assure you that our assumed rate of depreciation accurately reflects the decline in value of the Aircraft subsequent to their delivery. THEREFORE, YOU SHOULD NOT RELY ON THESE ASSUMED AIRCRAFT VALUES AS REFLECTING THE CURRENT VALUE OF ANY AIRCRAFT OR ANY APPRAISER'S CURRENT OPINION OF SUCH VALUE. The original appraised value of each Aircraft was the lesser of the average and median values of such Aircraft as appraised at about the time of the offering of the applicable Prior Series by three independent appraisal and consulting firms, projected as of the scheduled delivery month of such Aircraft. These appraisals were based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See "Risk Factors--Risk Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of Aircraft".

(2) Since all Aircraft have not yet been financed under the Series 2000-2, we have prepared this information assuming that the Series 2000-2 Trust will acquire the maximum principal amount of Equipment Notes for all Aircraft expected to be financed under such series and utilizing our expected amortization schedule for such Equipment Notes. The actual outstanding balances may differ.

OWNED AIRCRAFT OUTSTANDING PRINCIPAL BALANCES

     The following table sets forth the outstanding principal balances for the Senior Equipment Notes and Series D Equipment Notes secured by Owned Aircraft issued under each Prior Series and the outstanding amount of the Class D Certificates, in each case as of the expected Issuance Date and each December 1 Class D Regular Distribution Date thereafter. The Assumed Owned Aircraft Values set forth below may not reflect current appraised values, as discussed in note
(1) below.

                                         1997-4                                    1998-1
                          -------------------------------------   -----------------------------------------
                            ASSUMED                                 ASSUMED
                             OWNED                                   OWNED
                            AIRCRAFT       SENIOR                   AIRCRAFT        SENIOR
          DATE              VALUE(1)        NOTES      SERIES D     VALUE(1)        NOTES        SERIES D
------------------------  ------------   -----------   --------   ------------   ------------   -----------
July 31, 2001...........  $132,775,000   $89,828,408    $5,000    $416,071,600   $262,724,498   $22,235,385
December 1, 2001........   132,775,000    89,828,408     5,000     412,891,867    258,886,826    22,235,385
December 1, 2002........   129,950,000    78,480,383     5,000     404,106,934    217,099,101    22,235,385
December 1, 2003........   127,125,000    73,418,217     5,000     395,322,000    210,576,022    22,235,385
December 1, 2004........   124,300,000    71,816,442     5,000     386,537,067    197,452,194    22,235,385
December 1, 2005........   121,475,000    60,534,334     5,000     377,752,134    184,995,090    22,235,385
December 1, 2006........    47,460,000    27,822,833         0     368,967,200    161,821,951             0

                                            1998-3                                      1999-1
                           -----------------------------------------   -----------------------------------------
                             ASSUMED                                     ASSUMED
                              OWNED                                       OWNED
                             AIRCRAFT        SENIOR                      AIRCRAFT        SENIOR
          DATE               VALUE(1)        NOTES        SERIES D       VALUE(1)        NOTES        SERIES D
------------------------   ------------   ------------   -----------   ------------   ------------   -----------
July 31, 2001...........   $583,046,907   $380,385,884   $18,210,710   $432,343,863   $270,230,576   $69,734,783
December 1, 2001........    583,046,907    369,824,992    18,210,710    422,879,993    222,120,282    69,734,783
December 1, 2002........    564,439,027    350,271,597    18,210,710    409,383,823    212,998,510    69,734,783
December 1, 2003........    545,831,147    311,653,275    18,210,710    395,887,653    208,113,730    69,734,783
December 1, 2004........    527,223,267    303,660,991    18,210,710    382,391,483    203,148,884    69,734,783
December 1, 2005........    508,615,387    234,092,593    18,210,710    368,895,313    165,027,194    69,734,783
December 1, 2006........    490,007,507    226,579,875             0    355,399,143    159,663,951             0

                                                      1999-2                                      2000-1
                                     -----------------------------------------   -----------------------------------------
                                       ASSUMED                                     ASSUMED
                                        OWNED                                       OWNED
                                       AIRCRAFT        SENIOR                      AIRCRAFT        SENIOR
               DATE                    VALUE(1)        NOTES        SERIES D       VALUE(1)        NOTES        SERIES D
-----------------------------------  ------------   ------------   -----------   ------------   ------------   -----------
July 31, 2001......................  $565,880,863   $348,894,989   $30,144,374   $622,758,263   $375,159,557   $22,408,994
December 1, 2001...................   548,379,393    338,161,697    30,144,374    612,276,933    371,908,985    22,408,994
December 1, 2002...................   530,877,923    326,413,406    30,144,374    593,340,533    360,134,226    22,408,994
December 1, 2003...................   513,376,453    317,599,401    30,144,374    574,404,133    349,393,850    22,408,994
December 1, 2004...................   495,874,983    245,152,017    30,144,374    555,467,733    343,468,564    22,408,994
December 1, 2005...................   478,373,513    238,076,907    30,144,374    536,531,333    277,681,862    22,408,994
December 1, 2006...................   460,872,043    231,317,557             0    517,594,933    256,520,304             0

                                                     2000-2(2)                      2001-2
                                     -----------------------------------------   ------------
                                       ASSUMED
                                        OWNED
                                       AIRCRAFT        SENIOR                      CLASS D
               DATE                    VALUE(1)        NOTES        SERIES D     CERTIFICATES
-----------------------------------  ------------   ------------   -----------   ------------
July 31, 2001......................  $615,883,334   $406,288,800   $37,260,754   $200,000,000
December 1, 2001...................   615,883,334    387,254,505    37,260,754    200,000,000
December 1, 2002...................   597,389,299    367,918,816    37,260,754    200,000,000
December 1, 2003...................   578,895,263    356,337,580    37,260,754    200,000,000
December 1, 2004...................   560,401,228    345,121,491    37,260,754    200,000,000
December 1, 2005...................   541,907,192    334,966,318    37,260,754    200,000,000
December 1, 2006...................   523,413,157    316,891,587             0              0

------------
(1) Assumed Owned Aircraft Value for each Prior Series is the aggregate of the ORIGINAL appraised value of each Owned Aircraft financed under that series, determined shortly before such Prior Series was issued, reduced at an assumed depreciation rate of approximately 3% of the original appraised value per year after the year of delivery of such Aircraft. We have not obtained more recent appraisals of the Aircraft, and the oldest of the appraisals was prepared almost four years ago. In addition, we cannot assure you that our assumed rate of depreciation accurately reflects the decline in value of the Aircraft subsequent to their delivery. THEREFORE, YOU SHOULD NOT RELY ON THESE ASSUMED OWNED AIRCRAFT VALUES AS REFLECTING THE CURRENT VALUE OF ANY OWNED AIRCRAFT OR ANY APPRAISER'S CURRENT OPINION OF SUCH VALUE. The appraised value of each Aircraft is the lesser of the average and median values of such Aircraft as appraised at about the time of the offering of the applicable Prior Series by three independent appraisal and consulting firms, projected as of the scheduled delivery month of such Aircraft. These appraisals were based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See "Risk Factors--Risk Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of Aircraft".

(2) Since all Aircraft have not yet been financed under the Series 2000-2, we have prepared this information assuming that the Series 2000-2 Trust will acquire the maximum principal amount of Equipment Notes for a total of ten owned aircraft expected to be financed under such series and utilizing our expected amortization schedule for such Equipment Notes. The actual outstanding balances and the number of owned aircraft may differ.

CASH FLOW STRUCTURE

     Set forth below is a diagram illustrating the structure for certain cash flows relevant to the Class D Certificates and the Series D Equipment Notes to be issued in connection with this offering. For these purposes, we have only included three Prior Series, although there are seven Prior Series. For purposes of this diagram, all Prior Series are substantially the same.

[Diagram omitted, which shows that, in the case of each of the Series 1997-4, 1998-1 and 1998-3, Continental will pay to the Loan Trustees for Leased Aircraft and Owned Aircraft for such Series (a) the lease rental payments, which are assigned by the Owner Trustee, on Leased Aircraft and (b) the mortgage payments on Owned Aircraft. From such lease rental payments and mortgage payments with respect to each such Series, the Loan Trustees for such Series will make Equipment Note payments on the Series A Equipment Notes, the Series B Equipment Notes, the Series C Equipment Notes and the Series D Equipment Notes with respect to all Aircraft financed under such Series to the Subordination Agent for such Series. Excess rental payments will be paid by the Loan Trustees to the lessors for Leased Aircraft. From the Equipment Note payments with respect to each such Series, the Subordination Agent for such Series will pay principal, premium, if any, and interest distributions to the Class A Trustee, the Class B Trustee and the Class C Trustee for such Series. The Subordination Agent for each such Series may also receive advances, if any, from, and pay reimbursements, if any, to, the applicable Liquidity Providers. Each Subordination Agent will distribute any remaining distributions to the Class D Trustee, who will pay such remaining distributions to the Class D Certificateholders. The Depositary will make interest payments on the Deposits to the Escrow Agent. From such interest payments, the Escrow Agent will make payments to the Class D Certificateholders.]

------------

(1) Each Aircraft leased to Continental will be subject to a separate Lease and a related Indenture; each Aircraft owned by Continental will be subject to a separate Indenture. Series D Equipment Notes will be issued only for Aircraft owned by Continental.

(2) Advances by Liquidity Providers will not cover any amounts distributable with respect to the Class D Certificates.

(3) Paid in priority to distributions to the Class D Trustee.

(4) Initially, the proceeds of the offering of the Class D Certificates that are not used to purchase Series D Equipment Notes on the Issuance Date will be held in escrow and deposited with the Depositary. The Depositary will hold such funds as interest-bearing Deposits. The Class D Trust will withdraw funds from the Deposits to purchase Series D Equipment Notes from time to time as each Owned Aircraft is financed after the Issuance Date under the Series 2000-2, which also has a similar escrow and deposit arrangement. The scheduled payments of interest on the Series D Equipment Notes and on the Deposits, taken together, will be sufficient to pay accrued interest on the outstanding Class D Certificates.

THE OFFERING

Certificates Offered..........     Class D Certificates.

                                   The Class D Certificates will represent a fractional undivided interest in the Class D Trust. No other Certificates of the same Series will be issued.

Use of Proceeds...............     The proceeds from the sale of the Class D
                                   Certificates will be used as follows:

                                   -  If applied to acquire Series D Equipment
                                      Notes on the Issuance Date, such proceeds will be used by Continental for general corporate purposes.

                                   - If not so used on the Issuance Date, such proceeds will be deposited with the Depositary. Such Deposits thereafter are expected to be withdrawn to acquire Series D Equipment Notes, and such proceeds will be used by Continental to finance its acquisition of four new Boeing aircraft.

Subordination Agent, Trustee,
  Paying Agent and Loan
  Trustee.....................     Wilmington Trust Company.

Escrow Agent..................     Wells Fargo Bank Northwest, National
                                   Association.

Depositary....................     Credit Suisse First Boston, New York Branch.

Trust Property................     The property of the Class D Trust will
                                   include:

                                   - Series D Equipment Notes issued under each Prior Series acquired by the Class D Trust.

                                   - Funds from time to time deposited with the Class D Trustee.

Regular Distribution Dates....     June 1 and December 1, commencing on December
                                   1, 2001.

Record Dates..................     The fifteenth day preceding the related
                                   Distribution Date.

Distributions.................     The Class D Trustee will distribute all
                                   payments of principal, premium (if any) and interest received on the Series D Equipment
                                   Notes held in the Class D Trust to the
                                   holders of the Class D Certificates, subject to the subordination provisions of the Prior
                                   Series under which such Series D Equipment
                                   Notes are issued.

                                   Scheduled payments of principal and interest made on the Series D Equipment Notes will be distributed on the applicable Regular Distribution Dates.

                                   Payments of principal, premium (if any) and interest made on the Series D Equipment Notes resulting from any early redemption of such Equipment Notes will be distributed on a special distribution date after not less than 15 days' notice to Class D
                                   Certificateholders.

Subordination.................     Distributions under the Intercreditor
                                   Agreement for each Prior Series on the
                                   Certificates of such Prior Series and the Class D Certificates will be made in the following order:

                                   -  First, to the holders of the Class A
                                      Certificates of such Prior Series.

                                   -  Second, to the holders of the Class B
                                      Certificates of such Prior Series.

                                   -  Third, to the holders of the Class C
                                      Certificates of such Prior Series.

                                   -  Fourth, to the holders of the Class D
                                      Certificates.

                                   See "Description of the Intercreditor
                                   Agreements--Priority of Distributions". If
                                   Continental is in bankruptcy or certain other specified events have occurred but Continental is continuing to meet certain of its obligations, the subordination provisions applicable to the Certificates permit distributions to be made to junior Certificates prior to making distributions in full on the senior Certificates.

Control of Loan Trustee.......     The holders of at least a majority of the
                                   outstanding principal amount of Equipment
                                   Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Default is continuing thereunder.
                                   If an Indenture Default is continuing under an Indenture covered by a Prior Series, subject to certain conditions, the
                                   "Controlling Party" for such Prior Series will direct the applicable Loan Trustee
                                   (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the aircraft securing such Equipment Notes).

                                   The Controlling Party with respect to any Prior Series will be:

                                   -  The Class A Trustee of such Prior Series.

                                   - Upon payment of final distributions to the holders of the Class A Certificates of such Prior Series, the Class B Trustee of such Prior Series.

                                   - Upon payment of final distributions to the holders of the Class B Certificates of such Prior Series, the Class C Trustee of such Prior Series.

                                   - Upon payment of final distributions to the holders of the Class C Certificates of such Prior Series, the Class D Trustee.

                                   -  Under certain circumstances, and
                                      notwithstanding the foregoing, the
                                      liquidity provider with respect to such
                                      Prior Series with the largest amount owed to it.

                                   In exercising remedies with respect to any Prior Series during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any related Indenture or (b) the bankruptcy of Continental, the applicable Controlling Party may not direct the sale of such Equipment Notes or the aircraft subject to the lien of such Indenture for less than certain specified minimums or modify lease rental payments for such aircraft below a specified threshold.

Right to Buy Other Classes of
  Certificates................     If Continental is in bankruptcy or certain
                                   other specified events have occurred with respect to any Prior Series, the Certificateholders of such Prior Series and the Class D

                                   Certificateholders may have the right to buy certain Classes of Certificates of such Prior Series on the following basis:

                                   -  The Class B Certificateholders of such
                                      Prior Series will have the right to
                                      purchase all of the Class A Certificates of such Prior Series.

                                   -  The Class C Certificateholders of such
                                      Prior Series will have the right to
                                      purchase all of the Class A and Class B
                                      Certificates of such Prior Series.

                                   - The Class D Certificateholders will have the right to purchase all of the Class A, Class B and Class C Certificates of such Prior Series.

                                   The purchase price in each case described above will be the outstanding balance of the applicable Class of Certificates plus accrued and unpaid interest.

Escrowed Funds................     Funds in escrow for the Certificateholders of
                                   the Class D Trust will be held by the
                                   Depositary as Deposits relating to such
                                   Trust. The Class D Trustee may withdraw these funds from time to time to purchase Series D
                                   Equipment Notes prior to the deadline
                                   established for purposes of this offering. On each Regular Distribution Date, the
                                   Depositary will pay interest accrued on the Deposits at a rate per annum equal to the interest rate applicable to the Class D
                                   Certificates. The Deposits and interest paid thereon will not be subject to the subordination provisions applicable to the
                                   Certificates. The Deposits cannot be used to pay any other amount in respect of the Certificates.

Unused Escrowed Funds.........     All of the Deposits held in escrow may not be
                                   used to purchase Series D Equipment Notes by the deadline established for purposes of this offering. This may occur because of delays in the delivery of aircraft or other reasons.
                                   See "Description of the
                                   Certificates--Obligation to Purchase
                                   Equipment Notes". If any funds remain as Deposits after such deadline, the funds held as Deposits will be withdrawn by the Escrow
                                   Agent and distributed, with accrued and
                                   unpaid interest but without premium, to the Class D Certificateholders after at least 15 days' prior written notice. See "Description of the Deposit Agreement--Unused Deposits".

Obligation to Purchase
  Equipment Notes.............     On the Issuance Date, the Class D Trustee
                                   will purchase Series D Equipment Notes with respect to 59 Aircraft then owned by Continental.

                                   After the Issuance Date, upon each financing of an Owned Aircraft under the Series 2000-2, so long as adequate Deposits are available, the Class D Trustee will be obligated to purchase Series D Equipment Notes pursuant to the Note Purchase Agreement. Each Owned Aircraft financing will be entered into pursuant to forms of financing agreements prescribed by the Note Purchase Agreement. In addition, the terms of such financing agreements must contain the Mandatory Document Terms and must not vary the Mandatory Economic Terms set forth in the Note Purchase Agreement. Continental must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms prescribed by the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of any applicable Class of Certificates.

                                   The Class D Trustee will not be obligated to purchase Series D Equipment Notes if, at the time of issuance, Continental is in bankruptcy or certain other specified events have occurred. See "Description of the Certificates--Obligation to Purchase
                                   Equipment Notes".

Equipment Notes

  (a) Issuer...................    Continental.

  (b) Interest.................    The Series D Equipment Notes will accrue
                                   interest at the same rate per annum as the Class D Certificates, which is set forth on the cover page of this Prospectus Supplement.
                                   Interest will be payable on June 1 and
                                   December 1 of each year, commencing on the first such date after issuance of such Equipment Notes. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

  (c) Principal................    The entire principal amount of the Series D
                                   Equipment Notes is scheduled to be paid on December 1, 2006.

  (d) Redemption...............    Aircraft Event of Loss.  If an Event of Loss
                                   occurs with respect to an Owned Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed, unless
                                   Continental replaces such Aircraft under the related financing agreements. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium.

                                   Optional Redemption. Continental may elect to redeem the Equipment Notes with respect to an Owned Aircraft prior to maturity. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest plus a Make-Whole Premium. See "Description of the Equipment Notes--Redemption".

  (e) Security.................    The Series D Equipment Notes issued with
                                   respect to each Owned Aircraft will be
                                   secured by a first priority security interest in such Aircraft.

                                   There will not be cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable with respect to the remaining Aircraft.

  (f) Cross-collateralization..    The Series D Equipment Notes held for the
                                   Class D Trust will be cross-collateralized.
                                   This means that proceeds available from the sale of an Owned Aircraft that secures any such Series D Equipment Notes or from other exercise of remedies with respect to such Aircraft, after the payment of all other
                                   Equipment Notes issued with respect to such Aircraft, will be available to cover shortfalls with respect to other Series D

                                   Equipment Notes issued with respect to the same Prior Series. In the absence of any such shortfall, such excess proceeds will be held as additional collateral for the outstanding Series D Equipment Notes issued with respect to the same Prior Series until they have been paid in full and, once paid in full, for the Series D Equipment Notes issued with respect to the other Prior Series.

                                   Such excess proceeds will be subject to the Intercreditor Agreement of the Prior Series under which the Owned Aircraft that produced such excess proceeds was financed. As a result, such excess proceeds will be applied to satisfy required distributions to the Certificates of such Prior Series before any distribution is made to the Class D Trustee. However, excess proceeds used to pay Series D Equipment Notes of another Prior Series will not be subject to the Intercreditor Agreement of such other Prior Series.

  (g) Section 1110
  Protection..................     Continental's outside counsel will provide
                                   its opinion to the Class D Trustee that the benefits of Section 1110 of the U.S.
                                   Bankruptcy Code will be available with
                                   respect to the Series D Equipment Notes.

Certain Federal Income Tax
  Consequences................     Each Certificate Owner generally should
                                   report on its federal income tax return its pro rata share of income from the Deposits and income from the Series D Equipment Notes and other property held by the Class D Trust.
                                   See "Certain U.S. Federal Income Tax
                                   Consequences".

Certain ERISA
  Considerations..............     Each person who acquires a Class D
                                   Certificate will be deemed to have
                                   represented that either: (a) no employee benefit plan assets have been used to purchase such Certificate or (b) the purchase and holding of such Certificate are exempt from the prohibited transaction restrictions of the Employee Retirement Income Security
                                   Act of 1974 and the Internal Revenue Code of
                                   1986 pursuant to one or more prohibited
                                   transaction statutory or administrative
                                   exemptions. See "Certain ERISA
                                   Considerations".

Rating of the Certificates....     It is a condition to the issuance of the
                                   Class D Certificates that they be rated not less than Baa3 by Moody's and not less than BBB- by Standard & Poor's.

                                   The issuance of the Class D Certificates is also subject to receipt of written confirmation from Moody's and Standard & Poor's that the terms and the proposed issuance of the Class D Certificates and the Series D Equipment Notes will not result in a withdrawal, suspension or downgrading of the ratings of the Class A Certificates, the Class B Certificates or the Class C Certificates of any Prior Series. A rating is not a recommendation to purchase, hold or sell Certificates, since such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by a Rating Agency.

Rating of the Depositary......     The Depositary has short-term unsecured debt
                                   ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

                      SUMMARY FINANCIAL AND OPERATING DATA

     The following tables summarize certain consolidated financial data and certain operating data with respect to Continental. The following selected consolidated financial data for the years ended December 31, 2000, 1999 and 1998 are derived from the audited consolidated financial statements of Continental including the notes thereto incorporated by reference in the Prospectus and should be read in conjunction with those financial statements. The following selected consolidated financial data for the years ended December 31, 1997 and 1996 are derived from the selected financial data contained in Continental's Annual Report on Form 10-K for the year ended December 31, 2000, incorporated by reference in the Prospectus, and the audited consolidated financial statements of Continental for the years ended December 31, 1997 and 1996 and should be read in conjunction therewith. The consolidated financial data of Continental for the three months ended March 31, 2001 and 2000 are derived from the unaudited consolidated financial statements of Continental incorporated by reference in this Prospectus Supplement, which include all adjustments (consisting solely of normal recurring accruals) that Continental considers necessary for the fair presentation of the financial position and results of operations for these periods. Operating results for the three months ended March 31, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001.

                                         THREE MONTHS
                                       ENDED MARCH 31,                YEAR ENDED DECEMBER 31,
                                       ----------------    ----------------------------------------------
                                        2001      2000      2000      1999      1998      1997      1996
                                       ------    ------    ------    ------    ------    ------    ------
                                                (IN MILLIONS OF DOLLARS, EXCEPT OPERATING DATA,
                                                           PER SHARE DATA AND RATIOS)
FINANCIAL DATA--OPERATIONS:
Operating Revenue....................  $2,451    $2,277    $9,899    $8,639    $7,927    $7,194    $6,347
Operating Expenses...................   2,375     2,214     9,170     8,039(1)  7,226(2)  6,478     5,822(3)
                                       ------    ------    ------    ------    ------    ------    ------
Operating Income.....................      76        63       729       600       701       716       525
Nonoperating Income (Expense), net...     (57)      (40)     (158)      198(4)    (53)      (76)      (97)
                                       ------    ------    ------    ------    ------    ------    ------
Income before Income Taxes, Minority
  Interest, Extraordinary Charges and
  Cumulative Effect of Change in
  Accounting Principles..............      19        23       571       798(5)    648       640       428
Net Income...........................  $    9    $   14    $  342    $  455    $  383    $  385    $  319
                                       ======    ======    ======    ======    ======    ======    ======
Earnings per Common Share............  $ 0.17    $ 0.21    $ 5.62    $ 6.54(6) $ 6.34    $ 6.65    $ 5.75
                                       ======    ======    ======    ======    ======    ======    ======
Earnings per Common Share Assuming
  Dilution...........................  $ 0.16    $ 0.21    $ 5.45    $ 6.20(7) $ 5.02    $ 4.99    $ 4.17
                                       ======    ======    ======    ======    ======    ======    ======
Ratio of Earnings to Fixed
  Charges(8).........................    1.03x     1.06x     1.51x     1.80x     1.94x     2.07x     1.81x
                                       ======    ======    ======    ======    ======    ======    ======
OPERATING DATA(9):
Revenue passenger miles
  (millions)(10).....................  15,114    15,005    64,161    60,022    53,910    47,906    41,914
Available seat miles
  (millions)(11).....................  21,459    20,951    86,100    81,946    74,727    67,576    61,515
Passenger load factor(12)............    70.4%     71.6%     74.5%     73.2%     72.1%     70.9%     68.1%
Breakeven passenger load
  factor(13)(14).....................    65.0%     68.2%     65.6%     64.7%     61.6%     60.1%     60.7%
Passenger revenue per available seat
  mile (cents)(15)...................    9.76      9.33      9.84      9.12      9.23      9.29      9.01
Operating cost per available seat
  mile (cents)(14)(16)...............    9.91      9.68      9.69      8.99      8.89      9.04      8.75
Average yield per revenue passenger
  mile (cents)(17)...................   13.86     13.03     13.20     12.45     12.79     13.11     13.22
Average length of aircraft flight
  (miles)............................   1,164     1,131     1,159     1,114     1,044       967       896

                                                              MARCH 31,    DECEMBER 31,
                                                                2001           2000
                                                              ---------    ------------
                                                              (IN MILLIONS OF DOLLARS)
FINANCIAL DATA--BALANCE SHEET:
ASSETS:
  Cash, Cash Equivalents and Short-Term Investments.........   $1,007         $1,395
  Other Current Assets......................................    1,174          1,064
  Total Property and Equipment, Net.........................    5,504          5,163
  Routes, Gates and Slots, Net..............................    1,068          1,081
  Other Assets, Net.........................................      515            498
                                                               ------         ------
     Total Assets...........................................   $9,268         $9,201
                                                               ======         ======
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Current Liabilities.......................................   $3,174         $2,980
  Long-Term Debt and Capital Leases.........................    3,639          3,374
  Deferred Credits and Other Long-Term Liabilities..........    1,043            995
  Continental-Obligated Mandatorily Redeemable Preferred
     Securities of Subsidiary Trust Holding Solely
     Convertible Subordinated Debentures(18)................      243            242
  Redeemable Common Stock(19)...............................       --            450
  Common Stockholders' Equity...............................    1,169          1,160
                                                               ------         ------
     Total Liabilities and Stockholders' Equity.............   $9,268         $9,201
                                                               ======         ======

------------
 (1) Includes an $81 million fleet disposition/impairment loss resulting from Continental's decision to accelerate the retirement of six DC-10-30 aircraft and the disposal of related excess inventory.

 (2) Includes a $122 million fleet disposition/impairment loss resulting from Continental's decision to accelerate the retirement of certain jet and turboprop aircraft.

 (3) Includes a $128 million fleet disposition loss associated primarily with Continental's decision to accelerate the replacement of certain jet aircraft.

 (4) Includes a $297 million gain on the sale of the Company's interest in AMADEUS Global Travel Distribution S.A.

 (5) Reflects income before income taxes and cumulative effect of a change in accounting principle. During 1999, Continental recorded a $33 million charge for the cumulative effect of changes in the accounting for the sale of frequent flyer mileage credits to participating partners and preoperating costs related to the integration of new types of aircraft.

 (6) Reflects earnings per common share after cumulative effect of changes in accounting principles. See Note (5) for a description of the changes in accounting principles. Earnings per common share for the year ended December 31, 1999 was $7.02 before the cumulative effect of such changes in accounting principles.

 (7) Reflects earnings per common share assuming dilution after cumulative effect of changes in accounting principles. See Note (5) for a description of the changes in accounting principles. Earnings per common share assuming dilution for the year ended December 31, 1999 was $6.64 before the cumulative effect of such changes in accounting principles.

 (8) For purposes of calculating this ratio, earnings consist of income before income taxes, minority interest, extraordinary charges and cumulative effect of a change in accounting principle plus interest expense (net of capitalized interest), the portion of rental expense representative of interest expense and amortization of previously capitalized interest. Fixed charges consist of interest expense and the portion of rental expense representative of interest expense.

 (9) Includes operating data for CMI, but does not include operating data for Express's regional jet operations or turboprop operations.

(10) The number of scheduled miles flown by revenue passengers.

(11) The number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.

(12) Revenue passenger miles divided by available seat miles.

(13) The percentage of seats that must be occupied by revenue passengers in order for the airline to break even on an income before income taxes basis, excluding nonrecurring charges, nonoperating items and other special items.

(14) Excludes a $81 million fleet disposition/impairment loss in 1999, a $122 million fleet disposition/impairment loss in 1998 and a $128 million fleet disposition loss in 1996. See Notes (1), (2) and (3) for description of the charges.

(15) Passenger revenue divided by available seat miles.

(16) Operating expenses divided by available seat miles.

(17) The average revenue received for each mile a revenue passenger is carried.

(18) The sole assets of the Trust are convertible subordinated debentures with an aggregate principal amount of $250 million, which bear interest at the rate of 6% per annum and mature on November 15, 2030. Upon repayment, the Continental-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust will be mandatorily redeemed.

(19) Represents the Company's commitment to repurchase 6.7 million shares of Class A common stock of Continental owned by Northwest Airlines Corporation. The transaction closed on January 22, 2001 and was accounted for as an equity transaction.

                                  RISK FACTORS

RISK FACTORS RELATING TO THE COMPANY

  HIGH LEVERAGE AND SIGNIFICANT FINANCING NEEDS

     Continental has a higher proportion of debt compared to its equity capital than some of its principal competitors. In addition, Continental has less cash resources than some of its principal competitors. A majority of Continental's property and equipment is subject to liens securing indebtedness. Accordingly, Continental may be less able than some of its competitors to withstand a prolonged recession in the airline industry or respond as flexibly to changing economic and competitive conditions.

     As of March 31, 2001, Continental had:

      -- approximately $4.0 billion (including current maturities) of long-term debt and capital lease obligations.

      -- approximately $1.4 billion of Continental-obligated mandatorily redeemable preferred securities of trust, redeemable common stock and common stockholders' equity.

      --   approximately $1.0 billion in cash and cash equivalents.

     Continental has substantial commitments for capital expenditures, including for the acquisition of new aircraft. As of March 31, 2001, Continental had agreed to acquire or lease a total of 90 Boeing jet aircraft through 2005. Continental anticipates taking delivery of 36 Boeing jet aircraft in 2001 (four of which were placed in service during the first quarter of 2001). Continental also has options for an additional 97 aircraft (exercisable subject to certain conditions). The estimated aggregate cost of Continental's firm commitments for Boeing aircraft is approximately $4 billion. Continental currently plans to finance its new Boeing aircraft with a combination of enhanced pass through trust certificates, lease equity and other third-party financing, subject to availability and market conditions. As of March 31, 2001, Continental had approximately $679 million in financing arranged for such Boeing deliveries. Continental also has commitments or letters of intent for backstop financing for approximately 19% of the anticipated remaining acquisition cost of future Boeing deliveries. In addition, at March 31, 2001, Continental had firm commitments to purchase 25 spare engines related to the new Boeing aircraft for approximately $150 million, which will be deliverable through March 2005.

     As of March 31, 2001, Express, Continental's subsidiary that operates regional jet and turboprop aircraft, had firm commitments for 168 Embraer regional jets with options for an additional 100 Embraer regional jets exercisable through 2007. Express anticipates taking delivery of 41 regional jets in 2001 (ten of which were delivered in the first quarter of 2001). As of March 31, 2001, the estimated cost of Continental's firm commitments for Embraer regional jets was approximately $3 billion. Neither Express nor Continental will have any obligation to take any such firm Embraer aircraft that are not financed by a third party and leased to Continental.

     For 2000, cash expenditures under operating leases relating to aircraft approximated $864 million, compared to $758 million for 1999, and approximated $353 million relating to facilities and other rentals compared to $328 million in 1999. Continental expects that its operating lease expenses for 2001 will increase over 2000 amounts.

     Additional financing will be needed to satisfy Continental's capital commitments. We cannot predict whether sufficient financing will be available for capital expenditures not covered by firm financing commitments.

 CONTINENTAL'S HISTORICAL OPERATING RESULTS

     Continental has recorded positive net income in each of the last six years. However, Continental experienced significant operating losses in the previous eight years. Historically, the financial results of the U.S. airline industry have been cyclical. We cannot predict future industry conditions.

 SIGNIFICANT COST OF AIRCRAFT FUEL

     Fuel costs constitute a significant portion of Continental's operating expenses. Fuel costs were approximately 14.5% and 15.1% of operating expenses for the three months ended March 31, 2001 and 2000, respectively, 15.6% of operating expenses for the year ended December 31, 2000, and 9.7% for the year ended December 31, 1999 (excluding fleet disposition/impairment losses).

     Fuel prices and supplies are influenced significantly by international political and economic circumstances. We enter into petroleum swap contracts, petroleum call option contracts and/or jet fuel purchase commitments to provide some short-term protection (generally three to six months) against a sharp increase in jet fuel prices. Our fuel hedging strategy could result in Continental not fully benefiting from certain fuel price declines. If a fuel supply shortage were to arise from OPEC production curtailments, a disruption of oil imports or otherwise, higher fuel prices or a reduction of scheduled airline service could result. Significant changes in fuel costs or continuation of current high jet fuel prices would materially affect Continental's operating results.

 LABOR COSTS

     Labor costs constitute a significant percentage of Continental's total operating costs, and Continental experiences competitive pressure to increase wages and benefits. In July 2000, Continental completed a three-year program bringing all employees to industry standard wages and also announced and began to implement a phased plan to bring employee benefits to industry standard levels by 2003. The plan provides for increases in vacation, paid holidays, increased 401(k) Company matching contributions and additional past service retirement credit for most senior employees.

     Collective bargaining agreements between Continental and its mechanics (who are represented by the International Brotherhood of Teamsters) and between both Continental and Express and their respective pilots (who are represented by the Air Line Pilots Association) become amendable in January 2002 and October 2002, respectively. Negotiations with the union representing our mechanics will commence later this year, and negotiations with the union representing Continental and Express pilots will follow. Other U.S. air carriers that have recently negotiated collective bargaining contracts have agreed to significant pay and benefit increases. We anticipate increased labor costs in connection with renegotiation of our collective bargaining agreements. In addition, certain other U.S. air carriers have experienced work slowdowns, strikes or other labor disruptions in connection with contract negotiations. Although Continental enjoys generally good relations with its employees, there can be no assurance that Continental will not experience labor disruptions in the future.

RISK FACTORS RELATING TO THE AIRLINE INDUSTRY

  COMPETITION AND INDUSTRY CONDITIONS

     The airline industry is highly competitive and susceptible to price discounting. Carriers have used discount fares to stimulate traffic during periods of slack demand, to generate cash flow and to increase market share. Some of Continental's competitors have substantially greater financial resources or lower cost structures than Continental.

     Airline profit levels are highly sensitive to changes in fuel costs, fare levels and passenger demand. Passenger demand and fare levels have in the past been influenced by, among other things, the general state of the economy (both internationally and domestically), international events, airline capacity and pricing actions taken by carriers. Domestically, from 1990 to 1993, the weak U.S. economy, turbulent international events and extensive price discounting by carriers contributed to unprecedented losses for U.S. airlines. After 1993, the U.S. economy improved and excessive price discounting abated.

     The airline industry is currently experiencing a decline in traffic, particularly business traffic (which has a higher yield than leisure traffic), due to the recent slowing of growth in the economy. Continental experienced a decline in both load factor and yield in May and June, 2001, as compared to the same month in 2000, resulting in a decrease in system-wide passenger revenue per available seat mile of approximately 10 to

12 percent in June and 9 to 11 percent in May, as compared to the applicable month in the prior year. Continental anticipates that softening economic conditions, domestically and globally, will continue to put pressure on the industry and Continental while those conditions continue.

     In recent years, the major U.S. airlines have sought to form marketing alliances with other U.S. and foreign air carriers. Such alliances generally provide for "code-sharing", frequent flyer reciprocity, coordinated scheduling of flights of each alliance member to permit convenient connections and other joint marketing activities. Such arrangements permit an airline to market flights operated by other alliance members as its own. This increases the destinations, connections and frequencies offered by the airline, which provide an opportunity to increase traffic on such airline's segment of flights connecting with alliance partners. The Northwest Alliance is an example of such an arrangement, and Continental has existing alliances with numerous other air carriers. Other major U.S. airlines have alliances or planned alliances more extensive than Continental's. We cannot predict the extent to which Continental will benefit from its alliances or be disadvantaged by competing alliances.

     In recent years, and particularly since its deregulation in 1978, the U.S. airline industry has also undergone substantial consolidation, and it may in the future undergo additional consolidation. For example, in May 2000, United, the nation's largest commercial airline, announced its agreement to acquire US Airways, the nation's sixth largest commercial airline, subject to regulatory approvals and other conditions. In connection with its proposed acquisition of US Airways, United Airlines agreed to sell a portion of US Airways' assets to American Airlines and to sell three regional airlines to Atlantic Coast Airlines, another regional airline. In April 2001, American acquired the majority of Trans World Airlines, Inc.'s assets. Continental routinely monitors changes in the competitive landscape and engages in analysis and discussions regarding its strategic position, including alliances and business combination transactions. Continental has had, and anticipates it will continue to have, discussions with third parties regarding strategic alternatives. The impact on Continental of these transactions and any additional consolidation within the U.S. airline industry cannot be predicted at this time.

  REGULATORY MATTERS

     Airlines are subject to extensive regulatory and legal compliance requirements that engender significant costs. In the last several years, the Federal Aviation Administration ("FAA") has issued a number of directives and other regulations relating to the maintenance and operation of aircraft that have required significant expenditures. Such FAA requirements cover, among other things, retirement of older aircraft, security measures, collision avoidance systems, airborne windshear avoidance systems, noise abatement, commuter aircraft safety and increased inspections and maintenance procedures to be conducted on older aircraft. We expect to continue incurring expenses in complying with the FAA's regulations.

     Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce revenues. For instance, "passenger bill of rights" legislation was introduced in Congress that would, among other things, require the payment of compensation to passengers as a result of certain delays, and limit the ability of carriers to prohibit or restrict usage of certain tickets in manners currently prohibited or restricted.

     The DOT has proposed rules that would significantly limit major carriers' ability to compete with new entrant carriers. If adopted, these measures could have the effect of raising ticket prices, reducing revenue and increasing costs. Restrictions on the ownership and transfer of airline routes and takeoff and landing slots have also been proposed. The ability of U.S. carriers to operate international routes is subject to change because the applicable arrangements between the United States and foreign governments may be amended from time to time, or because appropriate slots or facilities are not made available. We cannot provide assurance that laws or regulations enacted in the future will not adversely affect us.

RISK FACTORS RELATING TO THE CERTIFICATES AND THE OFFERING

  APPRAISALS AND REALIZABLE VALUE OF AIRCRAFT

     In connection with the offering of each Prior Series, three independent appraisal and consulting firms prepared appraisals of the Aircraft expected to be financed pursuant to such Prior Series. See "Experts" for the names of such firms. Reports summarizing such appraisals have been attached as Exhibits to a recent Continental Current Report on Form 8-K, filed with the Commission, and are incorporated herein by reference. See "Incorporation of Certain Documents by Reference". We have not obtained more recent appraisals of the Aircraft, and the oldest of the appraisals was prepared almost four years ago.

     The original "appraised value" of an Aircraft for purposes of the offering of a Prior Series was the lesser of the average and median values of such Aircraft as set forth in the three appraisals obtained for such offering. Such appraisals were based on varying assumptions and methodologies (as stated in such reports), which differ among the appraisers, and were prepared without physical inspection of the Aircraft. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in such appraisals.

     An appraisal is only an estimate of value. It does not indicate the price at which an Aircraft may be purchased from the Aircraft manufacturer. Nor should an appraisal be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. In particular, the appraisals of the Aircraft were estimates at about the time of the offering of each Prior Series of values of Aircraft expected to be financed under such Prior Series as of future delivery dates.

     In calculating the assumed aircraft value of an Aircraft for purposes of this Prospectus Supplement, we have assumed that the original appraised value of such Aircraft depreciated by approximately 3% of its initial appraised value per year after the year of delivery of such Aircraft. We cannot assure you that our assumed rate of depreciation accurately reflects the decline in value of any Aircraft subsequent to its delivery. The actual value of an Aircraft can fluctuate over time with greater volatility than the 3% annual depreciation rate that we have assumed for purposes of calculating assumed aircraft values. Therefore, you should not rely on the assumed aircraft values of the Aircraft set forth in this Prospectus Supplement as reflecting the current value of any Aircraft or any appraiser's current opinion of such value.

     The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on market and economic conditions, the supply of similar aircraft, the availability of buyers, the condition of the Aircraft and other factors. Accordingly, we cannot assure you that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the applicable Certificates.

  PRIORITY OF DISTRIBUTIONS; SUBORDINATION

     The Class D Certificates are subordinated to the Class A, B and C Certificates in rights to distributions made in respect of the Prior Series under which such Class A, B and C Certificates were issued. See "Description of the Certificates--Subordination". Consequently, a payment default under any Equipment Note or the occurrence of a Triggering Event may cause the distribution to more senior Classes of Certificates of payments received from payment on one or more junior series of Equipment Notes. If this should occur, the interest accruing on the remaining Equipment Notes would be less than the interest accruing on the remaining Certificates. This is because the remaining Certificates of the junior Classes accrue interest at a higher rate than the remaining Equipment Notes, which include series applicable to the senior Classes bearing interest at a lower rate. As a result of this possible interest shortfall, the holders of the Class D Certificates may not receive the full amount due to them after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full.

  CONTROL OVER COLLATERAL; SALE OF COLLATERAL

     If an Indenture Default is continuing, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the applicable "Controlling Party" in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft securing such

Equipment Notes. See "Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default".

     The Controlling Party with respect to any Prior Series will be:

      --   The Class A Trustee of such Prior Series.

      -- Upon payment of final distributions to the holders of the Class A Certificates of such Prior Series, the Class B Trustee of such Prior Series.

      -- Upon payment of final distributions to the holders of the Class B Certificates of such Prior Series, the Class C Trustee of such Prior Series.

      -- Upon payment of final distributions to the holders of the Class C Certificates of such Prior Series, the Class D Trustee.

      -- Under certain circumstances, and notwithstanding the foregoing, the liquidity provider with respect to such Prior Series with the largest amount owed to it.

     During the continuation of any Indenture Default under an Indenture covered by a Prior Series, the Controlling Party for such Prior Series may direct the acceleration and sale of the Equipment Notes issued under such Indenture, subject to certain limitations. See "Description of the Intercreditor Agreements--Intercreditor Rights--Sale of Equipment Notes or Aircraft". The market for Equipment Notes during any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If the Controlling Party directs the sale of any Equipment Notes for less than their outstanding principal amount, the Class D Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Continental or any Trustee.

  RATINGS OF THE CLASS D CERTIFICATES

     It is a condition to the issuance of the Class D Certificates that they be rated not lower than Baa3 by Moody's and not lower than BBB- by Standard & Poor's. The issuance of the Class D Certificates is also subject to receipt of written confirmation from Moody's and Standard & Poor's that the terms and the proposed issuance of the Class D Certificates and the Series D Equipment Notes will not result in a withdrawal, suspension or downgrading of the ratings of the Class A Certificates, the Class B Certificates or the Class C Certificates of any Prior Series. A rating is not a recommendation to purchase, hold or sell Certificates, since such rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of Continental or the Depositary) so warrant.

     The rating of the Class D Certificates is based primarily on the default risk of the Equipment Notes and the Depositary, the collateral value provided by the Aircraft relating to the Equipment Notes and the subordination provisions applicable to the Certificates. Standard & Poor's has indicated that its rating applies to a unit consisting of Class D Certificates representing the Trust Property and Escrow Receipts initially representing undivided interests in certain rights to $5,995,476 of Deposits. Amounts deposited under the Escrow Agreements are not property of Continental and are not entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Neither the Class D Certificates nor the Escrow Receipts may be separately assigned or transferred.

  RETURN OF ESCROWED FUNDS

     Under certain circumstances, all of the funds held in escrow as Deposits may not be used to purchase Series D Equipment Notes by the deadline established for purposes of this offering. See "Description of the Deposit Agreement--Unused Deposits". If any funds remain as Deposits after such deadline, they will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest but without any premium, to the Class D Certificateholders.

  LIMITED ABILITY TO RESELL THE CLASS D CERTIFICATES

     Prior to this offering, there has been no public market for the Class D Certificates. Neither Continental nor any Trust intends to apply for listing of the Class D Certificates on any securities exchange or otherwise. The Underwriters may assist in resales of the Class D Certificates, but they are not required to do so. A secondary market for the Class D Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class D Certificates.

                              RECENT DEVELOPMENTS

PROPOSED INITIAL PUBLIC OFFERING OF CONTINENTAL EXPRESS

     Continental has announced that its wholly owned subsidiary, ExpressJet Holdings, Inc. ("Holdings"), filed a registration statement with the Commission for a proposed initial public offering of its Class A common stock. Holdings wholly owns ExpressJet Airlines, Inc., the regional airline that operates as Continental Express ("Express"). Such registration statement has not yet become effective. If such offering is completed, Continental intends to distribute its remaining shares of Holdings as a dividend to Continental's stockholders soon after six months have elapsed from the closing of such offering. This distribution will be subject to receipt of a favorable ruling from the Internal Revenue Service that it will not be taxable to Continental or its stockholders.

     In connection with the planned offering, Continental intends to prepay a portion of its outstanding indebtedness.

     Continental has filed a Current Report on Form 8-K with the Commission that includes unaudited pro forma consolidated condensed financial statements that give effect to Continental's planned distribution of its shares of Holdings, the expected prepayment by Continental of $150 million of its debt in connection with the planned offering and the capacity purchase agreement between Continental and Express that became effective January 1, 2001. The Current Report has been incorporated by reference in this Prospectus Supplement. See "Incorporation of Certain Documents by Reference". Based on these pro forma financial statements, if these transactions had been completed as of January 1, 2000, Continental's net income for the year 2000 would have been $318 million, rather than $342 million as reported. Similarly, if these transactions had been completed as of January 1, 2001, for the three months ended March 31, 2001, Continental would have broken even on a net income basis, as compared to net income of $9 million as reported. These pro forma financial statements have been prepared for illustrative purposes only, are subject to certain assumptions and limitations stated therein and are not necessarily indicative of the operating results or financial position that would have occurred if the transactions had been consummated at the assumed dates, nor are they necessarily indicative of future results of operations. The pro forma financial statements should be read in conjunction with Continental's audited historical financial statements and the related notes thereto and the other information about Continental filed with the Commission.

     Consummation of the proposed offering and related distribution are subject to a number of conditions. No assurance can be given that either the offering or the distribution to Continental's stockholders will be completed.

                                USE OF PROCEEDS

     The proceeds from the sale of the Class D Certificates applied to acquire Series D Equipment Notes on the Issuance Date will be used by Continental for general corporate purposes, including working capital and other liquidity requirements. To the extent the proceeds are not so used on the Issuance Date, they will be deposited with the Depositary on behalf of the Escrow Agent for the benefit of the Class D Certificateholders. Such Deposits thereafter are expected to be withdrawn to acquire Series D Equipment Notes, and such proceeds will be used by Continental to finance its acquisition of four new Boeing aircraft.

                                  THE COMPANY

     Continental Airlines, Inc. ("Continental" or the "Company") is a major United States air carrier engaged in the business of transporting passengers, cargo and mail. Continental is the fifth largest United States airline (as measured by revenue passenger miles in 2000) and, together with its wholly owned subsidiaries, Express and Continental Micronesia, Inc. ("CMI"), serves 227 airports worldwide. As of June 30, 2001, Continental flew to 132 domestic and 95 international destinations and offered additional connecting service through alliances with domestic and foreign carriers. Continental directly serves 17 European cities, 8 South American cities, Tokyo, Hong Kong and Tel Aviv and is one of the leading airlines providing service to Mexico and Central America, serving more destinations there than any other United States airline. Through its Guam hub, CMI provides extensive service in the western Pacific, including service to more Japanese cities than any other United States carrier. The Company's executive offices are located at 1600 Smith Street, Houston, Texas 77002.

DOMESTIC OPERATIONS

     Continental operates its domestic route system primarily through its hubs at Newark International Airport ("Newark"), George Bush Intercontinental Airport ("Bush Intercontinental") in Houston and Hopkins International Airport ("Hopkins International") in Cleveland. The Company's hub system allows it to transport passengers between a large number of destinations with substantially more frequent service than if each route were served directly. The hub system also allows Continental to add service to a new destination from a large number of cities using only one or a limited number of aircraft. As of June 30, 2001, Continental operated 56% of the average daily jet departures from Newark, 78% of the average daily jet departures from Bush Intercontinental, and 51% of the average daily jet departures from Hopkins International (in each case excluding regional jets). Each of Continental's domestic hubs is located in a large business and population center, contributing to a high volume of "origin and destination" traffic.

  CONTINENTAL EXPRESS

     Continental's jet service at each of its domestic hub cities is coordinated with Express, which operates new-generation regional jets and turboprop aircraft under the name "Continental Express". The regional jets average two years of age and seat either 37 or 50 passengers. The turboprop aircraft average approximately 10 years of age and seat 46 or fewer passengers. Continental has announced a planned initial public offering and subsequent spin-off of its ownership interest in Express, subject to a number of conditions. See "Recent Developments--Proposed Initial Public Offering of Continental Express".

     As of June 30, 2001, Express served 42 destinations from Newark (39 by regional jet), 64 destinations from Bush Intercontinental (47 by regional jet) and 59 destinations from Hopkins International (44 by regional jet). In addition, commuter feed traffic is currently provided by other code-sharing partners.

     Continental believes Express's regional jet and turboprop operations complement Continental's jet operations by allowing more frequent service to small cities than could be provided economically with conventional jet aircraft and by carrying traffic that connects onto Continental's jets. In many cases, Express (and Continental) compete for such connecting traffic with commuter airlines owned by or affiliated with other major airlines operating out of the same or other cities. Continental believes that Express's new regional jets provide greater comfort and enjoy better customer acceptance than its turboprop aircraft. The regional jets also allow Express to serve certain routes that cannot be served by turboprop aircraft. Continental anticipates that Express's fleet will be entirely comprised of regional jets by 2004.

  DOMESTIC CARRIER ALLIANCES

     Continental has entered into and continues to develop alliances with domestic carriers. In 1998, the Company entered into a long-term global alliance with Northwest Airlines, Inc. ("Northwest Airlines"). Contemporaneously with the commencement of the Northwest Alliance, Northwest Airlines Corporation ("Northwest") purchased from a stockholder of the Company approximately 8.7 million shares of Class A common stock, par value $.01 per share ("Class A common stock"), of the Company. On January 22, 2001, the Company repurchased approximately 6.7 million of such shares for $450 million, and reclassified all issued shares of Class A common stock into Class B common stock, par value $.01 per share ("Class B common stock"). At the same time, Continental and Northwest Airlines extended the term of the Northwest Alliance through 2025, subject to earlier termination by either carrier in the event of certain changes in control of either Northwest Airlines or Continental. The Northwest Alliance provides that each carrier will place its code on a large number of the flights of the other and includes reciprocity of frequent flyer programs and executive lounge access. Significant other joint marketing activities are being undertaken, while preserving the separate identities of the carriers. Northwest Airlines and Continental have also begun to enter into joint contracts with major corporations and travel agents with the objective of creating access to a broader product line encompassing the route systems of both carriers. Continental has also entered into agreements to code share with certain Northwest Airlines regional affiliates.

     Continental also has domestic code-sharing agreements with America West Airlines, Inc., Gulfstream International Airlines, Inc. ("Gulfstream"), Mesaba Aviation, Inc., Hawaiian Airlines, Inc., Alaska Airlines, Inc., Horizon Airlines, Inc., Champlain Enterprises, Inc. (doing business as CommutAir) and American Eagle Airlines, Inc. Continental also owns 28% of the common equity of Gulfstream.

INTERNATIONAL OPERATIONS

     Continental directly serves destinations throughout Europe, Canada, Mexico, Central and South America and the Caribbean as well as Tokyo, Hong Kong and Tel Aviv and has extensive operations in the western Pacific conducted by CMI. As measured by available seat miles for 2000, approximately 38% of Continental's jet operations, including CMI, were dedicated to international traffic. As of June 30, 2001, the Company offered 161 weekly departures to 17 European cities and marketed service to three other cities in Europe through code-sharing agreements. Continental is one of the leading airlines providing service to Mexico and Central America, serving more destinations there than any other United States airline.

     Continental's Newark hub is a significant international gateway. From Newark, at June 30, 2001 Continental served 17 European cities, six Canadian cities, four Mexican cities, five Central American cities, six South American cities, 11 Caribbean destinations, Tel Aviv, Tokyo and Hong Kong. In addition, Continental markets numerous other destinations through code-sharing arrangements with foreign carriers.

     The Company's Houston hub is the focus of its operations in Mexico and Central America. As of June 30, 2001, Continental flew from Houston to 21 cities in Mexico, every country in Central America, six cities in South America, two Caribbean destinations, three cities in Canada, two cities in Europe and Tokyo. Of the 21 cities in Mexico to which Continental flies from Houston, ten cities are served by regional jets operated by Express. In June 2001, Continental announced planned service from Houston to Amsterdam, to begin on May 1, 2002.

     Continental flies to London, Montreal, Toronto, San Juan and Cancun from its hub in Cleveland.

  CONTINENTAL MICRONESIA

     CMI is a United States-certificated international air carrier engaged in the business of transporting passengers, cargo and mail in the western Pacific. From its hub operations based on the island of Guam, CMI provides service to eight cities in Japan, more than any other United States carrier, as well as other Pacific Rim destinations, including Taiwan, the Philippines, Hong Kong, Australia and Indonesia. Service to these Japanese cities and certain other Pacific Rim destinations is subject to a variety of regulatory restrictions limiting the ability of other carriers to service these markets.

     CMI is the principal air carrier in the Micronesian Islands, where it pioneered scheduled air service in 1968. CMI's route system is linked to the United States market through Tokyo and Honolulu, each of which CMI serves non-stop from Guam. CMI and Continental also maintain a code-sharing agreement and coordinate schedules on certain flights from the west coast of the United States to Honolulu, and from Honolulu to Guam, to facilitate travel from the United States into CMI's route system.

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  FOREIGN CARRIER ALLIANCES

     Continental seeks to develop international alliance relationships that complement Continental's own flying and permit expanded service through its hubs to major international destinations. International alliances assist Continental in the development of its route structure by enabling Continental to offer more frequencies in a market, by providing passengers connecting service from Continental's international flights to other destinations beyond an alliance partner's hub, or by expanding the product line that Continental may offer in a foreign destination.

     Continental has implemented international code-sharing agreements with Air China, EVA Airways Corporation, an airline based in Taiwan, Virgin Atlantic Airways ("Virgin"), Societe Air France ("Air France"), and Compania Panamena de Aviacion, S.A., 49% of the common equity of which is owned by Continental.

     Certain of Continental's code-sharing agreements involve block-space arrangements (pursuant to which the carriers agree to share capacity and bear economic risk for blocks of seats on certain routes). Continental and Air France purchase blocks of seats on each other's flights between Houston and Newark and Paris. Continental and Virgin exchange blocks of seats on each other's flights between Newark and London, and Continental purchases blocks of seats on eight other routes flown by Virgin between the United Kingdom and the United States. Continental and Air France are continuing to discuss terminating certain portions of their alliance.

     On June 5, 2001, Continental formed a marketing alliance with Transbrasil to include codesharing on each other's flights, subject to government approval. Continental will place its code on Transbrasil flights operating between Sao Paulo and Orlando and Sao Paulo and Miami and to several other cities in Brazil beyond Sao Paulo. Transbrasil will codeshare on Continental's daily flights between Sao Paulo and Rio de Janeiro to both Houston Intercontinental and Newark with continuing codeshare service to over 27 U.S. destinations served by Continental.

     Most of Continental's larger U.S. competitors are members of global airline groups involving multi-carrier marketing activities. Continental does not currently have an agreement to join such a group, and it is likely that any group formed by Continental in the future would be smaller than some of these groups.

                                       S-28
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                        DESCRIPTION OF THE CERTIFICATES

     The following summary describes all material terms of the Class D Certificates and supplements (or, to the extent inconsistent therewith, replaces) the description of the general terms and provisions of the Certificates set forth in the Prospectus accompanying this Prospectus Supplement (the "Prospectus"). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, which was filed with the Securities and Exchange Commission (the "Commission") as an exhibit to the Company's Current Report on Form 8-K dated September 25, 1997, and to all of the provisions of the Certificates, the Trust Supplements for the Trusts, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreements and the trust supplement applicable to the Successor Trust, each of which was filed as an exhibit to a Current Report on Form 8-K filed by Continental with the Commission or, if executed for this offering (the "Offering"), will be so filed. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.

GENERAL

     Under the terms of seven series of Continental pass through certificates previously issued, we are entitled to sell Series D Equipment Notes secured by aircraft financed under each such prior series. The "Prior Series" are Continental pass through certificates previously issued and designated as Series 1997-4, 1998-1, 1998-3, 1999-1, 1999-2, 2000-1 and 2000-2. Accordingly, we have arranged the sale of the Class D Certificates so that we may sell such Series D Equipment Notes.

     Each Class D Pass Through Certificate will represent a fractional undivided interest in the Class D Continental Airlines 2001-2 Pass Through Trust (the "Class D Trust"). Each Class A Certificate represents a fractional undivided interest in one of the Continental Airlines 1997-4A, 1998-1A, 1998-3A-1, 1998-3A-2, 1999-1A, 1999-2A-1, 1999-2A-2, 2000-1A-1, 2000-1A-2, 2000-2A-1 or
2000-2A-2 Pass Through Trust (the "Class A Trusts"). Each Class B Certificate represents a fractional undivided interest in one of the Continental Airlines 1997-4B, 1998-1B, 1998-3B, 1999-1B, 1999-2B, 2000-1B or 2000-2B Pass Through
Trust (the "Class B Trusts"). Each Class C Certificate represents a fractional undivided interest in one of the Continental Airlines 1997-4C, 1998-1C, 1998-3C-1, 1998-3C-2, 1999-1C, 1999-2C-1, 1999-2C-2, 2000-1C-1, 2000-1C-2 or
2000-2C Pass Through Trust (the "Class C Trusts" and, collectively with the Class A Trusts, the Class B Trusts and the Class D Trust, the "Trusts").

     The Class D Trust will be formed pursuant to a pass through trust agreement between Continental and Wilmington Trust Company, as trustee (the "Trustee"), dated as of September 25, 1997 (the "Basic Agreement"), and a separate supplement thereto, and each of the other Trusts were formed pursuant to the Basic Agreement and a separate supplement thereto (each, a "Trust Supplement" and, together with the Basic Agreement, collectively, the "Pass Through Trust Agreements") relating to such Trusts between Continental and the Trustee, as trustee under each Trust. The Pass Through Certificates issued by the Class A Trusts, the Class B Trusts, the Class C Trusts and the Class D Trust are referred to herein, respectively, as the "Class A Certificates", the "Class B Certificates", the "Class C Certificates" and the "Class D Certificates" and, collectively, as the "Certificates".

     Each Class D Certificate will represent a fractional undivided interest in the Trust created by the Basic Agreement and the applicable Trust Supplement. (Section 2.01) The Trust Property of the Class D Trust (the "Trust Property") will consist of:

      -- Series D Equipment Notes issued on a recourse basis by Continental in connection with each separate secured loan transaction with respect to each Owned Aircraft, subject to the Intercreditor Agreement of the Prior Series under which such Owned Aircraft was or will be financed.

      -- The rights of the Class D Trust to acquire Equipment Notes under the Note Purchase Agreement.

      -- The rights of the Class D Trust under the Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase Equipment Notes on the delivery of an Owned Aircraft during the Delivery Period.

      -- The rights of the Class D Trust under the Intercreditor Agreement for each Prior Series (including all monies receivable in respect of such rights).

      -- Funds from time to time deposited with the Class D Trustee in accounts relating to the Class D Trust.

     The Class D Certificates will be issued in fully registered form only and will be subject to the provisions described below under "--Book-Entry; Delivery and Form". Class D Certificates will be issued only in minimum denominations of $1,000 or integral multiples thereof, except that one Class D Certificate may be issued in a different denomination. (Section 3.01)

     The Class D Certificates represent interests in the Class D Trust, and all payments and distributions thereon will be made only from the Trust Property of the Class D Trust. (Section 3.09) The Certificates do not represent an interest in or obligation of Continental, the Trustees, any of the Loan Trustees or any affiliate of any thereof.

     Pursuant to the Escrow Agreement, the Certificateholders of the Class D Trust as holders of the Escrow Receipts affixed to each Class D Certificate are entitled to certain rights with respect to the Deposits relating to the Class D Trust. Accordingly, any transfer of a Class D Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by holders of the Class D Certificates (the "Certificateholders"). Rights with respect to the Deposits and the Escrow Agreement, except for the right to request withdrawals for the purchase of Series D Equipment Notes, will not constitute Trust Property of the Class D Trust.

SUBORDINATION

     The subordination terms of the Certificates vary depending upon whether a "Triggering Event" has occurred under the applicable Prior Series. "Triggering Event" means, with respect to any Prior Series, (x) the occurrence of an Indenture Default under all Indentures relating to such Prior Series resulting in a PTC Event of Default with respect to the most senior Class of Certificates of such Prior Series then outstanding, (y) the acceleration of all of the outstanding Equipment Notes held for Trusts under such Prior Series (provided, in the case of the Series 2000-2, that during the Delivery Period the aggregate principal amount thereof exceeds $300 million) or (z) certain bankruptcy or insolvency events involving Continental.

     The Series D Equipment Notes held for the Class D Trust will be secured only by Owned Aircraft. However, the Trusts for the Prior Series also hold (or will hold) Equipment Notes secured by Leased Aircraft. Under the Intercreditor Agreement applicable to each Prior Series, payments from all Equipment Notes held for the benefit of such Certificates, whether secured by Owned Aircraft or Leased Aircraft, will be distributed to the Trustees for the Certificates of such series before being distributed to the Class D Trustee. Accordingly, the payments required on all Equipment Notes held for each Prior Series should be considered in evaluating the obligations that are senior to the Class D Certificates under such series.

  BEFORE A TRIGGERING EVENT

     On each Class D Regular Distribution Date and each Regular Distribution Date or Special Distribution Date for a Prior Series (each, a "Distribution Date"), so long as no Triggering Event with respect to such Prior Series shall have occurred (whether or not continuing), all payments received by the Subordination Agent for such Prior Series in respect of Senior Equipment Notes held for Trusts under such Prior Series and Series D Equipment Notes issued under Owned Aircraft Indentures relating to such Prior Series and certain other payments under the related Indenture will be distributed under the Intercreditor Agreement for such Prior Series in the following order:

      -- To the Liquidity Provider for such Prior Series to the extent required to pay the Liquidity Expenses for such Prior Series.

      -- To the Liquidity Provider for such Prior Series to the extent required to pay interest accrued on the Liquidity Obligations for such Prior Series.

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

      -- To the Liquidity Provider for such Prior Series to the extent required to pay or reimburse such Liquidity Provider for certain Liquidity Obligations for such Prior Series (other than amounts payable pursuant to the two preceding clauses) and, if applicable, to replenish each Cash Collateral Account for such Prior Series up to the Required Amount for such Prior Series.

      -- To the trustee for the Class A Trust (the "Class A Trustee") of such Prior Series to the extent required to pay Expected Distributions on the Class A Certificates of such Prior Series.

      -- To the trustee for the Class B Trust (the "Class B Trustee") of such Prior Series to the extent required to pay Expected Distributions on the Class B Certificates of such Prior Series.

      -- To the trustee for the Class C Trust (the "Class C Trustee") of such Prior Series to the extent required to pay Expected Distributions on the Class C Certificates of such Prior Series.

      -- To the trustee for the Class D Trust (the "Class D Trustee") to the extent required to pay Expected Distributions on the Class D Certificates.

      -- To the Subordination Agent for such Prior Series and each Trustee of such Prior Series and the Class D Trustee for the payment of certain fees and expenses.

     Notwithstanding the foregoing, on any Class D Regular Distribution Date that is not a Special Distribution Date, no distributions will be made to the Class A Trustee, the Class B Trustee or the Class C Trustee in respect of Expected Distributions unless on the immediately preceding Distribution Date all amounts payable to them in respect of Expected Distributions were not distributed in full. In addition, on any Regular Distribution Date that is not a Class D Regular Distribution Date or a Special Distribution Date, no distributions will be made to the Class D Trustee in respect of Expected Distributions unless on the immediately preceding Distribution Date all amounts payable to the Class D Trustee in respect of Expected Distributions were not distributed in full.

  AFTER A TRIGGERING EVENT

     Upon the occurrence of a Triggering Event with respect to a Prior Series and at all times thereafter, all payments received by the Subordination Agent for such Prior Series in respect of the Senior Equipment Notes held for Trusts under such Prior Series and Series D Equipment Notes issued under Owned Aircraft Indentures relating to such Prior Series and certain other payments will be distributed under the Intercreditor Agreement for such Prior Series in the following order:

      -- To the Subordination Agent for such Prior Series, any Trustee of such Prior Series, the Class D Trustee, any Certificateholder of such Prior Series, any Class D Certificateholder and the Liquidity Provider for such Prior Series to the extent required to pay Administration Expenses of such Prior Series.

      -- To the Liquidity Provider for such Prior Series to the extent required to pay the Liquidity Expenses for such Prior Series.

      -- To the Liquidity Provider for such Prior Series to the extent required to pay interest accrued on the Liquidity Obligations for such Prior Series.

      -- To the Liquidity Provider for such Prior Series to the extent required to pay the outstanding amount of all Liquidity Obligations for such Prior Series and, if applicable, with respect to any particular Liquidity Facility under such Prior Series, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes under such Prior Series are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under such Liquidity Facility or (y) a Final Drawing shall have occurred under such Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) of this clause is applicable).

      -- To the Subordination Agent for such Prior Series, any Trustee of such Prior Series, the Class D Trustee, any Certificateholder of such Prior Series or any Class D Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable.

      -- To the Class A Trustee for such Prior Series to the extent required to pay Adjusted Expected Distributions on the Class A Certificates of such Prior Series.

      -- To the Class B Trustee for such Prior Series to the extent required to pay Adjusted Expected Distributions on the Class B Certificates for such Prior Series.

      -- To the Class C Trustee for such Prior Series to the extent required to pay Adjusted Expected Distributions on the Class C Certificates for such Prior Series.

      -- To the Class D Trustee to the extent required to pay Adjusted Expected Distributions on the Class D Certificates.

     For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions or Adjusted Expected Distributions.

     Payments in respect of the Deposits and monies drawn under a Liquidity Facility will not be subject to the subordination provisions of any Intercreditor Agreement.

PAYMENTS AND DISTRIBUTIONS

     Payments of interest on the Deposits with respect to the Class D Trust and payments of principal, premium (if any) and interest on the Series D Equipment Notes or with respect to other Trust Property held in the Class D Trust will be distributed by the Paying Agent (in the case of the Deposits) or by the Class D Trustee (in the case of Trust Property of such Trust) to Class D Certificateholders on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

     The Deposits held with respect to the Class D Trust and the Series D Equipment Notes held in the Class D Trust will accrue interest at the rate per annum for the Class D Certificates set forth on the cover page of this Prospectus Supplement (the "Stated Interest Rate" for the Class D Certificates). Interest will be payable on June 1 and December 1 of each year, commencing on December 1, 2001 (or, in the case of Series D Equipment Notes issued after such date, commencing with the first such date to occur after initial issuance thereof). Such interest payments will be distributed to the Class D Certificateholders on each such date until the final Class D Regular Distribution Date, subject in the case of payments on the Series D Equipment Notes to the applicable Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The entire principal amount of the Series D Equipment Notes is scheduled for payment on December 1, 2006.

     Scheduled payments of interest on the Deposits and of interest or principal on the Series D Equipment Notes are herein referred to as "Scheduled Payments", June 1 and December 1 of each year are herein referred to as "Class D Regular Distribution Dates". See "Description of the Equipment Notes--Principal and Interest Payments". The "Final Maturity Date" for the Class D Certificates is December 1, 2006. The following table sets forth information regarding the interest rate (the "Stated Interest Rate"), regular distribution dates (together with the Class D Regular Distribution Dates, the "Regular Distribution Dates"), final expected distribution date and Final Maturity Date of each Class of Certificates of the Prior Series.

  CLASS OF
CERTIFICATES   INTEREST RATE   REGULAR DISTRIBUTION DATES   FINAL EXPECTED DISTRIBUTION DATE   FINAL MATURITY DATE
------------   -------------   --------------------------   --------------------------------   -------------------
1997-4A            6.900%        January 2 and July 2            January 2, 2018                  July 2, 2019
1997-4B            6.900         January 2 and July 2            January 2, 2017                  July 2, 2018
1997-4C            6.800         January 2 and July 2             July 2, 2007                  January 2, 2009
1998-1A            6.648       March 15 and September 15       September 15, 2017                March 15, 2019
1998-1B            6.748       March 15 and September 15         March 15, 2017                September 15, 2018
1998-1C            6.541       March 15 and September 15         March 15, 2008                September 15, 2009
1998-3A-1          6.820         May 1 and November 1              May 1, 2018                  November 1, 2019
1998-3A-2          6.320         May 1 and November 1           November 1, 2008                  May 1, 2010
1998-3B            7.020         May 1 and November 1              May 1, 2017                  November 1, 2018
1998-3C-1          7.080         May 1 and November 1           November 1, 2004                  May 1, 2006
1998-3C-2          7.250         May 1 and November 1           November 1, 2005                  May 1, 2007
1999-1A            6.545        February 2 and August 2         February 2, 2019                 August 2, 2020
1999-1B            6.795        February 2 and August 2          August 2, 2018                 February 2, 2020
1999-1C            6.954        February 2 and August 2          August 2, 2009                 February 2, 2011
1999-2A-1          7.256       March 15 and September 15         March 15, 2020                September 15, 2021
1999-2A-2          7.056       March 15 and September 15       September 15, 2009                March 15, 2011
1999-2B            7.566       March 15 and September 15         March 15, 2020                September 15, 2021
1999-2C-1          7.730       March 15 and September 15         March 15, 2011                September 15, 2012
1999-2C-2          7.434       March 15 and September 15       September 15, 2004                March 15, 2006
2000-1A-1          8.048         May 1 and November 1           November 1, 2020                  May 1, 2022
2000-1A-2          7.918         May 1 and November 1              May 1, 2010                  November 1, 2011
2000-1B            8.388         May 1 and November 1           November 1, 2020                  May 1, 2022
2000-1C-1          8.499         May 1 and November 1              May 1, 2011                  November 1, 2012
2000-1C-2          8.321         May 1 and November 1              May 1, 2005                  November 1, 2006
2000-2A-1          7.707         April 2 and October 2            April 2, 2021                 October 2, 2022
2000-2A-2          7.487         April 2 and October 2           October 2, 2010                 April 2, 2012
2000-2B            8.307         April 2 and October 2            April 2, 2018                 October 2, 2019
2000-2C            8.312         April 2 and October 2            April 2, 2011                 October 2, 2012

     The Paying Agent will distribute on each Class D Regular Distribution Date to the Class D Certificateholders all Scheduled Payments received in respect of the Deposits, the receipt of which is confirmed by the Paying Agent on such Class D Regular Distribution Date. The Class D Trustee will distribute on each Class D Regular Distribution Date to the Class D Certificateholders all Scheduled Payments received in respect of Series D Equipment Notes, the receipt of which is confirmed by the Class D Trustee on such Class D Regular Distribution Date, subject to the Intercreditor Agreement applicable to each such Series D Equipment Notes. Each Class D Certificateholder will be entitled to receive its proportionate share, based upon its fractional interest in the Class D Trust, of any distribution in respect of Scheduled Payments or interest on the Deposits and, subject to each applicable Intercreditor Agreement, of principal or interest on Series D Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or Trustee to the Class D Certificateholders of record on the record date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02; Escrow Agreement, Section 2.03) If a Scheduled Payment is not received by the Paying Agent or the Class D Trustee on a Class D Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record, subject to the applicable Intercreditor Agreement. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

     Any payment in respect of, or any proceeds of, any Equipment Note, Trust Indenture Estate under (and as defined in) any Leased Aircraft Indenture or Collateral under (and as defined in) any Owned Aircraft Indenture other than a Scheduled Payment (each, a "Special Payment") will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee under the applicable Prior Series and the Class D Trustee as soon as practicable after such Trustee has received funds for such Special Payment (each, a "Special Distribution Date" with respect to the applicable Prior Series). Any such distribution will be subject to each applicable Intercreditor Agreement (other than any excess payment received under an Owned Aircraft Indenture securing the Equipment Notes of any Prior Series to be applied by the terms of such Owned Aircraft Indenture to the Series D Equipment Notes issued with respect to any other Prior Series). Any unused Deposits to be distributed after the Delivery Period Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest thereon (each, also a "Special Payment"), will be distributed on a date 25 days after the Paying Agent has received notice of the event requiring such distribution (also, a "Special Distribution Date" with respect to the applicable Prior Series or the Class D Certificates, as the case may be). However, if such date is within ten days before or after a Regular Distribution Date, such Special Payment shall be made on such Regular Distribution Date.

     The Paying Agent, in the case of the Deposits, and the Class D Trustee, in the case of Trust Property, will mail a notice to the Class D Certificateholders stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Series D Equipment Notes held in the Class D Trust or any distribution of unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Class D Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Class D Trust Supplement, Section 3.01; Escrow Agreement, Sections 2.03 and 2.06) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date will be made by the Paying Agent or the Class D Trustee, as applicable, to the Class D Certificateholders of record on the record date applicable to such Special Payment. (Section 4.02(b); Escrow Agreement, Section 2.03) See "--Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes--Redemption".

     The Pass Through Trust Agreement relating to the Class D Trust (the "Class D Pass Through Trust Agreement") requires that the Class D Trustee establish and maintain, for the Class D Trust and for the benefit of the Class D Certificateholders, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments received by such Trustee. The Class D Pass Through Trust Agreement requires that the Class D Trustee establish and maintain, for the Class D Trust and for the benefit of the Class D Certificateholders, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments received by such Trustee, which shall be non-interest bearing except in certain circumstances where such Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of the Class D Pass Through Trust Agreement, the Class D Trustee is required to deposit any Scheduled Payments relating to the Class D Trust received by it in the Certificate Account and to deposit any Special Payments so received by it in the Special Payments Account. (Section 4.01) All amounts so deposited will be distributed by the Class D Trustee on a Class D Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02)

     The Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the "Paying Agent Account"), which shall be non-interest bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on Deposits relating to the Class D Trust and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Class D Regular Distribution Date or Special Distribution Date, as appropriate.

     The final distribution for the Class D Trust will be made only upon presentation and surrender of the Class D Certificates at the office or agency of the Class D Trustee specified in the notice given by the Class D Trustee of such final distribution. The Class D Trustee will mail such notice of the final distribution to the Class D Certificateholders, specifying the date set for such final distribution and the amount of such distribution. (Class D Trust Supplement, Section 7.01) See "--Termination of the Trust" below. Distributions in respect of Class D Certificates issued in global form will be made as described in "--Book Entry; Delivery and Form" below.

     If any Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Houston, Texas, Wilmington, Delaware, or Salt Lake City, Utah (any other day being a "Business Day"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day without additional interest.

POOL FACTORS

     The "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of such Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance for each Trust or for the Certificates of such Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01) See "Intercreditor Agreements--Priority of Distributions" for a discussion of a different calculation of the Pool Balance of the Class D Certificates for purposes of determining Expected Distributions and Adjusted Expected Distributions.

     The "Pool Factor" for each Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust or for the Certificates of such Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01) The Pool Factor for each Trust is 1.0000000 on the date of issuance of the applicable Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 3.01)

     The Pool Factor and Pool Balance of the Class D Trust will be recomputed if there has been an early redemption, or default in the payment of principal or interest in respect of one or more of the Series D Equipment Notes held in the Class D Trust, as described in "--Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes--Redemption", or a special distribution attributable to unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, as described in "Description of the Deposit Agreement". In the event of any such redemption, default or special distribution, the Pool Factor and the Pool Balance of the Class D Trust will be recomputed after giving effect thereto and notice thereof will be mailed to the Class D Certificateholders promptly after the occurrence of any such event.

REPORTS TO CERTIFICATEHOLDERS

     On each Class D Regular Distribution Date and on each Special Distribution Date, the Paying Agent and Class D Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to

Class D Certificateholders a statement setting forth the following information (per $1,000 aggregate principal amount of Class D Certificate, except as to the amounts described in items (a) and (f) below):

          (a) The aggregate amount of funds distributed on such Distribution Date under the Class D Pass Through Trust Agreement and under the Escrow Agreement, indicating the amount allocable to each source.

          (b) The amount of such distribution under the Class D Pass Through Trust Agreement allocable to principal and the amount allocable to premium, if any.

          (c) The amount of such distribution under the Class D Pass Through Trust Agreement allocable to interest.

          (d) The amount of such distribution under the Escrow Agreement allocable to interest.

          (e) The amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any.

          (f) The Pool Balance and the Pool Factor for the Class D Trust. (Class D Trust Supplement, Section 3.01(a))

     So long as the Class D Certificates are registered in the name of DTC or its nominee, on the record date prior to each Distribution Date, the Class D Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Class D Certificates on such record date. On each Class D Regular Distribution Date and on each Special Distribution Date, the Paying Agent and the Class D Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Class D Trust Supplement,
Section 3.01(a))

     In addition, after the end of each calendar year, the Paying Agent and the Class D Trustee will furnish to each Class D Certificateholder at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (a), (b), (c), (d) and (e) above for such calendar year or, in the event such person was a Class D Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Class D Trustee and which a Class D Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. (Class D Trust Supplement, Section 3.01(b)) Such report and such other items shall be prepared on the basis of information supplied to the Class D Trustee by the DTC Participants and shall be delivered by the Class D Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. (Class D Trust Supplement, Section 3.01(b)) At such time, if any, as the Class D Certificates are issued in the form of definitive certificates, the Paying Agent and the Class D Trustee will prepare and deliver the information described above to each Class D Certificateholder of record as the name and period of ownership of such Certificateholder appears on the records of the registrar of the Class D Certificates.

INDENTURE DEFAULTS AND CERTAIN RIGHTS UPON AN INDENTURE DEFAULT

     An event of default under an Indenture (an "Indenture Default") will, with respect to an Indenture relating to a Leased Aircraft (a "Leased Aircraft Indenture"), include an event of default under the related Lease (a "Lease Event of Default"). Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Default under such Indenture would affect the Equipment Notes held by each such Trust. There are no cross-default provisions in the Indentures or in the lease agreements (the "Leases") with respect to any leased aircraft securing or expected to secure the Senior Equipment Notes (a "Leased Aircraft") (unless otherwise agreed between an Owner Participant and Continental, which Continental does not expect). Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other

Lease. If an Indenture Default occurs in fewer than all of the Indentures under a Prior Series, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on all of the Equipment Notes (including the Series D Equipment Notes) will continue to be distributed to the holders of the Certificates of such Prior Series as originally scheduled, subject to the applicable Intercreditor Agreement. See "Description of the Intercreditor Agreements--Priority of Distributions".

     With respect to each Leased Aircraft, the beneficial owner of such Leased Aircraft (each, an "Owner Participant") and the owner trustee of a trust for the benefit of such Owner Participant (each, an "Owner Trustee") will, under the related Leased Aircraft Indenture, have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Default will be deemed to have been cured.

     In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Wilmington Trust Company is the Trustee under each Trust.

     Upon the occurrence and continuation of an Indenture Default under a Prior Series, the Controlling Party for such Prior Series will direct the Indenture Trustee under such Indenture in the exercise of remedies thereunder and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. See "Description of the Intercreditor Agreements--Intercreditor Rights--Sale of Equipment Notes or Aircraft". The proceeds of such sale will be distributed pursuant to the provisions of the applicable Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of an Indenture Default may be very limited and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount prior to the payment in full of the Class D Certificates, the Class D Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Continental, any Liquidity Provider, any Owner Trustee, any Owner Participant or any Trustee.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust under a Prior Series or the Class D Trustee by the Subordination Agent for such Prior Series on account of any Equipment Note, Trust Indenture Estate under (and as defined in) any Leased Aircraft Indenture or Collateral under (and as defined in) any Owned Aircraft Indenture held for such Trustee following an Indenture Default will be deposited in the Special Payments Account for the applicable Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02; Trust Supplements,
Section 3.01) In addition, if, following an Indenture Default under any Leased Aircraft Indenture, the applicable Owner Participant or Owner Trustee exercises its option to redeem or purchase the outstanding Equipment Notes issued under such Leased Aircraft Indenture, the price paid by such Owner Participant or Owner Trustee for the Equipment Notes issued under such Leased Aircraft Indenture and distributed to such Trust by the Subordination Agent will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02)

     Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) Such permitted investments are defined as obligations of the United States or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States is pledged and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

     Each Pass Through Trust Agreement provides that the applicable Trustee will, within 90 days after the occurrence of any default known to the Trustee, give to the Certificateholders of such Trust notice, transmitted by mail, of such uncured or unwaived default with respect to such Trust known to it, provided that, except in the case of default in a payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02) The term "default" as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded.

     Each Pass Through Trust Agreement contains a provision entitling the applicable Trustee, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement at the request of such Certificateholders. (Section 7.03(e))

     Subject to certain qualifications set forth in each Pass Through Trust Agreement and to each applicable Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of such Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or such Intercreditor Agreement, including any right of such Trustee as Controlling Party under such Intercreditor Agreement or as holder of the Equipment Notes. (Section 6.04)

     In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past "event of default" under such Trust (i.e., any Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued) and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium, if any, or interest with respect to any of the Equipment Notes and (iii) a default in respect of any covenant or provision of the Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement for each Prior Series only the Controlling Party for such Prior Series will be entitled to waive any such past default or Indenture Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

     Upon the occurrence and during the continuation of a Triggering Event under a Prior Series, with ten days' written notice to the Trustee and each Certificateholder of the same Class:

      -- The Class B Certificateholders of such Prior Series will have the right to purchase all of the Class A Certificates of such Prior Series.

      -- The Class C Certificateholders of such Prior Series will have the right to purchase all of the Class A and Class B Certificates of such Prior Series.

      -- The Class D Certificateholders will have the right to purchase all of the Class A, Class B and Class C Certificates of such Prior Series.

     In each case the purchase price will be equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without premium, but including any other amounts then due and payable to the Certificateholders of such Class or Classes. Such purchase right may be exercised by any Certificateholder of the Class or Classes entitled to such right. In each case, if prior to the end of the ten-day notice period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. (Trust Supplements, Section 4.01)

PTC EVENT OF DEFAULT

     A Pass Through Certificate Event of Default (a "PTC Event of Default") under each Pass Through Trust Agreement means the failure to pay:

      -- The outstanding Pool Balance of the applicable Class of Certificates within ten Business Days of the Final Maturity Date for such Class.

      -- Interest due on such Class of Certificates within ten Business Days of the applicable Distribution Date (unless, in the case of the Class A, B and C Certificates under any Prior Series, the Subordination Agent for such Prior Series shall have made Interest Drawings, or withdrawals from the Cash Collateral Account for such Class of Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto). (Section 1.01)

     Any failure to make expected principal distributions with respect to any Class of Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates. With respect to each Prior Series, a PTC Event of Default with respect to the most senior outstanding Class of Certificates of such Prior Series (or, if no Class A, B or C Certificates of such Prior Series are outstanding, the Class D Certificates) resulting from an Indenture Default under all Indentures under such Prior Series will constitute a Triggering Event for such Prior Series. See "Description of the Intercreditor Agreements--Priority of Distributions" for a discussion of the consequences of the occurrence of a Triggering Event and of the different calculation of the Pool Balance of the Class D Certificates for purposes of determining Expected Distributions and Adjusted Expected Distributions with respect to any Prior Series.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     Continental will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless:

      -- The surviving successor or transferee corporation shall be validly existing under the laws of the United States or any state thereof or the District of Columbia.

      -- The surviving successor or transferee corporation shall be a "citizen of the United States" (as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code")) holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code.

      -- The surviving successor or transferee corporation shall expressly assume all of the obligations of Continental contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreement, the Participation Agreements and the Indentures, and any other operative documents.

      -- Continental shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

     In addition, after giving effect to such transaction, no Indenture Default, in the case of an Owned Aircraft, shall have occurred and be continuing. (Section 5.02; Owned Aircraft Indentures, Section 4.07)

     The Basic Agreement, the Trust Supplements, the Note Purchase Agreement, the Participation Agreements and the Indentures will not contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Continental.

MODIFICATIONS OF THE PASS THROUGH TRUST AGREEMENT AND CERTAIN OTHER AGREEMENTS

     The Class D Pass Through Trust Agreement contains provisions permitting, at the request of the Company, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreements or the Note Purchase Agreement, without the consent of the holders of any of the Class D Certificates:

      -- To evidence the succession of another corporation to Continental and the assumption by such corporation of Continental's obligations under such Pass Through Trust Agreement or the Note Purchase Agreement.

      -- To add to the covenants of Continental for the benefit of holders of such Certificates or to surrender any right or power conferred upon Continental in such Pass Through Trust Agreement, the Intercreditor Agreements or the Note Purchase Agreement.

      -- To correct or supplement any provision of such Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreements or, the Note Purchase Agreement which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreements or the Note Purchase Agreement, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreements or, the Note Purchase Agreement, provided that such action shall not materially adversely affect the interests of the holders of such Certificates; to correct any mistake in such Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreements or the Note Purchase Agreement.

      -- To comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Class D Certificates are listed, or any regulatory body.

      -- To modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreements or the Note Purchase Agreement to such extent as shall be necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreements or the Note Purchase Agreement such other provisions as may be expressly permitted by the Trust Indenture Act.

      -- To evidence and provide for the acceptance of appointment under such Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreements or the Note Purchase Agreement by a successor Trustee and to add to or change any of the provisions of such Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreements or the Note Purchase Agreement as shall be necessary to provide for or facilitate the administration of the Trusts under the Basic Agreement by more than one Trustee.

     In each case, such modification or supplement may not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), for U.S. federal income tax purposes. (Section 9.01; Class D Trust Supplement, Section 6.01)

     The Class D Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Class D Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of the Class D Trust, of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreements or the Note Purchase Agreement to the extent applicable to such Certificateholders or of modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreements or the Note Purchase Agreement. No such amendment or supplement may, without the consent of the holder of each Class D Certificate so affected thereby:

      -- Reduce in any manner the amount of, or delay the timing of, any receipt by the Class D Trustee (or, with respect to the Deposits, the Receiptholders) of payments with respect to the Series D Equipment Notes held in such Trust or distributions in respect of any Class D Certificate (or, with respect to the Deposits, payments upon the Deposits), or change the date or place of any payment in respect of any Class D Certificate, or make distributions payable in coin or currency other than that provided for in such Class D Certificates, or impair the right of any Class D Certificateholder to institute suit for the enforcement of any such payment when due.

      -- Permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement and related Intercreditor Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Notes.

      -- Alter the priority of distributions specified in any Intercreditor Agreement in a manner materially adverse to such Certificateholders.

      -- Reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement.

      -- Modify any of the provisions relating to the rights of the Class D Certificateholders in respect of the waiver of events of default or receipt of payment.

      -- Adversely affect the status of the Class D Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.02; Class D Trust Supplement, Section 6.02)

     In the event that the Class D Trustee, as holder (or beneficial owner through the Subordination Agent) of any Series D Equipment Note in trust for the benefit of the Class D Certificateholders or as Controlling Party under any Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Series D Equipment Note or any other related document, the Class D Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Class D Certificateholder as of the date of such notice. The Class D Trustee shall request from the Class D Certificateholders a direction as to:

      -- Whether or not to take or refrain from taking (or direct the applicable Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party under such Intercreditor Agreement has the option to direct.

      -- Whether or not to give or execute (or direct the applicable Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party under such Intercreditor Agreement.

      -- How to vote (or direct the applicable Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto.

     Provided such a request for Class D Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Series D Equipment Note (or in directing the applicable Subordination Agent in any of the foregoing):

      -- Other than as Controlling Party under such Intercreditor Agreement, the Class D Trustee shall vote for or give consent to any such action with respect to such Series D Equipment Note in the same proportion as that of (x) the aggregate face amount of all Class D Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Class D Certificates.

      -- As the Controlling Party under such Intercreditor Agreement, the Class D Trustee shall vote as directed in such Certificateholder direction by the Class D Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the Class D Trust.

     For purposes of the immediately preceding paragraph, a Class D Certificate shall have been "actually voted" if the Class D Certificateholder has delivered to the Class D Trustee an instrument evidencing such Class D Certificateholder's consent to such direction prior to one Business Day before the Class D Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Class D Certificateholders under the Class D Pass Through Trust Agreement and subject to the applicable Intercreditor Agreements, the Class D Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the applicable Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture or Participation Agreement, any relevant Equipment Note or any other related document, if an Indenture Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Class D Certificateholders. (Section 10.01)

OBLIGATION TO PURCHASE EQUIPMENT NOTES

     On the Issuance Date, the Class D Trustee will purchase Series D Equipment Notes with respect to the Owned Aircraft previously financed under the Prior Series.

     From the Issuance Date until the Delivery Period Termination Date, upon each financing of an Owned Aircraft under the Series 2000-2, so long as adequate Deposits are available, the Class D Trustee will be obligated to purchase Series D Equipment Notes pursuant to a note purchase agreement (the "Note Purchase Agreement"). The Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an Owned Aircraft Indenture relating to the financing of such Owned Aircraft. The description of such financing agreements in this Prospectus Supplement is based on the forms of such agreements prescribed by the Note Purchase Agreement. In addition, under the Note Purchase Agreement, the terms of such agreements are required (a) to contain the Mandatory Document Terms and (b) not to vary the Mandatory Economic Terms. Continental must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms prescribed by the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of any applicable Class of Certificates. Further, under the Note Purchase Agreement, it is a condition precedent to the obligation of the Class D Trustee to purchase the Equipment Notes related to the financing of an Owned Aircraft that no Triggering Event shall have occurred under any Intercreditor Agreement. The Class D Trustee will have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date.

     The "Mandatory Economic Terms", as defined in the Note Purchase Agreement, require, among other things, that:

      -- The principal amount of the Series D Equipment Notes issued (i) with respect to each of the two Boeing 737-824 Owned Aircraft shall equal $2,467,894 and (ii) with respect to each of the two Boeing 737-924 Owned Aircraft shall equal $529,844.

      -- The final maturity date of the Series D Equipment Notes shall be December 1, 2006, and there shall be no scheduled amortization of such Equipment Notes.

      -- The final expected distribution date of the Class D Certificates shall be December 1, 2006.

      -- As of the Delivery Period Termination Date, the original aggregate principal amount of the Series D Equipment Notes shall equal the original aggregate face amount of the Class D Certificates (assuming Series D Equipment Notes are acquired for all of the Owned Aircraft to be delivered after the Issuance Date).

      -- The interest rate applicable to the Series D Equipment Notes must be equal to the rate applicable to the Class D Certificates.

      -- The payment dates for the Series D Equipment Notes must be June 1 and December 1.

      -- The amounts payable under the all-risk aircraft hull insurance maintained with respect to each Owned Aircraft must be sufficient to pay the unpaid principal amount of the related Equipment Notes together with six months of interest accrued thereon, subject to certain rights of self-insurance.

      -- (a) The past due rate in the Indentures, (b) the Make-Whole Premium payable under the Indentures, (c) the provisions relating to the redemption of Equipment Notes in the Indentures, and (d) the indemnification of the Loan Trustees, Subordination Agent, the Class D Trustee, the Escrow Agent and registered holders of the Equipment Notes (in such capacity, the "Note Holders") with respect to certain taxes and expenses, in each case shall be provided as set forth in the forms of Participation Agreements and Indentures prescribed by the Note Purchase Agreement (collectively, the "Aircraft Operative Agreements").

     The "Mandatory Document Terms" prohibit modifications in any material adverse respect to certain specified provisions of the Aircraft Operative Agreements contemplated by the Note Purchase Agreement, as follows:

      -- In the case of the Indentures, modifications are prohibited (i) to the Granting Clause of the Indentures so as to deprive the Note Holders of a first priority security interest in the Aircraft, certain of Continental's rights under its purchase agreement with the Aircraft manufacturer or to eliminate the obligations intended to be secured thereby, (ii) to certain provisions relating to the issuance, redemption, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Premium in certain circumstances), (iii) to certain provisions regarding Indenture Defaults and remedies relating thereto, (iv) to certain provisions relating to any replaced airframe or engines with respect to an Aircraft and (v) to the provision that New York law will govern the Indentures.

      -- In the case of the Participation Agreements, modifications are prohibited (i) to certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the FAA, (ii) to the provisions restricting the Note Holder's ability to transfer such Equipment Notes, (iii) to certain provisions requiring the delivery of legal opinions and (iv) to the provision that New York law will govern the Participation Agreements.

      -- In the case of all of the Aircraft Operative Agreements, modifications are prohibited in any material adverse respect as regards the interest of the Note Holders, the Subordination Agent or the Loan Trustee in the definition of "Make-Whole Premium".

LIQUIDATION OF ORIGINAL TRUST

     On the earlier of (i) the first Business Day after February 1, 2002 or, if later, the fifth Business Day after the Delivery Period Termination Date and
(ii) the fifth Business Day after the occurrence of a Triggering Event with respect to any Prior Series (such Business Day, the "Transfer Date"), the Class D Trust established on the Issuance Date (the "Original Trust") will transfer and assign all of its assets and rights to a newly created successor trust (the "Successor Trust") with substantially identical terms, except that (i) the Successor Trust will not have the right to purchase new Equipment Notes and (ii) Delaware law will govern the Original Trust and New York law will govern the Successor Trust. The institution acting as Trustee of the Original Trust (the "Original Trustee") will also act as Trustee of the Successor Trust (the "New Trustee"). The New Trustee will assume the obligations of the Original Trustee under each transaction document to which the Original Trustee was a party. Upon the effectiveness of such transfer, assignment and assumption, the Original Trust will be liquidated and each of the Class D Certificates will represent the same percentage interest in the Successor Trust as it represented in the Original Trust immediately prior to such transfer, assignment and assumption. Unless the context otherwise requires, all references in this Prospectus Supplement to the Class D Trust, the Class D Trustee, the Class D Pass Through Trust Agreement and similar terms shall apply to the Original Trust until the effectiveness of such transfer, assignment and assumption, and thereafter shall be applicable with respect to the Successor Trust. If for any reason such transfer, assignment and assumption cannot be effected to the Successor Trust, the Original Trust will continue in existence until it is effected. The Original Trust may be treated as a partnership for U.S. federal income tax purposes. The Successor Trust will, in the opinion of Tax Counsel, be treated as a grantor trust. See "Certain U.S. Federal Income Tax Consequences".

TERMINATION OF THE TRUST

     The obligations of Continental and the Class D Trustee with respect to the Class D Trust will terminate upon the distribution to Class D Certificateholders of all amounts required to be distributed to them pursuant to the Class D Pass Through Trust Agreement and the disposition of all property held in the Class D Trust. The Class D Trustee will send to each Class D Certificateholder notice of the termination of the Class D Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for the Class D Trust. The final distribution to any Class D Certificateholder will be made only upon surrender of such Certificateholder's Class D Certificates at the office or agency of the Class D Trustee specified in such notice of termination. (Class D Trust Supplement, Section 7.01)

THE TRUSTEES

     The Trustee for each Trust is Wilmington Trust Company. The Trustees' address is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

BOOK-ENTRY; DELIVERY AND FORM

     Upon issuance, the Class D Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. Similar procedures were followed with respect to the other Certificates. DTC was created to hold securities for its participants ("DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Interests in a global certificate may also be held through the Euroclear System and Clearstream, Luxembourg. See "Description of the Certificates--Book-Entry Registration" in the Prospectus for a discussion of the book-entry procedures applicable to the Class D Certificates and the limited circumstances under which definitive certificates may be issued for the Class D Certificates.

     So long as such book-entry procedures are applicable, no person acquiring an interest in the Class D Certificates (together with the owners of the Class A, B and C Certificates, the "Certificate Owners") will be entitled to receive a certificate representing such person's interest in such Certificates. Unless and until definitive certificates are issued under the limited circumstances described in the Prospectus, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

                      DESCRIPTION OF THE DEPOSIT AGREEMENT

     The following summary describes all material terms of the Deposit Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission.

GENERAL

     Under the Escrow Agreement, the Escrow Agent will enter into a Deposit Agreement with the Depositary. Pursuant to the Escrow Agreement, the Depositary will establish separate accounts into which the proceeds of the Offering, to the extent not used to purchase Series D Equipment Notes on the Issuance Date, will be deposited (each, a "Deposit" and collectively, together with the deposits under the deposit agreements for the Series 2000-2, the "Deposits" ) on behalf of such Escrow Agent. Pursuant to the Deposit Agreement (the "Deposit Agreement"), on each Class D Regular Distribution Date the Depositary will pay to the Paying Agent on behalf of the Escrow Agent, for distribution to the Class D Certificateholders, an amount equal to interest accrued on the Deposits during the relevant interest period at a rate per annum equal to the interest rate applicable to the Class D Certificates. After the date of original issuance of the Class D Certificates (the "Issuance Date"), upon each delivery of a relevant Owned Aircraft during the Delivery Period (so long as there are adequate Deposits), the Class D Trustee will request the Escrow Agent to withdraw from the Deposits funds sufficient to enable the Class D Trustee to purchase the Series D Equipment Note issued with respect to such Owned Aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Class D Regular Distribution Date. Any portion of any Deposit withdrawn which is not used to purchase such Equipment Note will be re-deposited by the Class D Trustee into an account relating to the Class D Trust. The Deposits and interest paid thereon will not be subject to the subordination provisions of any Intercreditor Agreement and will not be available to pay any other amount in respect of the Class D Certificates.

UNUSED DEPOSITS

     The Class D Trustee's obligation to purchase the Series D Equipment Notes is subject to satisfaction of certain conditions at the time of financing, as set forth in the Note Purchase Agreement. See "Description of the Certificates--Obligation to Purchase Equipment Notes". Since the Owned Aircraft to be financed pursuant to the Note Purchase Agreement are scheduled for delivery from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of delivery for each such Aircraft. Moreover, since such Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to the Aircraft manufacturer's right to postpone deliveries under its agreement with Continental. See "Description of the Aircraft--Future Deliveries of Aircraft".

     If any funds remain as Deposits with respect to the Class D Trust at the end of the Delivery Period or, if earlier, upon the acquisition by the Class D Trust of Series D Equipment Notes with respect to all of the Owned Aircraft to be financed pursuant to the Note Purchase Agreement (the "Delivery Period Termination Date"), such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon but without premium, to the Class D Certificateholders after at least 15 days' prior written notice.

DISTRIBUTION UPON OCCURRENCE OF TRIGGERING EVENT

     If a Triggering Event shall occur under the Series 2000-2 prior to the Delivery Period Termination Date, the Escrow Agent will withdraw any funds then held as Deposits with respect to the Class D Trust and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the Class D Certificateholders by the Paying Agent on behalf of the Escrow Agent, after at least 15 days' prior written notice. Accordingly, if a Triggering Event occurs under the Series 2000-2 prior to the Delivery Period Termination Date, the Class D Trust will not acquire Series D Equipment Notes issued with respect to Aircraft delivered after the occurrence of such Triggering Event.

DEPOSITARY

     Credit Suisse First Boston, New York Branch, will act as depositary (the "Depositary"). Credit Suisse First Boston ("CSFB") is a Swiss bank with total consolidated assets of approximately Sfr 674 billion ($413 billion) and total consolidated shareholder's equity of approximately Sfr 29 billion ($18 billion), in each case at December 31, 2000. CSFB was founded in 1856 in Zurich. CSFB's registered head office is in Zurich, Switzerland.

     CSFB has been licensed by the Superintendent of Banks of the State of New York to operate a branch in New York. It is also subject to review and supervision by the Federal Reserve Bank.

     CSFB has long-term unsecured debt ratings of A1 from Moody's Investors Service, Inc. ("Moody's") and AA from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's", and together with Moody's, the "Rating Agencies"), and short-term unsecured debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

     CSFB's New York branch has executive offices at Eleven Madison Avenue, New York, New York 10010, (212) 325-9000. A copy of the Annual Report of CSFB for the year ended December 31, 2000 may be obtained from CSFB by delivery of a written request to its New York branch, Attention: Corporate Affairs.

                      DESCRIPTION OF THE ESCROW AGREEMENT

     The following summary describes all material terms of the escrow and paying agent agreement (the "Escrow Agreement"). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission.

     Wells Fargo Bank Northwest, National Association, as escrow agent (the "Escrow Agent"), Wilmington Trust Company, as paying agent on behalf of the Escrow Agent (the "Paying Agent"), the Class D Trustee and the Underwriters will enter into an Escrow Agreement for the benefit of the Class D Certificateholders as holders of the escrow receipts affixed thereto (in such capacity, a "Receiptholder"). The cash proceeds of the offering of the Class D Certificates, to the extent not used to purchase Series D Equipment Notes on the Issuance Date, will be deposited on behalf of the Escrow Agent (for the benefit of Receiptholders) with the Depositary as Deposits. The Escrow Agent shall permit the Class D Trustee to cause funds to be withdrawn from the Deposits on or prior to the Delivery Period Termination Date to allow such Trustee to purchase the Series D Equipment Notes pursuant to the Note Purchase Agreement. In addition, the Escrow Agent shall direct the Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

     The Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more Paying Agent Account(s), which shall be non-interest-bearing. The Paying Agent shall deposit interest on Deposits and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. The Paying Agent shall distribute these amounts on a Class D Regular Distribution Date or Special Distribution Date, as appropriate.

     Upon receipt by the Depositary of cash proceeds from this Offering, the Escrow Agent will issue one or more escrow receipts ("Escrow Receipts") which will be affixed by the Class D Trustee to each Class D Certificate. Each Escrow Receipt evidences a fractional undivided interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Class D Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed.

          DESCRIPTION OF THE LIQUIDITY FACILITIES FOR THE PRIOR SERIES

     The following summary describes all terms that are material to a holder of Class D Certificates of the Liquidity Facilities for the Class A, B and C Certificates and certain provisions of the Intercreditor Agreements relating to the Liquidity Facilities. The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Liquidity Facilities and the Intercreditor Agreement set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreements, each of which was filed as an exhibit to a Current Report on Form 8-K filed by Continental with the Commission, and to the amendment to each Intercreditor Agreement to be executed in connection with this Offering, which will be so filed. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

     Except as otherwise indicated, the following summary relates to the Intercreditor Agreement and the Liquidity Facilities for each Prior Series. The terms and conditions of each of the Liquidity Facilities and the Intercreditor Agreements are substantially the same.

GENERAL

     The Class D Certificates will not have the benefit of a Liquidity Facility, unlike the Class A, B and C Certificates. For each Class of Certificates issued under each Prior Series, the Subordination Agent for such Prior Series has entered into one or more revolving credit agreements (each, a "Liquidity Facility") with the liquidity provider thereunder (each, a "Liquidity Provider"). The Liquidity Providers are listed under "--Drawings".

     The Intercreditor Agreement and the Liquidity Facilities for each Prior Series provide that certain payments to the Liquidity Providers for such Prior Series be made prior to payments to the Trustees for such Prior Series and the Class D Trustee. See "Description of the Intercreditor Agreements--Priority of Distributions".

     Under each Liquidity Facility, the Liquidity Provider thereunder will, if necessary, make one or more advances ("Interest Drawings") to the related Subordination Agent in an aggregate amount (the "Required Amount") sufficient to pay interest on the related Certificates on up to three consecutive semiannual Regular Distribution Dates thereunder at the applicable Stated Interest Rate. If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for any Trust (other than the Class D Trust), the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial liquidity provider with respect to each Trust (other than the Class D Trust) may be replaced by one or more other entities with respect to any of such Trusts under certain circumstances.

DRAWINGS

     The aggregate amount available under the Liquidity Facility for each Trust (other than the Class D Trust) at the expected Issuance Date (or, in the case of the Series 2000-2, October 2, 2001, the first Regular Distribution Date with respect to such Series after the first 23 aircraft available to be financed by such Series are scheduled to have been delivered, assuming that such aircraft are so financed, that Senior Equipment Notes in the maximum principal amount with respect to all such aircraft are acquired by the applicable Trusts and that all interest and principal due on or prior to such date is paid), together with certain information relating to margins payable under the Liquidity Facilities, are listed in the table below:

                                                                               MARGIN FOR DRAWINGS
                                                                  ---------------------------------------------
                                                                  INTEREST DRAWINGS
                                                     AVAILABLE        AND FINAL       DOWNGRADE   NON-EXTENSION
  TRUST              LIQUIDITY PROVIDERS              AMOUNT          DRAWINGS        DRAWINGS      DRAWINGS
---------  ---------------------------------------  -----------   -----------------   ---------   -------------
1997-4A    ABN AMRO Bank N.V. and Westdeutsche      $47,535,304         1.75%           1.75%         1.75%
           Landesbank Girozentrale
1997-4B    ABN AMRO Bank N.V. and Westdeutsche       13,571,147         1.75            1.75          1.75
           Landesbank Girozentrale
1997-4C    ABN AMRO Bank N.V. and Westdeutsche        9,480,489         1.75            1.75          1.75
           Landesbank Girozentrale

1998-1A    AIG Matched Funding Corp.                 44,371,982         1.75            1.75          1.75
1998-1B    AIG Matched Funding Corp.                 12,682,221         1.75            1.75          1.75
1998-1C    AIG Matched Funding Corp.                 11,668,475         1.75            1.75          1.75

1998-3A-1  Westdeutsche Landesbank Girozentrale       8,575,119         1.75            1.75          1.75
1998-3A-2  Westdeutsche Landesbank Girozentrale      18,883,212         1.75            1.75          1.75
1998-3B    Morgan Stanley Capital Services, Inc.      6,011,797         1.75            1.75          1.75
1998-3C-1  Morgan Stanley Capital Services, Inc.      7,730,957         1.75            1.75          1.75
1998-3C-2  Morgan Stanley Capital Services, Inc.      8,250,101         1.75            1.75          1.75

1999-1A    Bayerische Landesbank Girozentrale        49,778,783         1.75            1.75          1.75
1999-1B    Bayerische Landesbank Girozentrale        13,870,976         1.75            1.75          1.75
1999-1C    Bayerische Landesbank Girozentrale        11,604,296         1.75            1.75          1.75

1999-2A-1  Bayerische Landesbank Girozentrale        31,462,205         1.75            1.75          1.75
1999-2A-2  Bayerische Landesbank Girozentrale        20,366,262         1.75            1.75          1.75
1999-2B    Bayerische Landesbank Girozentrale        12,260,566         1.75            1.75          1.75
1999-2C-1  Bayerische Landesbank Girozentrale         3,314,665         1.75            1.75          1.75
1999-2C-2  Bayerische Landesbank Girozentrale         8,984,918         1.75            1.75          1.75

2000-1A-1  Landesbank Hessen-Thuringen               46,468,219         2.00            2.00          2.00
           Girozentrale
2000-1A-2  Landesbank Hessen-Thuringen               13,997,282         2.00            2.00          2.00
           Girozentrale
2000-1B    Landesbank Hessen-Thuringen               14,060,001         2.00            2.00          2.00
           Girozentrale
2000-1C-1  Morgan Stanley Capital Services, Inc.      8,575,429         2.25            2.25          2.25
2000-1C-2  Morgan Stanley Capital Services, Inc.      5,731,130         2.25            2.25          2.25

2000-2A-1  Landesbank Hessen-Thuringen               43,969,206         1.50            1.50          1.50
           Girozentrale
2000-2A-2  Landesbank Hessen-Thuringen               19,177,876         1.50            1.50          1.50
           Girozentrale
2000-2B    Landesbank Hessen-Thuringen               18,826,320         1.50            1.50          1.50
           Girozentrale
2000-2C    Landesbank Hessen-Thuringen               17,301,096         1.50            1.50          1.50
           Girozentrale

     Except as otherwise provided below, the Liquidity Facility for each Trust (other than the Class D Trust) will enable the related Subordination Agent to make Interest Drawings thereunder promptly on or after any Regular Distribution Date (other than any Class D Regular Distribution Date that is not a Special Distribution Date) thereunder to pay interest then due and payable on the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to such Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest; provided, however, that the maximum amount available to be drawn under the Liquidity Facility with respect to any Trust (other than the Class D Trust) on any Regular Distribution Date thereunder to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The "Maximum Available Commitment" at any time under each Liquidity Facility is an amount equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

     The Liquidity Facility for any Class of Certificates under any Prior Series does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class or any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Class or more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other Class. (Liquidity Facilities, Section 2.02; Intercreditor Agreements, Section 3.6) In addition, the Liquidity Facility with respect to each Trust (other than the Class D Trust) does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

     Each payment by a Liquidity Provider reduces by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings, upon reimbursement of the applicable Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Liquidity Facility in respect of interest on the Certificates of such Trust will be reinstated to an amount not to exceed the then Required Amount of the related Liquidity Facility. However, such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default shall have occurred and be continuing under such Liquidity Facility and
(ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes issued under the related Prior Series are Performing Equipment Notes. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. The Required Amount of the Liquidity Facility for any Trust (other than the Class D Trust) will be automatically reduced from time to time to an amount equal to the next three successive interest payments due on the Certificates of such Trust (without regard to expected future payment of principal of such Certificates) at the Stated Interest Rate for such Trust. (Liquidity Facilities, Section 2.04(a); Intercreditor Agreements, Section 3.6(j))

     "Performing Equipment Note" means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding under the U.S. Bankruptcy Code in which Continental is a debtor any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code or as may apply for the cure of such payment default under
Section 1110(a)(2)(B) of the U.S. Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period.

     If at any time the short-term unsecured debt rating of a Liquidity Provider for any Trust (other than the Class D Trust) then issued by either Rating Agency is lower than the threshold rating specified for such Trust (except under certain circumstances subject to written confirmation of the Rating Agencies that such circumstances will not result in the downgrading, withdrawal or suspension of the ratings of the relevant Class of Certificates), and such Liquidity Facility is not replaced with a replacement Liquidity Facility within a specified number of days after notice of such downgrading and as otherwise provided in the applicable Intercreditor Agreement, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Liquidity Facility (the "Downgrade Drawing"). The proceeds of a Downgrade Drawing will be deposited into a cash collateral account (the "Cash Collateral Account") for such Class of Certificates and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreements, Section 3.6(c)) If a qualified replacement Liquidity Facility is subsequently provided, the balance of the Cash Collateral Account will be repaid to the replaced Liquidity Provider.

     The Liquidity Facility for each Trust (other than the Class D Trust) provides that the applicable Liquidity Provider's obligations thereunder will expire on the earliest of:

      -- 364 days after the initial issuance date of the Certificates issued by such Trust (counting from, and including, such issuance date).

      -- The date on which the applicable Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full.

      -- The date on which the applicable Subordination Agent delivers to such Liquidity Provider a certification that a replacement Liquidity Facility has been substituted for such Liquidity Facility.

      -- The fifth Business Day following receipt by the applicable Subordination Agent of a Termination Notice from such Liquidity Provider (see "--Liquidity Events of Default").

      -- The date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility.

     Each Liquidity Facility provides that it may be extended for additional 364-day periods by mutual agreement of the relevant Liquidity Provider and the relevant Subordination Agent. Under certain circumstances the Liquidity Provider may extend its Liquidity Facilities to the date that is 15 days after the Final Maturity Date for the relevant Class of Certificates.

     Each Intercreditor Agreement provides for the replacement of the Liquidity Facility for any related Trust (other than the Class D Trust) if such Liquidity Facility is scheduled to expire earlier than 15 days after the Final Maturity Date for the Certificates of such Trust and such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Liquidity Facility (the "Non-Extension Drawing"). The proceeds of the Non-Extension Drawing will be deposited in the Cash Collateral Account for the related Class of Certificates as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreements, Section 3.6(d))

     Upon receipt by the relevant Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider, such Subordination Agent shall request a final drawing (a "Final Drawing") under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. Such Subordination Agent will hold the proceeds of the Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreements, Section 3.6(i))

REIMBURSEMENT OF DRAWINGS

     The Subordination Agent for each Prior Series must reimburse amounts drawn under any related Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest thereon, but only to the extent that such Subordination Agent has funds available therefor.

  INTEREST DRAWINGS AND FINAL DRAWINGS

     Amounts drawn by reason of an Interest Drawing or Final Drawing under a Liquidity Facility relating to any Trust (other than the Class D Trust) will be immediately due and payable, together with interest on the amount of such drawing. From the date of the drawing to (but excluding) the third business day following the applicable Liquidity Provider's receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus the applicable margin specified in the table under "--Drawings". Thereafter, interest will accrue at LIBOR for the applicable interest period plus such margin. In the case of the Final Drawing, however, the Subordination Agent may convert the Final Drawing into a drawing bearing interest at the Base Rate plus such margin on the last day of an interest period for such Drawing.

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent ( 1/4 of 1%).

     "LIBOR" means, with respect to any interest period, (i) the rate per annum appearing on display page 3750 (British Bankers Association--LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Liquidity Provider in the London interbank market at approximately 11:00 A.M. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the LIBOR Advance to which such interest period is to apply and for a period comparable to such interest period.

  DOWNGRADE DRAWINGS AND NON-EXTENSION DRAWINGS

     The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

      -- Such amount will be released on any Distribution Date (other than any Class D Regular Distribution Date that is not a Special Distribution
           Date) under such Liquidity Facility to the applicable Liquidity Provider to the extent that such amount exceeds the Required Amount.

      -- Any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings.

      -- The balance of such amount will be invested in certain specified eligible investments.

     Any Downgrade Drawing under any of the Liquidity Facilities, other than any portion thereof applied to the payment of interest on the related Certificates, will bear interest (x) subject to clause (y) below, at a rate equal to LIBOR for the applicable interest period (or, in the case of certain Prior Series, in an amount equal to the investment earnings on amounts deposited in the related Cash Collateral Account attributable to such Liquidity Facility) plus a specified margin on the outstanding amount from time to time of such Downgrade Drawing and
(y) from and after the date, if any, on which it is converted into a Final Drawing as described below under "--Liquidity Events of Default", at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under "--Interest Drawings and Final Drawings", the Base Rate or, in the case of certain Prior Series, in an amount equal to investment earnings on amounts deposited in the related Cash Collateral Account attributable to such Liquidity Facility) plus the applicable margin specified in the table under "--Drawings".

     Any Non-Extension Drawing under any of the Liquidity Facilities, other than any portion thereof applied to the payment of interest on the related Certificates, will bear interest (x) subject to clause (y) below, at a rate equal to LIBOR for the applicable interest period (or, in the case of certain Prior Series, in an amount equal to the investment earnings on amounts deposited in the related Cash Collateral Account attributable to such Liquidity Facility) plus a specified margin on the outstanding amount from time to time of such Non-Extension Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under "--Liquidity Events of Default", at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under "--Interest Drawings and Final Drawings", the Base Rate or, in the case of certain Prior Series, in an amount equal to investment earnings on amounts deposited in the related Cash Collateral Account attributable to such Liquidity Facility) plus the applicable margin specified in the table under "--Drawings".

LIQUIDITY EVENTS OF DEFAULT

     Events of Default under each Liquidity Facility (each, a "Liquidity Event of Default") will consist of:

      -- The acceleration of all the Equipment Notes issued under the related Prior Series (provided, in the case of the Series 2000-2, that if such acceleration occurs during the Delivery Period, the aggregate principal amount thereof exceeds $300 million).

      -- Certain bankruptcy or similar events involving Continental. (Liquidity Facilities, Section 1.01)

     If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes issued under the related Prior Series are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a "Termination Notice"). The Termination Notice will have the following consequences:

      -- The related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the applicable Subordination Agent.

      -- The applicable Subordination Agent will promptly request, and the applicable Liquidity Provider will make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder.

      -- Any Interest Drawing, Downgrade Drawing or Non-Extension Drawing under such Liquidity Facility remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing thereunder.

      -- All amounts owing to the applicable Liquidity Provider automatically will be accelerated.

     Notwithstanding the foregoing, the applicable Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreements--Priority of Distributions". (Liquidity Facilities, Section 6.01) Upon the circumstances described below under "Description of the Intercreditor Agreements--Intercreditor Rights", a liquidity provider may become the Controlling Party with respect to the related Prior Series with respect to the exercise of remedies under the Indentures under such Prior Series. (Intercreditor Agreements, Section 2.6(c))

                  DESCRIPTION OF THE INTERCREDITOR AGREEMENTS

     The following summary describes all material provisions of the Intercreditor Agreement for each Prior Series, as amended for this Offering (collectively, the "Intercreditor Agreements"), among the Class D Trustee, the Trustees relating to such Prior Series, the Liquidity Provider(s) relating to such Prior Series and Wilmington Trust Company, as subordination agent relating to such Prior Series (the "Subordination Agent"). The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Intercreditor Agreement set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreements, each of which was filed as an exhibit to a Current Report on Form 8-K filed by Continental with the Commission, and to the amendment to each Intercreditor Agreement to be executed in connection with this Offering, which will be so filed.

     Except as otherwise indicated, the following summary relates to the Intercreditor Agreement for each Prior Series. The terms and conditions of each of the Intercreditor Agreements are substantially the same.

INTERCREDITOR RIGHTS

  CONTROLLING PARTY

     Each Loan Trustee will be directed in taking, or refraining from taking, any action under the applicable Indenture or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Default (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant) shall have occurred and be continuing thereunder. For so long as the Subordination Agent for any Prior Series is the registered holder of the related Equipment Notes, such Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of such Equipment Notes.

     After the occurrence and during the continuance of an Indenture Default under an Indenture (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant), the applicable Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party for the related Prior Series, subject to the limitations described below. See "Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

     The "Controlling Party" with respect to a Prior Series will be:

      --   The Class A Trustee of such Prior Series.

      -- Upon payment of Final Distributions to the holders of Class A Certificates of such Prior Series, the Class B Trustee of such Prior Series.

      -- Upon payment of Final Distributions to the holders of Class B Certificates of such Prior Series, the Class C Trustee of such Prior Series.

      -- Upon payment of Final Distributions to the holders of Class C Certificates of such Prior Series, the Class D Trustee.

      -- Under certain circumstances, and notwithstanding the foregoing, the liquidity provider with respect to such Prior Series with the largest amount owed to it, as discussed in the next paragraph.

     The Intercreditor Agreement for each Prior Series provides that at any time after 18 months from the earlier to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing thereunder) and remain unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing thereunder shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates of such Prior Series and remain unreimbursed and (z) the date on which all Equipment Notes of such Prior Series shall have been accelerated (provided, in the case of the Series 2000-2, that if such acceleration occurs prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $300 million), the liquidity provider for such Prior Series with the highest outstanding amount of Liquidity Obligations shall have the right to become the Controlling Party with respect to any Indenture relating to such Prior Series.

     For purposes of giving effect to the rights of the Controlling Party for each Prior Series, the Trustees of such Prior Series and the Class D Trustee (other than such Controlling Party) shall irrevocably agree, and the Certificateholders of such Prior Series and the Class D Certificateholders (other than the Certificateholders represented by such Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent for such Prior Series, as record holder of the Equipment Notes of such Prior Series and the related Series D Equipment Notes, shall exercise its voting rights in respect of such Equipment Notes as directed by such Controlling Party. (Intercreditor Agreements, Section 2.6) For a description of certain limitations on each Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes--Remedies".

     "Final Distributions" means, with respect to the Certificates of any Trust (other than the Class D Trust) on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest calculated at the applicable Stated Interest Rate on the Pool Balance of such Certificates (excluding interest payable on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the applicable note purchase agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust (other than the Class D Trust), any premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

  SALE OF EQUIPMENT NOTES OR AIRCRAFT

     Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party for the related Prior Series may accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as, with respect to any Prior Series, any Certificates of such Prior Series or any Class D Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture relating to such Prior Series and (y) the bankruptcy or insolvency of Continental, without the consent of each Trustee of such Prior Series and the Class D Trustee, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. In addition, with respect to any Leased Aircraft, the amount and payment dates of rentals payable by Continental under the related Lease may not be adjusted during this nine-month period, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Continental under such Lease before giving effect to such adjustment.

     "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) 75% of the Appraised Current Market Value of such Aircraft and (2) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon. The Minimum Sale Price for such Aircraft and the discounted present value of all rentals shall be determined using the weighted average interest rate of the Equipment Notes outstanding under such Indenture as the discount rate.

PRIORITY OF DISTRIBUTIONS

  BEFORE A TRIGGERING EVENT

     So long as no Triggering Event shall have occurred (whether or not continuing) with respect to a Prior Series, all payments in respect of the Senior Equipment Notes held for Trusts under such Prior Series and Series D Equipment Notes issued under Owned Aircraft Indentures relating to such Prior Series and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent for such Prior Series on such Distribution Date in the following order of priority:

      -- To the Liquidity Provider for such Prior Series to the extent required to pay the Liquidity Expenses for such Prior Series.

      -- To the Liquidity Provider for such Prior Series to the extent required to pay interest accrued on the Liquidity Obligations for such Prior Series.

      -- To the Liquidity Provider for such Prior Series to the extent required to pay or reimburse such Liquidity Provider for certain Liquidity Obligations for such Prior Series (other than amounts payable pursuant to the two preceding clauses) and, if applicable, to replenish each Cash Collateral Account for such Prior Series up to the Required Amount for such Prior Series.

      -- To the Class A Trustee of such Prior Series to the extent required to pay Expected Distributions on the Class A Certificates of such Prior Series.

      -- To the Class B Trustee of such Prior Series to the extent required to pay Expected Distributions on the Class B Certificates of such Prior Series.

      -- To the Class C Trustee of such Prior Series to the extent required to pay Expected Distributions on the Class C Certificates of such Prior Series.

      -- To the Class D Trustee to the extent required to pay Expected Distributions on the Class D Certificates.

      -- To the Subordination Agent for such Prior Series and each Trustee of such Prior Series and the Class D Trustee for the payment of certain fees and expenses.

     Notwithstanding the foregoing, on any Class D Regular Distribution Date that is not a Special Distribution Date, no distributions will be made to the Class A Trustee, the Class B Trustee or the Class C Trustee in respect of Expected Distributions unless on the immediately preceding Distribution Date all amounts payable to them in respect of Expected Distributions were not distributed in full. In addition, on any Regular Distribution Date that is not a Class D Regular Distribution Date or a Special Distribution Date, no distributions will be made to the Class D Trustee in respect of Expected Distributions unless on the immediately preceding Distribution Date all amounts payable to the Class D Trustee in respect of Expected Distributions were not distributed in full.

     "Liquidity Obligations" means, with respect to any Prior Series, the obligations to reimburse or to pay the Liquidity Provider for such Prior Series all principal, interest, fees and other amounts owing to it under each Liquidity Facility for such Prior Series or certain other agreements (or such lesser amount as such Liquidity Provider may otherwise agree).

     "Liquidity Expenses" means, with respect to any Prior Series, the Liquidity Obligations for such Prior Series other than any interest accrued thereon or the principal amount of any drawing under the Liquidity Facilities for such Prior Series.

     "Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of (1) accrued and unpaid interest calculated at the Stated

Interest Rate on the Pool Balance of such Certificates (excluding interest, if any, payable with respect to any Deposits relating to such Trust) and (2) the difference between:

          (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date for such Certificates, the original aggregate face amount of the Certificates of such Trust) and

          (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement applicable to such Certificates has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date for such Certificates, occurring after the initial issuance of the Certificates of such Trust).

     For purposes of determining the priority of distributions on account of the redemption, purchase or prepayment of all of the Equipment Notes issued pursuant to an Indenture, clause (1) of the definition of Expected Distributions shall be deemed to read as follows: "(1) accrued, due and unpaid interest calculated at the Stated Interest Rate on the Pool Balance of such Certificates together with (without duplication) accrued and unpaid interest on a portion of such Certificates equal to the outstanding principal amount of the Equipment Notes held in such Trust and being redeemed, purchased or prepaid (immediately prior to such redemption, purchase or prepayment), in each case excluding interest, if any, payable with respect to any Deposits relating to such Trust".

  AFTER A TRIGGERING EVENT

     Upon the occurrence of a Triggering Event with respect to a Prior Series and at all times thereafter, all funds received by the Subordination Agent for such Prior Series in respect of the Senior Equipment Notes held for Trusts under such Prior Series and Series D Equipment Notes issued under Owned Aircraft Indentures relating to such Prior Series and certain other payments will be promptly distributed by such Subordination Agent in the following order of priority:

      -- To the Subordination Agent for such Prior Series, any Trustee of such Prior Series, the Class D Trustee, any Certificateholder of such Prior Series, any Class D Certificateholder and the Liquidity Provider for such Prior Series to the extent required to pay certain out-of-pocket costs and expenses actually incurred by such Subordination Agent or any such Trustee or to reimburse any such Certificateholder or such Liquidity Provider in respect of payments made to such Subordination Agent or such Trustee in connection with the protection or realization of the value of such Equipment Notes, any Trust Indenture Estate under (and as defined in) any Leased Aircraft Indenture under such Prior Series or Collateral under (and as defined in) any Owned Aircraft Indenture under such Prior Series (collectively, the "Administration Expenses").

      -- To the Liquidity Provider for such Prior Series to the extent required to pay the Liquidity Expenses for such Prior Series.

      -- To the Liquidity Provider for such Prior Series to the extent required to pay interest accrued on the Liquidity Obligations for such Prior Series.

      -- To the Liquidity Provider for such Prior Series to the extent required to pay the outstanding amount of all Liquidity Obligations for such Prior Series and, if applicable, with respect to any particular Liquidity Facility under such Prior Series, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes under such Prior Series are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under such Liquidity Facility or (y) a Final Drawing shall have occurred under such Liquidity Facility, to replenish the Cash

           Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) of this clause is applicable).

      -- To the Subordination Agent for such Prior Series, any Trustee of such Prior Series, the Class D Trustee, any Certificateholder of such Prior Series or any Class D Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable for such Prior Series.

      -- To the Class A Trustee for such Prior Series to the extent required to pay Adjusted Expected Distributions on the Class A Certificates of such Prior Series.

      -- To the Class B Trustee for such Prior Series to the extent required to pay Adjusted Expected Distributions on the Class B Certificates for such Prior Series.

      -- To the Class C Trustee for such Prior Series to the extent required to pay Adjusted Expected Distributions on the Class C Certificates for such Prior Series.

      -- To the Class D Trustee to the extent required to pay Adjusted Expected Distributions on the Class D Certificates.

     "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest calculated at the Stated Interest Rate on the Pool Balance of such Certificates (excluding interest, if any, payable with respect to any Deposits relating to such Trust) and (2) the greater of:

          (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date for such Certificates, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes other than Performing Equipment Notes (the "Non-Performing Equipment Notes") held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of such Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and
     (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement applicable to such Certificates has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust), and

          (B) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date for such Certificates, the original aggregate face amount of the Certificates of such Trust), less the amount of any Deposits for such Class of Certificates as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date for such Certificates, the original aggregate amount of any Deposits for such Class of Certificates) other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement, over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

PROVIDED that, until the date of the initial LTV Appraisals, clause (B) shall not apply.

     For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions or Adjusted Expected Distributions.

     Since the Pool Balance of the Class D Certificates corresponds to Series D Equipment Notes issued under all Prior Series but the calculation of "Expected Distributions" and "Adjusted Expected Distributions" relates only to a single Prior Series, these terms must be modified when applied to the Class D Certificates. Accordingly, for purposes of determining any distribution under any Prior Series to the Class D Trustee, the terms "Expected Distributions" and "Adjusted Expected Distributions" will be changed as follows: (i) the original aggregate face amount of the Class D Certificates for purposes of such Prior Series shall be deemed to be the amount set forth in the table below for such Prior Series, (ii) any reference in such definitions to "Equipment Notes" shall be deemed to refer to the Series D Equipment Notes issued under Owned Aircraft Indentures relating to such Prior Series, (iii) any reference in such definitions to the "Intercreditor Agreement applicable to such Certificates" shall be deemed to refer to the Intercreditor Agreement for such Prior Series and (iv) the Pool Balance of the Class D Certificates for purposes of such Prior Series shall be deemed to be the amount set forth in the table below for such Prior Series less the aggregate amount of all payments made in respect of the Class D Certificates under the Intercreditor Agreement for such Prior Series or in respect of Deposits relating to the Class D Trust other than payments made under such Intercreditor Agreement in respect of interest or premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance for the Class D Certificates as of any Distribution Date for purposes of determining Expected Distributions and Adjusted Expected Distributions under the Intercreditor Agreement for any Prior Series shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Series D Equipment Notes of such Prior Series or payment with respect to other Trust Property held in the Class D Trust and the distribution thereof pursuant to such Intercreditor Agreement (except in the case of such unused Deposits) to be made on that date.

                                                               DEEMED ORIGINAL
                                                            AGGREGATE FACE AMOUNT
PRIOR SERIES                                               OF CLASS D CERTIFICATES
------------                                               -----------------------
1997-4.................................................          $     5,000
1998-1.................................................           22,235,385
1998-3.................................................           18,210,710
1999-1.................................................           69,734,783
1999-2.................................................           30,144,374
2000-1.................................................           22,408,994
2000-2.................................................           37,260,754

     For each Prior Series, "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means the (i) the sum of the applicable LTV Collateral Amounts for each Aircraft financed under such Prior Series, minus
(ii) the Pool Balance for each Class of Certificates under such Prior Series, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes, minus
(iii) in the case of the Class D Certificates, the sum of the applicable LTV Collateral Amounts for each Leased Aircraft securing Equipment Notes of such Prior Series.

     For each Prior Series, "LTV Collateral Amount" of any Aircraft financed under such Prior Series for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates and such Prior Series multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under and as defined in the relevant Lease, in the case of a Leased Aircraft, or relevant Indenture, in the case of an Owned Aircraft, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account for such Prior Series) or payable to such Loan Trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Notes issued in respect of such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

     For each Prior Series, "LTV Ratio" means, for each Class of Certificates as of any date, the percentages set forth in the following table (in the case of the Series 2000-1, for the applicable time period):

                                            CLASS A        CLASS B        CLASS C        CLASS D
PRIOR SERIES          TIME PERIOD         CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
------------   -------------------------  ------------   ------------   ------------   ------------
   1997-4                                    44.0%          56.0%          68.0%          69.0%
   1998-1                                    40.5           53.0           64.0           65.0
   1998-3                                    45.0           54.0           67.0           68.0
   1999-1                                    42.5           53.0           67.0           68.0
   1999-2                                    40.53          50.18          61.76          62.80
   2000-1          Up to May 1, 2005         41.0           51.0           63.0           64.0
               May 2, 2005 - May 1, 2010     41.0           49.0           63.0           64.0
                   After May 1, 2010         39.0           47.0           63.0           NA
   2000-2                                    42.0           54.0           64.0           68.0

     "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three LTV Appraisals of such Aircraft. After a Triggering Event occurs with respect to any Prior Series and any Equipment Note under such Prior Series becomes a Non-Performing Equipment Note, the Subordination Agent for such Prior Series shall obtain LTV Appraisals of all of the Aircraft financed under such Prior Series as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party for such Prior Series reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, such Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

     "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

     Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the Certificates of any Trust (other than the Class D Trust), will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in any Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider.

VOTING OF EQUIPMENT NOTES

     In the event that the Subordination Agent for any Prior Series, as the registered holder of any Equipment Note under such Prior Series, receives a request for its consent to any amendment, modification, consent or waiver under such Equipment Note or the related Indenture (or, if applicable, the related Lease, the related participation agreement or other related document), (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, such Subordination Agent shall request instructions from the Trustee(s) of such Prior Series and the Class D Trustee, and shall vote or consent in accordance with the directions of such Trustee(s) and the Class D Trustee, and (ii) if any Indenture Default (which, in the case of any Leased Aircraft Indenture, has not been cured by the applicable Owner Trustee or Owner Participant) shall have occurred and be continuing with respect to such Indenture, such Subordination Agent will exercise its voting rights as directed by the Controlling Party for such Prior Series, subject to certain limitations; provided that no such amendment, modification, consent or waiver shall, without the consent of the Liquidity Provider for such Prior Series, reduce the amount of rent, supplemental rent or stipulated loss values payable by Continental under any Lease relating to such Prior Series or reduce the amount of principal or interest payable by Continental under any Equipment Note issued under any Owned Aircraft Indenture under such Prior Series. (Intercreditor Agreements,
Section 9.1(b))

THE SUBORDINATION AGENT

     Wilmington Trust Company is the Subordination Agent under each Intercreditor Agreement. Continental and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration.

     Each Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the applicable Intercreditor Agreement. The Controlling Party for each Prior Series may remove the Subordination Agent for such Series for cause as provided in the Intercreditor Agreement for such Series. In such circumstances, a successor Subordination Agent for such Series will be appointed as provided in the Intercreditor Agreement for such Series. Any resignation or removal of any Subordination Agent and appointment of a successor Subordination Agent for such Series does not become effective until acceptance of the appointment by such successor Subordination Agent. (Intercreditor Agreements, Section 8.1)

                          DESCRIPTION OF THE AIRCRAFT

THE AIRCRAFT

     The 63 Boeing aircraft expected to secure the Series D Equipment Notes to be purchased by the Class D Trust pursuant to this Offering (the "Owned Aircraft" and, together with the Leased Aircraft, the "Aircraft") will consist of 59 aircraft that were acquired by Continental prior to the Issuance Date and four aircraft scheduled for delivery from August 2001 to December 2001. The Owned Aircraft acquired prior to the Issuance Date consist of nine Boeing 737-524 aircraft, 12 Boeing 737-724 aircraft, 13 Boeing 737-824 aircraft, two Boeing 737-924 aircraft, 12 Boeing 757-224 aircraft, three Boeing 767-224ER aircraft, four Boeing 767-424ER aircraft and four Boeing 777-224ER aircraft, each of which was be newly delivered by the manufacturer. See "Prospectus Supplement Summary--Equipment Notes and the Aircraft" for additional information with respect to each such Owned Aircraft. The Owned Aircraft scheduled for delivery after the Issuance Date consist of two Boeing 737-824 aircraft and two Boeing 737-924 aircraft, each of which will be newly delivered by the manufacturer during the Delivery Period. The Aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

  BOEING 737-524 AIRCRAFT

     The Boeing 737-524 aircraft is a medium-range aircraft with a seating capacity of approximately 104 passengers. The engine type utilized on Continental's 737-524 is the CFM International, Inc. CFM56-3-B1.

  BOEING 737-724 AIRCRAFT

     The Boeing 737-724 aircraft is a medium-range aircraft with a seating capacity of approximately 124 passengers. The engine type utilized on Continental's 737-724 aircraft is the CFM International, Inc. CFM56-7B24.

  BOEING 737-824 AIRCRAFT

     The Boeing 737-824 aircraft is a medium-range aircraft with a seating capacity of approximately 150 passengers. The engine type utilized on Continental's 737-824 aircraft is the CFM International, Inc. CFM56-7B26.

  BOEING 737-924 AIRCRAFT

     The Boeing 737-924 aircraft is a medium-range aircraft with a seating capacity of approximately 167 passengers. The engine type utilized on Continental's 737-924 aircraft is the CFM International, Inc. CFM56-7B26.

  BOEING 757-224 AIRCRAFT

     The Boeing 757-224 aircraft is a medium-range aircraft with a seating capacity of approximately 183 passengers. The engine type utilized on Continental's 757-224 aircraft is the Rolls-Royce RB211-535E4B.

  BOEING 767-224ER AIRCRAFT

     The Boeing 767-224ER aircraft is a long-range aircraft with a seating capacity of approximately 174 passengers. The engine type utilized on Continental's 767-224ER aircraft is the General Electric Company CF6-80C2B4F.

  BOEING 767-424ER AIRCRAFT

     The Boeing 767-424ER aircraft is a long-range aircraft with a seating capacity of approximately 235 passengers. The engine type utilized on Continental's 767-424ER aircraft is the General Electric CF6-80C2B8F.

  BOEING 777-224ER AIRCRAFT

     The Boeing 777-224ER aircraft is a long-range aircraft with a seating capacity of approximately 283 passengers. The engine type utilized on Continental's 777-224ER aircraft is the General Electric GE90-90B.

FUTURE DELIVERIES OF AIRCRAFT

     The table below sets forth certain information about the aircraft that may be financed with the proceeds of this Offering and that were not acquired prior to the Issuance Date. All of such aircraft relate to Series 2000-2. Under the Note Purchase Agreement, Continental will select to be financed pursuant to this Offering two of the ten Boeing 737-824 aircraft listed below and two of the six Boeing 737-924 aircraft listed below.

                  EXPECTED                                           MAXIMUM PRINCIPAL
                REGISTRATION   MANUFACTURER'S   SCHEDULED DELIVERY    AMOUNT OF SENIOR
AIRCRAFT TYPE      NUMBER      SERIAL NUMBER         MONTH(1)        EQUIPMENT NOTES(2)
--------------  ------------   --------------   ------------------   ------------------
Boeing 737-824     N37263          31583          August 2001           $30,712,500
Boeing 737-824     N33264          31584          August 2001            30,712,500
Boeing 737-824     N76265          31585          August 2001            30,712,500
Boeing 737-824     N33266          32403          August 2001            30,712,500
Boeing 737-824     N37267          31586         September 2001          30,712,500
Boeing 737-824     N38268          31587         September 2001          30,712,500
Boeing 737-824     N76269          31588          October 2001           30,915,000
Boeing 737-824     N73270          31632          October 2001           30,915,000
Boeing 737-824     N35271          31589         November 2001           30,915,000
Boeing 737-824     N36272          31590         November 2001           30,915,000

Boeing 737-924     N72405          30122          August 2001            32,076,000
Boeing 737-924     N73406          30123         September 2001          32,076,000
Boeing 737-924     N37407          30124         September 2001          32,076,000
Boeing 737-924     N37408          30125          October 2001           32,274,000
Boeing 737-924     N75409          30126         November 2001           32,274,000
Boeing 737-924     N75410          30127         December 2001           32,274,000

------------
(1) The actual delivery date for any new aircraft may be subject to delay or acceleration.

(2) The actual principal amount of Senior Equipment Notes issued for any new aircraft may be less depending on the circumstances of the financing of such aircraft.

     The new aircraft that may be financed with the proceeds of this Offering are scheduled for delivery under Continental's purchase agreements with The Boeing Company ("Boeing") from August 2001 through December 2001. Under such purchase agreements, delivery of an aircraft may be delayed due to "Excusable Delay", which is defined to include, among other things, acts of God, governmental acts or failures to act, strikes or other labor troubles, inability to procure materials, or any other cause beyond Boeing's control or not occasioned by Boeing's fault or negligence.

     The Note Purchase Agreement provides that the delivery period (the "Delivery Period") will expire on February 1, 2002, subject to extension if the Equipment Notes relating to all of the Owned Aircraft (or Substitute Aircraft in lieu thereof) have not been purchased by the Class D Trustee on or prior to such date due to any reason beyond the control of Continental and not occasioned by Continental's fault or negligence, to the earlier of (i) the date on which the Class D Trustee purchases Equipment Notes relating to the last Owned Aircraft (or a Substitute Aircraft in lieu thereof) and (ii) May 1, 2002. In addition, if a labor strike occurs at Boeing prior to the scheduled expiration of the Delivery Period, the expiration date of the Delivery Period will be extended by the number of days that such strike continued in effect.

     If delivery of any new Owned Aircraft is delayed by more than 30 days after the month scheduled for delivery or beyond February 1, 2002, Continental has the right to replace such Aircraft with a Substitute Aircraft, subject to certain conditions. See "--Substitute Aircraft". If delivery of any new Owned Aircraft is delayed beyond the Delivery Period Termination Date and Continental does not exercise its right to replace such Aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to Class D Certificateholders together with accrued and unpaid interest thereon but without a premium. See "Description of the Deposit Agreement--Unused Deposits".

SUBSTITUTE AIRCRAFT

     If the delivery date for any new Owned Aircraft is delayed (i) more than 30 days after the month scheduled for delivery or (ii) beyond February 1, 2002, Continental may identify for delivery a substitute aircraft (each, together with the substitute aircraft referred to below, a "Substitute Aircraft") therefor meeting the following conditions:

      -- A Substitute Aircraft must be a Boeing 737-800 or 737-900 aircraft manufactured after November 28, 2000.

      -- One or more Substitute Aircraft of the same or different types may be substituted for one or more Owned Aircraft of the same or different types so long as after giving effect thereto the maximum principal amount of Senior Equipment Notes and Series D Equipment Notes issued in respect of the Substitute Aircraft under the Mandatory Economic Terms would not exceed the maximum principal amount of the Senior Equipment Notes and Series D Equipment Notes that could have been issued under the Mandatory Economic Terms in respect of the replaced Owned Aircraft.

      -- Continental will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced Owned Aircraft will not result in a withdrawal, suspension or downgrading of the ratings of the Class D Certificates or any Class of Certificates under Series 2000-2.

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                       DESCRIPTION OF THE EQUIPMENT NOTES

     The following summary describes all material terms of the Series D Equipment Notes and supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Series D Equipment Notes, the Indentures, the Participation Agreements and the Note Purchase Agreement set forth in the Prospectus. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Series D Equipment Notes, the Indentures, the Participation Agreements and the Note Purchase Agreement. The Note Purchase Agreement and the forms of amendments to the Participation Agreement and Owned Aircraft Indenture providing for the issuance of the Series D Equipment Notes will be filed as an exhibit to a Current Report on Form 8-K filed by Continental with the Commission. The forms of Participation Agreement and Owned Aircraft Indenture were previously filed as exhibits to Form 8-K filings. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement that may be applicable to each Owned Aircraft.

     Continental has entered into a Participation Agreement and an Owned Aircraft Indenture relating to the financing of each Owned Aircraft delivered prior to the Issuance Date (each of which will be amended on the Issuance Date to provide for the issuance of the Series D Equipment Notes), and will enter into such agreements for each Owned Aircraft financed under the Note Purchase Agreement after the Issuance Date.

GENERAL

     The Prior Series provide for the issuance of Equipment Notes in up to three levels of priority with respect to each Aircraft (the "Series A Equipment Notes", the "Series B Equipment Notes" and the "Series C Equipment Notes", which are referred to collectively as the "Senior Equipment Notes"). Pursuant to the terms of the offering of the Class D Certificates, a fourth series of Equipment Notes (the "Series D Equipment Notes" and, together with the Senior Equipment Notes, the "Equipment Notes") will be issued with respect to each Owned Aircraft. The Series D Equipment Notes with respect to each Owned Aircraft will be issued under a separate indenture relating to the financing of such Owned Aircraft (each, an "Owned Aircraft Indenture", and together with the other Owned Aircraft Indentures and the Leased Aircraft Indentures, the "Indentures") between Continental and Wilmington Trust Company, as indenture trustee thereunder (each, an "Owned Aircraft Trustee" and, together with the other Owned Aircraft Trustees and the indenture trustees under each of the Leased Aircraft Indentures, the "Loan Trustees"). The Indentures will not provide for defeasance, or discharge upon deposit of cash or certain obligations of the United States, notwithstanding the description of defeasance in the Prospectus.

SUBORDINATION

     The Indentures provide for the following subordination provisions applicable to the Equipment Notes issued with respect to the Owned Aircraft:

      -- Series A Equipment Notes issued in respect of an Aircraft will rank senior to other Equipment Notes issued in respect of such Aircraft.

      -- Series B Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series A Equipment Notes issued in respect of such Aircraft and will rank senior to the Series C Equipment Notes and Series D Equipment Notes issued in respect of such Aircraft.

      -- Series C Equipment Notes issued in respect of an Aircraft will rank junior to the Series A and Series B Equipment Notes issued in respect of such Aircraft and senior to the Series D Equipment Notes issued in respect of such Aircraft.

      -- Series D Equipment Notes issued in respect to an Aircraft will rank junior in right of payment to the Series A, B and C Equipment Notes issued with respect to such Aircraft.

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PRINCIPAL AND INTEREST PAYMENTS

     Subject to the provisions of any applicable Intercreditor Agreement, interest paid on the Series D Equipment Notes held in the Class D Trust will be passed through to the Certificateholders of such Trust until the final expected Class D Regular Distribution Date. Subject to the provisions of any applicable Intercreditor Agreement, principal paid on the Series D Equipment Notes held in the Class D Trust will be passed through to the Certificateholders of such Trust on the final expected Class D Regular Distribution Date.

     Interest will be payable on the unpaid principal amount of each Series D Equipment Note at the rate per annum set forth for the Class D Certificates on the cover page of this Prospectus Supplement. Such interest is payable on June 1 and December 1 of each year, commencing on the first such date to occur after initial issuance thereof. Such interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The entire principal amount of the Series D Equipment Notes is scheduled to be paid on December 1, 2006.

     If any date scheduled for a payment of principal, premium (if any) or interest with respect to the Series D Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

REDEMPTION

     If an Event of Loss occurs with respect to an Owned Aircraft and such Aircraft is not replaced by Continental under the related Owned Aircraft Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, but without premium, on a Special Distribution Date. (Owned Aircraft Indentures, Section 2.10)

     All of the Equipment Notes issued with respect to the Owned Aircraft may be redeemed prior to maturity at any time at the option of Continental, in each case at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium. (Indentures, Section 2.11)

     "Make-Whole Premium" means an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination.

     For purposes of determining the Make-Whole Premium, "Treasury Yield" means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

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     "Average Life Date" for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. "Remaining Weighted Average Life" on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

SECURITY

     The Equipment Notes issued with respect to each Owned Aircraft will be secured by:

      --   A mortgage to the Owned Aircraft Trustee of such Aircraft.

      -- An assignment to the Owned Aircraft Trustee of certain of Continental's rights under its purchase agreement with the Aircraft manufacturer.

     Cash, if any, held from time to time by the Owned Aircraft Trustee with respect to any Owned Aircraft, including funds held as the result of an Event of Loss to such Aircraft will be invested and reinvested by such Owned Aircraft Trustee, at the direction of Continental in investments described in the related Indenture. (Owned Aircraft Indentures, Section 6.06)

INDENTURE DEFAULTS, NOTICE AND WAIVER

     Indenture Defaults under each Owned Aircraft Indenture will include:

      -- The failure by Continental to pay any interest or principal or premium, if any, when due, under such Indenture or under any Equipment Note issued thereunder that continues for more than ten Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, ten Business Days after Continental receives written demand from the related Owned Aircraft Trustee or holder of an Equipment Note.

      -- Any representation or warranty made by Continental in such Indenture, the related participation agreement (a "Participation Agreement") or certain related documents furnished to the Owned Aircraft Trustee or any holder of an Equipment Note pursuant thereto being false or incorrect in any material respect when made that continues to be material and adverse to the interests of the Owned Aircraft Trustee or Note Holders and remains unremedied after notice and specified cure periods.

      -- Failure by Continental to perform or observe any covenant or obligation for the benefit of the Owned Aircraft Trustee or holders of Equipment Notes under such Indenture or certain related documents that continues after notice and specified cure periods.

      -- The registration of the related Owned Aircraft ceasing to be effective as a result of Continental not being a citizen of the United States, as defined in the Transportation Code (subject to a cure period).

      -- The lapse or cancellation of insurance required under the related Owned Aircraft Indenture.

      -- The occurrence of certain events of bankruptcy, reorganization or insolvency of Continental. (Owned Aircraft Indentures, Section 5.01)

     There will not be cross-default provisions in the Indentures or in the Leases (unless otherwise agreed between an Owner Participant and Continental). Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease.

     The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Owned Aircraft, by notice to the Owned Aircraft Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the

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payment of the principal of, or premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Owned Aircraft Indentures, Section 5.06)

REMEDIES

     If an Indenture Default occurs and is continuing under an Owned Aircraft Indenture, the related Owned Aircraft Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon, provided that in the event of a reorganization proceeding involving Continental instituted under Chapter 11 of the U.S. Bankruptcy Code, if no other Indenture Default (other than the failure to pay the outstanding amount of the Equipment Notes which by such declaration shall have become payable) exists at any time after the consummation of such proceeding, such declaration will be automatically rescinded without any further action on the part of any holder of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Owned Aircraft Trustee an amount sufficient to pay all principal, interest, and premium, if any, on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and
(ii) all other Indenture Defaults and incipient Indenture Defaults with respect to any covenant or provision of such Indenture have been cured. (Owned Aircraft Indentures, Section 5.02(b))

     Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Owned Aircraft Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including one or more of the remedies under such Indenture.

     If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

     In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 of the U.S. Bankruptcy Code ("Section 1110") provides special rights to lessors, conditional vendors and holders of security interests with respect to "equipment" (defined as described below). Under Section 1110, the right of such financing parties to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its future obligations and cures all existing and future defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.

     "Equipment" is defined in Section 1110, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. Rights under Section 1110 are subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994.

     It is a condition to the Class D Trustee's obligation to purchase Series D Equipment Notes with respect to each Owned Aircraft that outside counsel to Continental, which is expected to be Hughes Hubbard & Reed LLP, provide its opinion to the Class D Trustee that the Owned Aircraft Trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Owned Aircraft, in each case assuming that, at the time of such transaction, Continental holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or

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6,000 pounds or more of cargo. For a description of certain limitations on the
Owned Aircraft Trustee's exercise of rights contained in the Indenture, see "--Indenture Defaults, Notice and Waiver".

     The opinion of Hughes Hubbard & Reed LLP will not address the possible replacement of an Owned Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Owned Aircraft Trustee will be entitled to Section 1110 benefits with respect to such replacement unless there is a change in law or court interpretation that results in Section 1110 not being available. See "--Certain Provisions Relating to the Aircraft--Events of Loss". The opinion of Hughes Hubbard & Reed LLP will also not address the availability of Section 1110 with respect to any possible lessee of an Owned Aircraft if it is leased by Continental.

     If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Owned Aircraft Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Owned Aircraft Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

CROSS-COLLATERALIZATION

     The Series D Equipment Notes held for the Class D Trust will be cross-collateralized. This means that proceeds available from the sale of an Aircraft that secures such Series D Equipment Notes or from other exercise of remedies with respect to such Aircraft, after the payment of all other Equipment Notes issued with respect to such Aircraft, will be available to cover shortfalls with respect to other Series D Equipment Notes issued with respect to the same Prior Series. In the absence of any such shortfall, such excess proceeds will be held as additional collateral for the outstanding Series D Equipment Notes issued with respect to the same Prior Series until they have been paid in full and, once paid in full, for the Series D Equipment Notes issued with respect to the other Prior Series. A Series D Equipment Note will not be entitled to the benefit of such cross-collateralization once it ceases to be held by the applicable Subordination Agent for the benefit of the Class D Trust.

     Such excess proceeds will be subject to the Intercreditor Agreement of the Prior Series under which the Owned Aircraft that produced such excess proceeds was financed. As a result, such excess proceeds will be applied to satisfy required distributions to the Certificates of such Prior Series before any distribution is made to the Class D Trustee. However, excess proceeds used to pay Series D Equipment Notes of another Prior Series will not be subject to the Intercreditor Agreement of such other Prior Series.

MODIFICATION OF INDENTURES

     Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and any related Participation Agreement may not be amended or modified, except to the extent indicated below.

     Any Indenture may be amended without the consent of the holders of Series D Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Series D Equipment Notes issued thereunder, provided that such change does not adversely affect the interests of any such holder. (Owned Aircraft Indentures, Section 10.01)

     Without the consent of the Liquidity Provider of the applicable Prior Series and the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things (a) reduce the principal amount of, or premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, premium, if any, or interest is due and payable, (b) permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) modify the percentage of holders of Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Owned Aircraft Indentures, Section 10.01(a))

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INDEMNIFICATION

     Continental will be required to indemnify each Owned Aircraft Trustee, the Subordination Agent, the Escrow Agent and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters.

CERTAIN PROVISIONS RELATING TO THE AIRCRAFT

  MAINTENANCE

     Continental is obligated under each Owned Aircraft Indenture, among other things and at its expense, to keep each Owned Aircraft duly registered and insured, to pay all costs of operating the Owned Aircraft and to maintain, service, repair and overhaul the Owned Aircraft so as to keep it in as good an operating condition as when delivered to Continental, ordinary wear and tear excepted, and in such condition as required to maintain the airworthiness certificate for the Owned Aircraft in good standing at all times. (Owned Aircraft Indentures, Section 4.02)

  POSSESSION, LEASE AND TRANSFER

     Each Owned Aircraft may be operated by Continental or, subject to certain restrictions, by certain other persons. Normal interchange and pooling agreements customary in the commercial airline industry with respect to any Airframe or Engine are permitted. Leases are also permitted to U.S. air carriers and foreign air carriers that have their principal executive office in certain specified countries, subject to a reasonably satisfactory legal opinion that, among other things, such country would recognize the Owned Aircraft Trustee's security interest in respect of the applicable Aircraft. In addition, a lessee may not be subject to insolvency or similar proceedings at the commencement of such lease. (Owned Aircraft Indentures, Section 4.02) Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the "Convention"). It is uncertain to what extent the relevant Owned Aircraft Trustee's security interest would be recognized if an Owned Aircraft is registered or located in a jurisdiction not a party to the Convention. Moreover, in the case of an Indenture Default, the ability of the related Owned Aircraft Trustee to realize upon its security interest in an Owned Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

  REGISTRATION

     Continental is required to keep each Owned Aircraft duly registered under the Transportation Code with the FAA, and to record each Owned Aircraft Indenture and certain other documents under the Transportation Code. (Owned Aircraft Indentures, Section 4.02(e)) Such recordation of the Owned Aircraft Indenture and certain other documents with respect to each Owned Aircraft will give the relevant Owned Aircraft Trustee a first-priority, perfected security interest in such Aircraft whenever it is located in the United States or any of its territories and possessions. The Convention provides that such security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

     So long as no Indenture Default exists, Continental has the right to register the Owned Aircraft in a country other than the United States at its own expense in connection with a permitted lease of the Owned Aircraft to a permitted foreign air carrier, subject to certain conditions set forth in the related Participation Agreement. These conditions include a requirement that an opinion of counsel be provided that the lien of the applicable Indenture will continue as a first priority security interest in the applicable Owned Aircraft. (Owned Aircraft Indentures, Section 4.02(e))

  LIENS

     Continental is required to maintain each Owned Aircraft free of any liens, other than the rights of the relevant Owned Aircraft Trustee, the holders of the related Equipment Notes, Continental and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not

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yet due or being contested in good faith by appropriate proceedings; (ii)
materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than 60 days or are being contested in good faith by appropriate proceedings;
(iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after expiration of such stay; and (iv) any other lien as to which Continental has provided a bond or other security adequate in the reasonable opinion of the Owned Aircraft Trustee; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft or the interest of the Owned Aircraft Trustee therein or impair the lien of the relevant Owned Aircraft Indenture. (Owned Aircraft Indentures, Section 4.01)

  REPLACEMENT OF PARTS; ALTERATIONS

     Continental is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Owned Aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use. Continental or any permitted lessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Owned Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the fair market value, utility, condition or useful life of the related Aircraft or Engine or invalidate the Aircraft's airworthiness certificate. (Owned Aircraft Indentures, Section 4.04(d))

  INSURANCE

     Continental is required to maintain, at its expense (or at the expense of a permitted lessee), all-risk aircraft hull insurance covering each Owned Aircraft, at all times in an amount not less than, the aggregate outstanding principal amount of the Equipment Notes relating to such Aircraft together with six months of interest accrued thereon (the "Debt Balance"). However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. In the event of a loss involving insurance proceeds in excess of $3,500,000 per occurrence in the case of a Boeing 737-500, 737-700, 737-824 or 737-924 aircraft, $5,000,000 per occurrence in the case of a Boeing 757-224 aircraft or $7,500,000 per occurrence in the case of a Boeing 767-224, 767-424ER or 777-224ER aircraft, such proceeds up to the Debt Balance of the relevant Owned Aircraft will be payable to the applicable Owned Aircraft Trustee, for so long as the relevant Owned Aircraft Indenture shall be in effect. In the event of a loss involving insurance proceeds of up to $3,500,000 per occurrence in the case of a Boeing 737-500, 737-700, 737-824 or 737-924 aircraft, $5,000,000 per occurrence in the case of a Boeing 757-224 aircraft or $7,500,000 per occurrence in the case of a Boeing 767-224, 767-424ER or 777-224ER aircraft, such proceeds will be payable directly to Continental so long as an Indenture Default does not exist with respect to the Owned Aircraft Indenture. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property. (Owned Aircraft Indentures, Section 4.06 and Annex B)

     In addition, Continental is obligated to maintain comprehensive airline liability insurance at its expense (or at the expense of a permitted lessee), including, without limitation, passenger liability, baggage liability, cargo and mail liability, hangarkeeper's liability and contractual liability insurance with respect to each Owned Aircraft. Such liability insurance must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of such liability insurance coverage per occurrence may not be less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by Continental of the same type and operating on similar routes as such Aircraft. (Owned Aircraft Indentures, Section 4.06 and Annex B)

     Continental is also required to maintain war-risk, hijacking or allied perils insurance if it (or any permitted lessee) operates any Owned Aircraft, Airframe or Engine in any area of recognized hostilities or if Continental (or any permitted lessee) maintains such insurance with respect to other aircraft operated on the

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same international routes or areas on or in which the Aircraft is operated.
(Owned Aircraft Indentures, Section 4.06 and Annex B)

     Continental may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 50% of the largest replacement value of any single aircraft in Continental's fleet or 1 1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which Continental carries insurance, whichever is less, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case Continental may self-insure the Owned Aircraft to such higher level. In addition, Continental may self-insure to the extent of any applicable deductible per Owned Aircraft that does not exceed industry standards for major U.S. airlines. (Owned Aircraft Indentures, Section 4.06 and Annex B)

     In respect of each Owned Aircraft, Continental is required to name as additional insured parties the relevant Owned Aircraft Trustee and holders of the Series D Equipment Notes under all liability, hull and property and war risk, hijacking and allied perils insurance policies required with respect to such Aircraft. In addition, the insurance policies will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not be invalidated or impaired by any act or omission of Continental, any permitted lessee or any other person. (Owned Aircraft Indentures, Section 4.06 and Annex B)

  EVENTS OF LOSS

     If an Event of Loss occurs with respect to the Airframe or the Airframe and Engines of an Owned Aircraft, Continental must elect within 45 days after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. Not later than the first Business Day following the earlier of (i) the 120th day following the date of occurrence of such Event of Loss, and (ii) the fourth Business Day following the receipt of the insurance proceeds in respect of such Event of Loss, Continental must either
(i) pay to the Owned Aircraft Trustee the outstanding principal amount of the Equipment Notes, together with certain additional amounts, but, in any case, without any Make-Whole Premium or (ii) unless an Indenture Default or failure to pay principal or interest under the Owned Aircraft Indenture or certain bankruptcy defaults shall have occurred and is continuing, substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. (Owned Aircraft Indentures, Sections 2.10 and 4.05(a))

     If Continental elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it shall, subject such an airframe (or airframe and one or more engines) to the lien of the Owned Aircraft Indenture, and such replacement airframe or airframe and engines must be the same model as the Airframe or Airframe and Engines to be replaced or an improved model, with a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines had been maintained in accordance with the related Owned Aircraft Indenture. Continental is also required to provide to the relevant Owned Aircraft Trustee reasonably acceptable opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed under the Transportation Code and (ii) the Owned Aircraft Trustee will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). (Owned Aircraft Indentures, Section 4.05(c))

     If Continental elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Owned Aircraft, together with all additional amounts then due and unpaid with respect to such Aircraft, which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under such Equipment Notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of such Equipment Notes, the lien of the Indenture and the obligation of Continental thereafter to make interest and principal payments with respect thereto shall cease. Payments made under the Owned Aircraft Indenture by Continental shall be deposited with the applicable Owned Aircraft Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Owned Aircraft Trustee to Continental. (Owned Aircraft Indentures, Sections 2.10, 3.02 and 4.05(a)(ii))

     If an Event of Loss occurs with respect to an Engine alone, Continental will be required to replace such Engine within 60 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same make and model as the Engine to be replaced, or an improved model, suitable for installation and use on the Airframe, and having a value, utility and remaining useful life (without regard to hours or cycles remaining until overhaul) at least equal to the Engine to be replaced, assuming that such Engine had been maintained in accordance with the relevant Owned Aircraft Indenture. (Owned Aircraft Indentures, Section 4.05)

     An "Event of Loss" with respect to an Owned Aircraft, Airframe or any Engine means any of the following events with respect to such property:

      -- The destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use.

      -- The actual or constructive total loss of such property or any damage to such property or requisition of title or use of such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss.

      -- Any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more.

      -- Any seizure, condemnation, confiscation, taking or requisition of title to such property by any governmental entity or purported governmental entity (other than a U.S. government entity or an entity of the country of registration of the relevant Aircraft) for a period exceeding 180 consecutive days.

      -- As a result of any law, rule, regulation, order or other action by the FAA or any governmental entity, the use of such property in the normal course of Continental's business of passenger air transportation is prohibited for 180 consecutive days, unless Continental, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward steps which are necessary or desirable to permit the normal use of such property by Continental, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to Continental's entire U.S. registered fleet of similar property and Continental, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same and shall be diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by Continental, but in any event if such use shall have been prohibited for a period of three years.

      -- With respect to any Engine, any divestiture of title to such Engine in connection with pooling or certain other arrangements shall be treated as an Event of Loss. (Owned Aircraft Indentures, Annex A)

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary describes all material generally applicable U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Class D Certificates and in the opinion of Hughes Hubbard & Reed LLP, special tax counsel to Continental ("Tax Counsel"), is accurate in all material respects with respect to the matters discussed therein. This summary supplements (and, to the extent inconsistent therewith, replaces) the summary of U.S. federal income tax consequences set forth in the Prospectus. Except as otherwise specified, the summary is addressed to beneficial owners of Class D Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, estates the income of which is subject to U.S. federal income taxation regardless of its source, or trusts that meet the following two tests: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust ("U.S. Persons") that will hold the Class D Certificates as capital assets. This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, holders subject to the mark-to-market rules, tax-exempt entities, holders that will hold Class D Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. Dollar, nor, except as specifically indicated, does it address the tax treatment of U.S. Certificateholders that do not acquire Class D Certificates at the public offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Class D Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

     The summary is based upon the tax laws and practice of the United States as in effect on the date of this Prospectus Supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing is subject to change, which change could apply retroactively. We have not sought any ruling from the U.S. Internal Revenue Service (the "IRS") with respect to the tax consequences described below, and we cannot assure you that the IRS will not take contrary positions. The Class D Trust is not indemnified for any U.S. federal income taxes that may be imposed upon it, and the imposition of any such taxes on the Class D Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CLASS D CERTIFICATES.

TAX STATUS OF THE TRUSTS

     In the opinion of Tax Counsel, while there is no authority addressing the characterization of entities that are similar to the Trusts in all material respects, the Original Trust should be classified as a grantor trust for U.S. federal income tax purposes. If, as may be the case, the Original Trust is not classified as a grantor trust, it will, in the opinion of Tax Counsel, be classified as a partnership for U.S. federal income tax purposes and will not be classified as a publicly traded partnership taxable as a corporation provided that at least 90% of the Original Trust's gross income for each taxable year of its existence is "qualifying income" (which is defined to include, among other things, interest income, gain from the sale or disposition of capital assets held for the production of interest income, and income derived with respect to a business of investing in securities). Tax Counsel believes that income derived by the Original Trust from the Series D Equipment Notes will constitute qualifying income and that the Original Trust therefore will meet the 90% test, assuming that the Original Trust operates in accordance with the terms of the Pass Through Trust Agreements and other agreements to which it is a party. In the opinion of Tax Counsel, the Successor Trust will be classified as a grantor trust.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

  TRUSTS CLASSIFIED AS GRANTOR TRUSTS

     Assuming that the Class D Trust is classified as a grantor trust, a U.S. Certificateholder will be treated as owning its pro rata undivided interest in the relevant Deposits and each of the Series D Equipment Notes, the Trust's contractual rights and obligations under the Note Purchase Agreement, and any other property held by the Class D Trust. Accordingly, each U.S. Certificateholder's share of interest paid on Series D Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder's method of accounting for U.S. federal income tax purposes, and a U.S. Certificateholder's share of premium, if any, paid on redemption of a Series D Equipment Note will be treated as capital gain. The Deposits will likely be subject to the original issue discount and contingent payment rules, with the result that a U.S. Certificateholder will be required to include interest income from a Deposit using the accrual method of accounting regardless of its normal method and with a possible slight deferral in the timing of income recognition as compared to holding a single debt instrument with terms comparable to a Class D Certificate.

     In the case of a subsequent purchaser of a Class D Certificate, the purchase price for the Class D Certificate should be allocated among the relevant Deposits and the assets held by the Class D Trust (including the Series D Equipment Notes and the rights and obligations under the Note Purchase Agreement with respect to Series D Equipment Notes not theretofore issued) in accordance with their relative fair market values at the time of purchase. Any portion of the purchase price allocable to the right and obligation under the Note Purchase Agreement to acquire a Series D Equipment Note should be included in the purchaser's basis in its share of the Series D Equipment Note when issued. Although the matter is not entirely clear, in the case of a purchaser after initial issuance of the Class D Certificates but prior to the Delivery Period Termination Date, if the purchase price reflects a "negative value" associated with the obligation to acquire a Series D Equipment Note pursuant to the Note Purchase Agreement being burdensome under conditions existing at the time of purchase (e.g., as a result of the interest rate on the unissued Series D Equipment Notes being below market at the time of purchase of a Class D Certificate), such negative value probably would be added to such purchaser's basis in its interest in the Deposits and the remaining assets of the Class D Trust and reduce such purchaser's basis in its share of the Series D Equipment Notes when issued. The preceding two sentences do not apply to purchases of Class D Certificates following the Delivery Period Termination Date.

     A U.S. Certificateholder who is treated as purchasing an interest in a Deposit or a Series D Equipment Note at a market discount (generally, at a cost less than its remaining principal amount) that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument with a term of more than one year and partial principal payments (including partial redemptions) on such a debt instrument are treated as ordinary income to the extent of accrued but unrecognized market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a debt instrument that has market discount. A U.S. Certificateholder who purchases an interest in a Deposit or a Series D Equipment Note at a premium may elect to amortize the premium as an offset to interest income on the Deposit or Series D Equipment Note under rules prescribed by the Code and Treasury regulations promulgated under the Code.

     Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Class D Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

  ORIGINAL TRUST CLASSIFIED AS A PARTNERSHIP

     If the Original Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the Class D Trust will be calculated at the Class D Trust level but the Class D Trust itself will not be subject to U.S. federal income tax. A U.S. Certificateholder would be required to report its share of the Class D Trust's items of income and deduction on its tax return for its taxable year within which the Class D Trust's taxable year (which should be a calendar year) ends as well as income from its interest in the relevant Deposits. A U.S. Certificateholder's basis in its interest in the Class D Trust would be equal to its purchase price therefor (including its share of any funds withdrawn from the Depositary and used to purchase Series D Equipment Notes), plus its share of the Class D Trust's net income, minus its share of any net losses of the Class D Trust, and minus the amount of any distributions from the Class D Trust. In the case of an original purchaser of a Class D Certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the Class D Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Certificateholder otherwise uses the cash method of accounting. A subsequent purchaser, however, generally would be subject to tax on the same basis as an original holder with respect to its interest in the Original Trust, and would not be subject to the market discount rules or the bond premium rules during the duration of the Original Trust.

EFFECT OF REALLOCATION OF PAYMENTS UNDER THE INTERCREDITOR AGREEMENTS

     In the event that the Class D Trust receives less than the full amount of the receipts of interest, principal or premium paid with respect to the Series D Equipment Notes held by it because of the subordination of the Class D Trust under the Intercreditor Agreements, the owners of beneficial interests in the Class D Certificates would probably be treated for federal income tax purposes as if they had:

      -- received as distributions their full share of interest, principal or premium;

      -- paid over to the Class A Certificateholders, the Class B Certificateholders or the Class C Certificateholders of the applicable Prior Series an amount equal to their share of the amount of the shortfall; and

      -- retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to them on account of the shortfall.

     Under this analysis:

      -- Class D Certificateholders incurring a shortfall would be required to include as current income any interest or other income of the Class D Trust that was a component of the shortfall, even though that amount was in fact paid to the Class A Certificateholders, the Class B Certificateholders or the Class C Certificateholders of the applicable Prior Series;

      -- a loss would only be allowed to Class D Certificateholders when their right to receive reimbursement of the shortfall becomes worthless; that is, when it becomes clear that funds will not be available from any source to reimburse the shortfall; and

      -- reimbursement of the shortfall before a claim of worthlessness would not be taxable income to the Class D Certificateholders because the amount reimbursed would have been previously included in income.

     These results should not significantly affect the inclusion of income for Class D Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Class D Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

DISSOLUTION OF ORIGINAL TRUST AND FORMATION OF SUCCESSOR TRUST

     Assuming that the Original Trust is classified as a grantor trust, the dissolution of the Original Trust and distribution of interests in the Successor Trust will not be a taxable event to U.S. Certificateholders, who will continue to be treated as owning their shares of the property transferred from the Original Trust to the Successor Trust. If the Original Trust is classified as a partnership, a U.S. Certificateholder will be deemed to receive its share of the Series D Equipment Notes and any other property transferred by the Original Trust to the Successor Trust in liquidation of its interest in the Original Trust in a non-taxable transaction. In such case, the U.S. Certificateholder's basis in the property so received will be equal to its basis in its interest in the Original Trust, allocated among the various assets received based upon their bases in the hands of the Original Trust and any unrealized appreciation or depreciation in value in such assets, and the U.S. Certificateholder's holding period for the Series D Equipment Notes and other property will include the Original Trust's holding period.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

     Upon the sale, exchange or other disposition of a Class D Certificate, a U.S. Certificateholder generally will recognize capital gain or loss (subject to the possible recognition of ordinary income under the market discount rules) equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income and any amount attributable to any Deposits) and the U.S. Certificateholder's adjusted tax basis in the Note Purchase Agreement, Series D Equipment Notes and any other property held by the Class D Trust. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Class D Trust for more than one year. In the case of individuals, estates and trusts, the maximum rate of tax on net long-term capital gains generally is 20%. Any gain with respect to an interest in a Deposit likely will be treated as ordinary income. Notwithstanding the foregoing, if the Original Trust is classified as a partnership, gain or loss with respect to an interest in the Original Trust will be calculated and characterized by reference to the U.S. Certificateholder's adjusted tax basis and holding period for its interest in the Original Trust.

FOREIGN CERTIFICATEHOLDERS

     Subject to the discussion of backup withholding below, payments of principal and interest on the Series D Equipment Notes to, or on behalf of, any beneficial owner of a Class D Certificate that is not a U.S. Person will not be subject to U.S. federal withholding tax provided that:

      -- the non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of an owner participant or Continental;

      -- the non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to an owner participant or Continental; and

      -- certain certification requirements (including identification of the beneficial owner of a Class D Certificate) are complied with.

     Any capital gain realized upon the sale, exchange, retirement or other disposition of a Class D Certificate or upon receipt of premium paid on a Series D Equipment Note by a non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

BACKUP WITHHOLDING

     Payments made on the Class D Certificates and proceeds from the sale of Class D Certificates will not be subject to a backup withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

                             CERTAIN DELAWARE TAXES

     The Trustee is a Delaware banking corporation with its corporate trust office in Delaware. In the opinion of Richards, Layton & Finger, Wilmington, Delaware, counsel to the Trustee, under currently applicable law, assuming that the Class D Trust will not be taxable as a corporation, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code or as partnerships under Subchapter K of the Code, (i) the Class D Trust will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Class D Certificate.

     Neither the Class D Trust nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on the Class D Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Class D Trust. In general, should a Certificateholder or the Class D Trust be subject to any state or local tax which would not be imposed if the Trustee were located in a different jurisdiction in the United States, the Trustee will resign and a new Trustee in such other jurisdiction will be appointed.

                          CERTAIN ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to Title I of ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

     The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Certificate and an undivided interest in each of the underlying assets of the Class D Trust, including the Series D Equipment Notes held by such Trust, unless it is established that equity participation in the Class D Trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in the Class D Trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of the Class D Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

     The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, and (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, Continental and its affiliates, the Owner Participants, the Underwriters, the Trustees, the Escrow Agent, the Depositary and the Owner Trustees. In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

     Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

     Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

     Each person who acquires or accepts a Certificate or an interest therein, will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan assets have been used to purchase such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement among Continental and the underwriters listed below (the "Underwriters") relating to the Class D Certificates, Continental has agreed to cause the Class D Trust to sell to each of the Underwriters, and each of the Underwriters has severally agreed to purchase, the respective aggregate amounts of the Class D Certificates set forth after their names below:

                                                              PRINCIPAL AMOUNT
                                                                 OF CLASS D
UNDERWRITER                                                     CERTIFICATES
-----------                                                   ----------------
Morgan Stanley & Co. Incorporated...........................    $100,000,000
Credit Suisse First Boston Corporation......................     100,000,000
                                                                ------------
     Total..................................................    $200,000,000
                                                                ============

     The underwriting agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Class D Certificates if any Class D Certificates are purchased. If an Underwriter defaults on its purchase commitment, the purchase commitment of the non-defaulting Underwriter may be increased or the Offering of the Class D Certificates may be terminated.

     Continental estimates that its out of pocket expenses associated with the offer and sale of the Class D Certificates will be approximately $800,000 (including certain expenses of the Underwriters required to be reimbursed by Continental). In addition, Continental will pay the Underwriters a commission of $1,300,000.

     The Underwriters propose initially to offer the Class D Certificates at the public offering price on the cover page of this Prospectus Supplement and to selling group members at that price less the concessions set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers set forth below. After the initial public offering, the public offering price and such concessions may be changed by the Underwriters.

     PASS THROUGH                                                 TO SELLING GROUP     DISCOUNT TO
     CERTIFICATES DESIGNATION                                         MEMBERS         BROKER/DEALERS
     ------------------------                                     ----------------    --------------
     2001-2D....................................................        0.50%              0.25%

     The Class D Certificates are new securities for which there currently is no market. Continental does not intend to apply for the listing of the Class D Certificates on a national securities exchange. One or both of the Underwriters currently intend to make a secondary market for the Class D Certificates. However, they are not obligated to do so and may discontinue any market making at any time without notice. Accordingly, no assurance can be given as to the liquidity of the trading market for the Class D Certificates.

     The underwriting agreement provides that Continental will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and contribute to payments which the Underwriters may be required to make in that respect.

     Credit Suisse First Boston, New York Branch, an affiliate of Credit Suisse First Boston Corporation, will act as the Depositary. From time to time, one or both of the Underwriters or their affiliates perform investment banking and advisory services for, and provide general financing and banking services to, Continental and their affiliates. In particular, affiliates of Credit Suisse First Boston Corporation are lenders to Continental.

     It is expected that delivery of the Class D Certificates will be made against payment therefor on or about the closing date specified on the cover page of this Prospectus Supplement, which will be the twelfth business day following the date of pricing of the Class D Certificates (this settlement cycle being referred to as T+12). Under Rule 15c6-1 of the Commission under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade Class D Certificates on the date of pricing or the next succeeding eight business days will be required, by virtue of the fact that the Class D Certificates initially will settle in T+12, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement.

Purchasers of Class D Certificates who wish to trade Class D Certificates on the date of pricing or the next eight succeeding business days should consult their own advisor.

     To facilitate the Offering of the Class D Certificates, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class D Certificates. Specifically, the Underwriters may overallot in connection with the Offering, creating a short position in the Class D Certificates for its own account. In addition, to cover overallotments or to stabilize the price of the Class D Certificates, the Underwriters may bid for, and purchase, Class D Certificates in the open market. Finally, the Underwriters may reclaim selling concessions allowed to an agent or a dealer for distributing Class D Certificates in the offering, if the Underwriters repurchase previously distributed Class D Certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Class D Certificates above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

                                 LEGAL MATTERS

     The validity of the Class D Certificates is being passed upon for Continental by Hughes Hubbard & Reed LLP, New York, New York, and for the Underwriters by Milbank, Tweed, Hadley & McCloy LLP, New York, New York. Milbank, Tweed, Hadley & McCloy LLP will rely on the opinion of Richards, Layton & Finger, Wilmington, Delaware, counsel for Wilmington Trust Company, as Trustee, as to matters of Delaware law relating to the Pass Through Trust Agreements.

                                    EXPERTS

     The consolidated financial statements (including the financial statement schedule) of Continental Airlines, Inc. appearing in Continental Airlines, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2000 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements (including the financial statement schedule) are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The following independent appraisal and consulting firms (the "Appraisers") prepared appraisals of the Aircraft under the Prior Series indicated below:

PRIOR SERIES                       FIRMS                               DATE OF APPRAISAL REPORT
------------                       -----                               ------------------------
   1997-4      Aircraft Information Services, Inc. ("AISI")                October 6, 1997

               BK Associates, Inc. ("BK")                                  October 6, 1997

               Morten Beyer and Agnew, Inc. ("MBA")                        October 6, 1997

   1998-1      AISI                                                    February 5 and 11, 1998

               BK                                                  January 29 and February 10, 1998

               MBA                                                     February 5 and 11, 1998

   1998-3      AISI                                            August 27, 1998, revised October 1, 1998

               AvSolutions, Inc. ("AvS")                                   October 1, 1998

               MBA                                                         October 1, 1998

   1999-1      AISI                                                        December 8, 1998

               AvS                                                         December 8, 1998

               MBA                                                         December 8, 1998

   1999-2      AISI                                                          May 19, 1999

               AvS                                                           May 19, 1999

               MBA                                                           May 19, 1999

   2000-1      AISI                                                       February 23, 2000

               AvS                                                        February 23, 2000

               MBA                                                         January 17, 2000

   2000-2      AISI                                                        October 31, 2000

               Avitas, Inc.                                                October 31, 2000

               MBA                                                         October 31, 2000

     The appraisal reports prepared in connection with the offering of each Prior Series have been filed as Exhibits to a recent Continental Current Report on Form 8-K, filed with the Commission, and are incorporated in this Prospectus Supplement by reference. The references to each of the Appraisers, and to their respective appraisal reports, respectively, are included herein and incorporated by reference herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Reference is made to the information under "Incorporation of Certain Documents by Reference" in the accompanying Prospectus. In addition to the documents listed there as incorporated by reference in the Prospectus, Continental's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on April 16, 2001, and Continental's Current Reports on Form 8-K, filed with the Commission on April 17, May 3, May 4, May 10, June 1, June 4, July 3, July 10, July 11 and July 13, 2001, are incorporated by reference in this Prospectus Supplement. The July 10, 2001 Current Report includes the pro forma financial statements relating to the proposed initial public offering by Express, and the July 13, 2001 Current Report includes the appraisal reports relating to the Aircraft as exhibits.

                           APPENDIX I--INDEX OF TERMS

                                           PAGE
                                          -------
Adjusted Expected Distributions.........     S-58
Administration Expenses.................     S-57
Aggregate LTV Collateral Amount.........     S-59
Air France..............................     S-28
Aircraft................................     S-62
Aircraft Operative Agreements...........     S-43
AISI....................................     S-81
Appraised Current Market Value..........     S-60
Appraisers..............................     S-81
Average Life Date.......................     S-67
AvS.....................................     S-81
Base Rate...............................     S-52
Basic Agreement.........................     S-29
BK......................................     S-81
Boeing..................................     S-63
Bush Intercontinental...................     S-26
Business Day............................     S-35
Cash Collateral Account.................     S-50
Cede....................................     S-44
Certificate Account.....................     S-34
Certificate Owners......................     S-44
Certificateholders......................     S-30
Certificates............................     S-29
Class A Certificates....................     S-29
Class A common stock....................     S-26
Class A Trustee.........................     S-31
Class A Trusts..........................     S-29
Class B Certificates....................     S-29
Class B common stock....................     S-27
Class B Trustee.........................     S-31
Class B Trusts..........................     S-29
Class C Certificates....................     S-29
Class C Trustee.........................     S-31
Class C Trusts..........................     S-29
Class D Certificates....................     S-29
Class D Pass Through Trust Agreement....     S-34
Class D Regular Distribution Dates......     S-32
Class D Trust...........................     S-29
Class D Trustee.........................     S-31
Class Exemptions........................     S-79
CMI.....................................     S-26
Code....................................     S-40
Commission..............................     S-29
Company.................................     S-26
Continental.............................     S-26
Controlling Party.......................     S-54
Convention..............................     S-70
CSFB....................................     S-46
Current Distribution Date...............     S-56
Debt Balance............................     S-71
Delivery Period.........................     S-63
Delivery Period Termination Date........     S-45
Deposit.................................     S-45
Deposit Agreement.......................     S-45

                                           PAGE
                                          -------
Depositary..............................     S-46
Deposits................................     S-45
Distribution Date.......................     S-30
Downgrade Drawing.......................     S-50
DTC.....................................     S-44
DTC Participants........................     S-44
Equipment...............................     S-68
Equipment Notes.........................     S-65
ERISA...................................     S-78
ERISA Plans.............................     S-78
Escrow Agent............................     S-47
Escrow Agreement........................     S-47
Escrow Receipts.........................     S-47
Event of Loss...........................     S-73
Excusable Delay.........................     S-63
Expected Distributions..................     S-56
Express.................................     S-25
FAA.....................................     S-22
Final Distributions.....................     S-55
Final Drawing...........................     S-51
Final Maturity Date.....................     S-32
Gulfstream..............................     S-27
H.15(519)...............................     S-66
Holdings................................     S-25
Hopkins International...................     S-26
Indenture Default.......................     S-36
Indentures..............................     S-65
Intercreditor Agreements................     S-54
Interest Drawings.......................     S-48
IRS.....................................     S-74
Issuance Date...........................     S-45
Lease Event of Default..................     S-36
Leased Aircraft.........................     S-36
Leased Aircraft Indenture...............     S-36
Leases..................................     S-36
LIBOR...................................     S-52
Liquidity Event of Default..............     S-53
Liquidity Expenses......................     S-56
Liquidity Facility......................     S-48
Liquidity Obligations...................     S-56
Liquidity Provider......................     S-48
Loan Trustees...........................     S-65
LTV Appraisal...........................     S-60
LTV Collateral Amount...................     S-59
LTV Ratio...............................     S-60
Make-Whole Premium......................     S-66
Mandatory Document Terms................     S-43
Mandatory Economic Terms................     S-42
Maximum Available Commitment............     S-50
MBA.....................................     S-81
Minimum Sale Price......................     S-55
Moody's.................................     S-46
most recent H.15(519)...................     S-66

                                           PAGE
                                          -------
New Trustee.............................     S-43
Newark..................................     S-26
Non-Extension Drawing...................     S-51
Non-Performing Equipment Notes..........     S-58
Northwest...............................     S-26
Northwest Airlines......................     S-26
Note Holders............................     S-43
Note Purchase Agreement.................     S-42
Offering................................     S-29
Original Trust..........................     S-43
Original Trustee........................     S-43
Owned Aircraft..........................     S-62
Owned Aircraft Indenture................     S-65
Owned Aircraft Trustee..................     S-65
Owner Participant.......................     S-37
Owner Trustee...........................     S-37
Participation Agreement.................     S-67
Pass Through Trust Agreements...........     S-29
Paying Agent............................     S-47
Paying Agent Account....................     S-34
Performing Equipment Note...............     S-50
Plan Asset Regulation...................     S-78
Plans...................................     S-78
Pool Balance............................     S-35
Pool Factor.............................     S-35
Prior Series............................     S-29
Prospectus..............................     S-29
PTC Event of Default....................     S-39
PTCE....................................     S-79
Rating Agencies.........................     S-46
Receiptholder...........................     S-47
Regular Distribution Dates..............     S-33

                                           PAGE
                                          -------
Remaining Weighted Average Life.........     S-67
Required Amount.........................     S-48
Scheduled Payments......................     S-32
Section 1110............................     S-68
Senior Equipment Notes..................     S-65
Series A Equipment Notes................     S-65
Series B Equipment Notes................     S-65
Series C Equipment Notes................     S-65
Series D Equipment Notes................     S-65
Special Distribution Date...............     S-34
Special Payment.........................     S-34
Special Payments Account................     S-34
Standard & Poor's.......................     S-46
Stated Interest Rate....................     S-32
Subordination Agent.....................     S-54
Substitute Aircraft.....................     S-64
Successor Trust.........................     S-43
Tax Counsel.............................     S-74
Termination Notice......................     S-53
Transfer Date...........................     S-43
Transportation Code.....................     S-39
Treasury Yield..........................     S-66
Triggering Event........................     S-30
Trust Indenture Act.....................     S-40
Trust Property..........................     S-29
Trust Supplement........................     S-29
Trustee.................................     S-29
Trusts..................................     S-29
U.S. Certificateholders.................     S-74
U.S. Persons............................     S-74
Underwriters............................     S-80
Virgin..................................     S-28

PROSPECTUS

                                 $1,800,000,000

                           CONTINENTAL AIRLINES, INC.

                           PASS THROUGH CERTIFICATES

                            ------------------------

     This prospectus relates to pass through certificates to be issued by one or more trusts that we will form, as creator of each pass through trust, with a national or state bank or trust company, as trustee. The trustee will hold all property owned by a trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust.
     We will describe the specific terms of any offering of pass through certificates in a prospectus supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.
     This prospectus may not be used to consummate sales of pass through certificates unless accompanied by a prospectus supplement.

                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                 THE DATE OF THIS PROSPECTUS IS MARCH 23, 2001.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
WHERE YOU CAN FIND MORE INFORMATION...    1
FORWARD-LOOKING STATEMENTS............    1
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE...........................    2
SUMMARY...............................    3
  The Offering........................    3
  Certificates........................    3
  Pass Through Trusts.................    3
  Equipment Notes.....................    4
THE COMPANY...........................    6
USE OF PROCEEDS.......................    6
RATIO OF EARNINGS TO FIXED CHARGES....    7
DESCRIPTION OF THE CERTIFICATES.......    7
  General.............................    7
  Book-Entry Registration.............   10
  Payments and Distributions..........   13
  Pool Factors........................   13
  Reports to Certificateholders.......   14
  Voting of Equipment Notes...........   15
  Events of Default and Certain Rights
     Upon an Event of Default.........   15
  Merger, Consolidation and Transfer
     of Assets........................   17
  Modifications of the Basic
     Agreement........................   18
  Modification of Indenture and
     Related Agreements...............   19
  Cross-Subordination Issues..........   19
  Termination of the Pass Through
     Trusts...........................   19
  Delayed Purchase of Equipment
     Notes............................   19
  Liquidity Facility..................   20
  The Pass Through Trustee............   20

                                        PAGE
                                        ----
DESCRIPTION OF THE EQUIPMENT NOTES....   21
  General.............................   21
  Principal and Interest Payments.....   21
  Redemption..........................   21
  Security............................   21
  Ranking of Equipment Notes..........   23
  Payments and Limitation of
     Liability........................   23
  Defeasance of the Indentures and the
     Equipment Notes in Certain
     Circumstances....................   24
  Assumption of Obligations by
     Continental......................   24
  Liquidity Facility..................   25
  Intercreditor Issues................   25
U.S. INCOME TAX MATTERS...............   26
  General.............................   26
  Tax Status of the Pass Through
     Trusts...........................   26
  Taxation of Certificateholders
     Generally........................   26
  Effect of Subordination of
     Certificateholders of
     Subordinated Trusts..............   27
  Original Issue Discount.............   27
  Sale or Other Disposition of the
     Certificates.....................   27
  Foreign Certificateholders..........   28
  Backup Withholding..................   28
ERISA CONSIDERATIONS..................   28
PLAN OF DISTRIBUTION..................   28
LEGAL OPINIONS........................   30
EXPERTS...............................   30

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

Judiciary Plaza         Seven World Trade Center  Citicorp Center
450 Fifth Street, N.W.  13th Floor                500 West Madison Street, Suite 1400
Washington, D.C. 20549  New York, New York 10048  Chicago, Illinois 60661

     You may also obtain copies of this information by mail from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

     The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov.

     You may also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include any statements that predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will result," or words or phrases of similar meaning.

     Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may vary materially from anticipated results for a number of reasons, including those stated in our SEC reports incorporated in this prospectus by reference or as stated in a prospectus supplement to this prospectus under the caption "Risk Factors".

     All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.

     This prospectus includes by reference the documents listed below that we previously have filed with the SEC and that are not delivered with this document. They contain important information about our company and its financial condition.

FILING                                                             DATE FILED
------                                                          ----------------
Annual Report on Form 10-K for the year ended December 31,
  2000......................................................    February 6, 2001
Current Report on Form 8-K..................................    January 19, 2001
Current Report on Form 8-K..................................    February 5, 2001
Current Report on Form 8-K..................................       March 8, 2001
Current Report on Form 8-K..................................      March 20, 2001

     Our SEC file number is 0-9781.

     We incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the termination of the offering of securities under this prospectus. These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements.

     You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:

                           Continental Airlines, Inc.
                         1600 Smith Street, Dept. HQSEO
                              Houston, Texas 77002
                              Attention: Secretary
                                (713) 324-2950.

                                    SUMMARY

THE OFFERING

     This prospectus describes the pass through certificates that we may offer from time to time after the date of this prospectus. The proceeds of these offerings will be used to provide funds for the financing or refinancing of our aircraft. For convenience, throughout this prospectus, the words we, us, ours or similar words refer to Continental Airlines, Inc.

     This prospectus describes the general terms of the pass through certificates. The actual terms of any offering of pass through certificates will be described in a supplement to this prospectus. To the extent that any provision in any prospectus supplement is inconsistent with any provision in this prospectus, the provision of the prospectus supplement will control.

CERTIFICATES

     Pass through certificates are securities that evidence an ownership interest in a pass through trust. The holders of the certificates issued by a pass through trust will be the beneficiaries of that trust. For convenience, we may refer to pass through certificates as "certificates" and refer to the holder of a pass through certificate as a "certificateholder."

     The beneficial interest in a pass through trust represented by a certificate will be a percentage interest in the property of that trust equal to the original face amount of such certificate divided by the original face amount of all of the certificates issued by that trust. Each certificate will represent a beneficial interest only in the property of the pass through trust that issued the certificate. Multiple series of certificates may be issued. If more than one series of certificates is issued, each series of certificates will be issued by a separate pass through trust.

     The property that will be held by each pass through trust will include equipment notes secured by aircraft that we own or lease. Payments of principal and interest on the equipment notes owned by a pass through trust will be passed through to holders of certificates issued by that trust in accordance with the terms of the pass through trust agreement pursuant to which the trust was formed.

     If certificates of any series are entitled to the benefits of a liquidity facility or other form of credit enhancement, the prospectus supplement relating to that series will describe the terms of the liquidity facility or other form of credit enhancement. A liquidity facility is a revolving credit agreement, letter of credit, bank guarantee, insurance policy or other instrument or agreement under which another person agrees to make certain payments in respect of the certificates if there is a shortfall in amounts otherwise available for distribution. While a liquidity facility is designed to increase the likelihood of the timely payment of certain amounts due under certificates, it is not a guarantee of timely or ultimate payment.

     The rights of a pass through trustee to receive monies payable under equipment notes held for that pass through trustee may be subject to the effect of subordination provisions contained in an intercreditor agreement described in the prospectus supplement for a series of certificates. An intercreditor agreement will set forth the terms and conditions upon which payments made under the equipment notes and payments made under any liquidity facility will be received, shared and distributed among the several pass through trustees and the liquidity provider.

     We may offer and sell up to $1,800,000,000 of aggregate initial offering price of certificates pursuant to this prospectus and related prospectus supplements in one or more offerings of certificates. The initial offering price may be denominated in U.S. dollars or foreign currencies based on the applicable exchange rate at the time of sale.

PASS THROUGH TRUSTS

     We will form a separate pass through trust to issue each series of certificates. Each pass through trust will be formed by us, as creator of each pass through trust, and a national or state bank or trust company, as trustee. Unless otherwise stated in a prospectus supplement, Wilmington Trust Company will be the trustee of each pass through trust. For convenience, we may refer to the pass through trustee as the trustee.

     Each pass through trust will be governed by a trust instrument that creates the trust and sets forth the powers of the trustee and the rights of the beneficiaries. The beneficiaries of a pass through trust will be the holders of certificates issued by that trust. The trust instrument for each pass through trust will consist of a basic pass through trust agreement between us and the pass through trustee, which we refer to as the "Basic Agreement", and a supplement to that basic agreement, which we refer to as a "pass through trust supplement."

     When a pass through trust supplement is signed and delivered, the pass through trustee, on behalf of the related pass through trust, will enter into one or more purchase or refunding agreements, referred to as "note purchase agreements," under which it will agree to purchase one or more promissory notes secured by aircraft described in the applicable prospectus supplement. These secured promissory notes are referred to as "equipment notes."

     Under the applicable note purchase agreement, the pass through trustee, on behalf of the related pass through trust, will purchase one or more equipment notes. The equipment notes that are the property of a pass through trust will have:

      -- identical interest rates, in each case equal to the rate applicable to the certificates issued by such pass through trust; and

      -- identical priority of payment relative to each of the other equipment notes held for such pass through trust.

     If any portion of the proceeds of an offering of a series of certificates is not used to purchase equipment notes on the date the certificates are originally issued, those proceeds will be held for the benefit of the certificateholders. If any of the proceeds are not later used to purchase equipment notes by the date specified in the applicable prospectus supplement, the proceeds will be returned to the certificateholders.

EQUIPMENT NOTES

     The equipment notes owned by a pass through trust may consist of any combination of:

      -- Equipment notes issued by an owner trustee and secured by an aircraft owned by that trustee and leased to us. We refer to these equipment notes as "leased aircraft notes."

      -- Equipment notes issued by us and secured by an aircraft owned by us. We refer to these equipment notes as "owned aircraft notes."

     LEASED AIRCRAFT NOTES. Except as specified in a prospectus supplement, leased aircraft notes will be issued by a bank, trust company, financial institution or other entity solely in its capacity as owner trustee in a leveraged lease transaction. In a leveraged lease transaction, one or more persons will form an owner trust to acquire an aircraft and then that owner trust will lease the aircraft to us. The investors that are the beneficiaries of the owner trusts are typically referred to as owner participants. Each owner participant will contribute a portion of the purchase price of the aircraft to the owner trust, and the remainder of the purchase price of the aircraft will be financed, or "leveraged", through the issuance of leased aircraft notes. Leased aircraft notes may also be issued to refinance an aircraft previously financed in a leveraged lease transaction or otherwise.

     The leased aircraft notes will be issued pursuant to a separate indenture between the owner trustee and a bank, trust company, financial institution or other entity, as loan trustee. The indenture entered into in connection with the issuance of leased aircraft notes will be referred to as a "leased aircraft indenture." The loan trustee under a leased aircraft indenture will act as a trustee for the holders of the leased aircraft notes issued under that leased aircraft indenture.

     In a leveraged lease transaction, we will pay or advance rent and other amounts to the owner trustee in its capacity as lessor under the lease. The owner trustee will use the rent payments and certain other amounts received by it to make payments of principal and interest on the leased aircraft notes. The owner trustee also will assign its rights to receive basic rent and certain other payments to a loan trustee as security for the owner trustee's obligations to pay principal of, premium, if any, and interest on the leased aircraft notes.

     Payments or advances required to be made under a lease and related agreements will at all times be sufficient to make scheduled payments of principal of, and interest on, the leased aircraft notes issued to finance the aircraft subject to that lease. However, we will not have any direct obligation to pay principal of, or interest on, the leased aircraft notes. No owner participant or owner trustee will be personally liable for any amount payable under a leased aircraft indenture or the leased aircraft notes issued under that indenture.

     OWNED AIRCRAFT NOTES. We may finance or refinance aircraft that we own through the issuance of owned aircraft notes. Owned aircraft notes relating to an owned aircraft will be issued under a separate indenture relating to that owned aircraft. Each separate indenture relating to owned aircraft notes will be between us and a bank, trust company, financial institution or other entity, as loan trustee. The indenture entered into in connection with the issuance of owned aircraft notes will be referred to as an "owned aircraft indenture." Because we often refer to owned aircraft indentures and leased aircraft indentures together, we sometimes refer to them collectively as the "indentures". The loan trustee under an owned aircraft indenture will act as a trustee for the holders of the owned aircraft notes issued under that owned aircraft indenture.

     Unlike the leased aircraft notes, we will have a direct obligation to pay the principal of, and interest on, the owned aircraft notes.

                                  THE COMPANY

     We are a major United States air carrier engaged in the business of transporting passengers, cargo and mail. We are the fifth largest U.S. airline, as measured by revenue passenger miles in 2000, and, together with our wholly owned subsidiaries, Continental Express, Inc. and Continental Micronesia, Inc., serve 230 airports worldwide. As of January 19, 2001, we flew to 136 domestic and 94 international destinations and offered additional connecting service through alliances with domestic and foreign air carriers. We directly serve 16 European cities, 7 South American cities, Tel Aviv and Tokyo and are one of the leading airlines providing service to Mexico and Central America, serving more destinations there than any other U.S. airline. Continental Micronesia provides extensive service in the western Pacific, including service to more Japanese cities than any other U.S. carrier.

     We operate our route system primarily through domestic hubs at Newark International Airport, George Bush Intercontinental Airport in Houston, Hopkins International Airport in Cleveland, and a Pacific hub on the island of Guam. We are the primary carrier at each of these hubs, accounting for 55%, 78%, 50% and 68% of average daily jet departures, respectively, as of January 19, 2001 (in each case excluding regional jets). Each of our domestic hubs is located in a large business and population center, contributing to a high volume of "origin and destination" traffic. The Guam hub is strategically located to provide service from Japanese and other Asian cities to popular resort destinations in the western Pacific.

     We are a Delaware corporation, with executive offices located at 1600 Smith Street, Houston, Texas 77002. Our telephone number is (713) 324-2950.

                                USE OF PROCEEDS

     Except as set forth in a prospectus supplement for a specific offering of certificates, the certificates will be issued in order to provide funds for:

      -- the financing or refinancing of the debt portion and, in certain cases, the refinancing of some of the equity portion of one or more separate leveraged lease transactions entered into by us, as lessee, with respect to the leased aircraft as described in the applicable prospectus supplement; and

      -- the financing or refinancing of debt to be issued, or the purchase of debt previously issued, by us in respect of the owned aircraft as described in the applicable prospectus supplement.

     Except as set forth in a prospectus supplement for a specific offering of certificates, the proceeds from the sale of the certificates will be used by the pass through trustee on behalf of the applicable pass through trust or pass through trusts to purchase either:

      -- leased aircraft notes issued by one or more owner trustees to finance or refinance, as specified in the applicable prospectus supplement, the related leased aircraft; or

      -- owned aircraft notes issued by us to finance or refinance, as specified in the applicable prospectus supplement, the related owned aircraft.

If any portion of the proceeds of an offering of a series of certificates is not used to purchase equipment notes on the date the certificates are issued, those proceeds will be held for the benefit of the certificateholders. If any of the proceeds are not later used to purchase equipment notes by the date specified in the applicable prospectus supplement, the proceeds will be returned to the certificateholders. See "Description of Certificates--Delayed Purchase of Equipment Notes".

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratios of our "earnings" to our "fixed charges" for each of the years 1996 through 2000 were:

    YEAR ENDED DECEMBER 31,
--------------------------------
1996   1997   1998   1999   2000
----   ----   ----   ----   ----
1.81   2.07   1.94   1.80   1.51

     The ratios of earnings to fixed charges are based on continuing operations. For purposes of the ratios, "earnings" means the sum of:

      --   our pre-tax income; and

      --   our fixed charges, net of interest capitalized.

     "Fixed charges" represent:

      --   the interest we pay on borrowed funds;

      -- the amount we amortize for debt discount, premium and issuance expense and interest previously capitalized; and

      -- that portion of rentals considered to be representative of the interest factor.

                        DESCRIPTION OF THE CERTIFICATES

     The following description is a summary of the terms of the certificates that we expect will be common to all series of certificates. We will describe the financial terms and other specific terms of any series of certificates in a prospectus supplement. To the extent that any provision in any prospectus supplement is inconsistent with any provision in this prospectus, the provision of the prospectus supplement will control.

     Because the following description is a summary, it does not describe every aspect of the certificates, and it is subject to and qualified in its entirety by reference to all the provisions of the pass through trust agreement and the applicable supplements to the pass through trust agreement. For convenience, we will refer to the pass through trust agreement between the pass through trustee and us as the "Basic Agreement," and to the Basic Agreement as supplemented by a supplement as a "pass through trust agreement." The form of Basic Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The supplement to the Basic Agreement relating to each series of certificates and the forms of the other agreements described in this prospectus and the applicable prospectus supplement will be filed as exhibits to a post-effective amendment to the registration statement of which this prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by us with the SEC.

GENERAL

     Except as amended by a supplement to the Basic Agreement, the terms of the Basic Agreement generally will apply to all of the pass through trusts that we form to issue certificates. We will create a separate pass through trust for each series of certificates by entering into a separate supplement to the Basic Agreement. Each supplement to the Basic Agreement will contain the additional terms governing the specific pass through trust to which it relates and, to the extent inconsistent with the Basic Agreement, will supersede the Basic Agreement.

     Certificates for a pass through trust will be issued pursuant to the pass through trust agreement applicable to such pass through trust. Unless otherwise stated in the applicable prospectus supplement, each pass through certificate will be issued in a minimum denomination of $1,000 or a multiple of $1,000, except that one certificate of each series may be issued in a different denomination.

     Each certificate will represent a fractional undivided interest in the property of the pass through trust that issued the certificate. All payments and distributions made with respect to a certificate will be made only from the property owned by the pass through trust that issued the certificate. The certificates do not represent an interest in or obligation of Continental, the pass through trustee, any of the owner trustees or loan trustees, in their individual capacities, or any owner participant. Each certificateholder by its acceptance of a certificate agrees to look solely to the income and proceeds from the property of the applicable pass through trust as provided in the pass through trust agreement.

     The property of each pass through trust for which a series of certificates will be issued will include:

      --   the equipment notes held for the pass through trust;

      -- all monies at any time paid under the equipment notes held for the pass through trust;

      --   the rights of such pass through trust to acquire equipment notes;

      -- funds from time to time deposited with the pass through trustee in accounts relating to that pass through trust; and

      -- if so specified in the relevant prospectus supplement, rights under intercreditor agreements relating to cross-subordination arrangements and monies receivable under a liquidity facility.

     The rights of a pass through trustee to receive monies payable under equipment notes held for that pass through trustee may be subject to the effect of subordination provisions contained in an intercreditor agreement described in the prospectus supplement for a series of certificates. An intercreditor agreement refers to an agreement among the pass through trustees and, if applicable, a liquidity provider under a liquidity facility, as creditors of the issuers of the equipment notes owned by the pass through trustees. An intercreditor agreement will set forth the terms and conditions upon which payments made under the equipment notes and payments made under any liquidity facility will be received, shared and distributed among the several pass through trustees and the liquidity provider. In addition, the intercreditor agreement will set forth agreements among the pass through trustees and the liquidity provider relating to the exercise of remedies under the equipment notes and the indentures.

     Cross-subordination refers to an agreement under which payments on a junior class of equipment notes issued under an indenture are distributed to a pass through trustee that holds a senior class of equipment notes issued under a different indenture on which all required payments were not made. The effect of this distribution mechanism is that holders of certificates of a pass through trust that owns a junior class of equipment notes will not receive payments made on that junior class of equipment notes until certain distributions are made on the certificates of the pass through trust that owns a senior class of equipment notes.

     Equipment notes owned by a pass through trust may be leased aircraft notes, owned aircraft notes or a combination of leased aircraft notes and owned aircraft notes.

     Leased aircraft notes will be issued in connection with the leveraged lease of an aircraft to us. Except as set forth in the applicable prospectus supplement, each leased aircraft will be leased to us under a lease between us, as lessee, and an owner trustee, as lessor. Each owner trustee will issue leased aircraft notes on a non-recourse basis under a separate leased aircraft indenture between it and the applicable loan trustee. The owner trustee will use the proceeds of the sale of the leased aircraft notes to finance or refinance a portion of the purchase price paid or to be paid by the owner trustee for the applicable leased aircraft. The owner trustee will obtain the remainder of the funding for the leased aircraft from an equity contribution from the owner participant that is the beneficiary of the owner trust and, to the extent set forth in the applicable prospectus supplement, additional debt secured by the applicable leased aircraft or other sources. A leased aircraft also may be subject to other financing arrangements.

     Generally, neither the owner trustee nor the owner participant will be personally liable for any principal or interest payable under any leased aircraft indenture or any leased aircraft notes. In some cases, an owner participant may be required to make payments to an owner trustee that are to be used by the owner trustee to pay principal of, and interest on, the equipment notes. If an owner participant is required to make payments to be used by an owner trustee to pay principal of, and interest on, the equipment notes and the owner participant fails to make the payment, we will be required to provide the owner trustee with funds sufficient to make the payment. We will be obligated to make payments or advances under a lease and the related documents sufficient to pay when due all scheduled principal and interest payments on the leased aircraft notes issued to finance the aircraft subject to that lease.

     We will issue owned aircraft notes under separate owned aircraft indentures. Owned aircraft notes will be issued in connection with the financing or refinancing of an aircraft that we own. Owned aircraft notes will be obligations that have recourse to us and the related aircraft. Any owned aircraft may secure additional debt or be subject to other financing arrangements.

     An indenture may provide for the issuance of multiple classes of equipment notes. If an indenture provides for multiple classes of equipment notes, it may also provide for differing priority of payments among the different classes. Equipment notes issued under an indenture may be held in more than one pass through trust, and one pass through trust may hold equipment notes issued under more than one indenture. Unless otherwise provided in a prospectus supplement, only equipment notes having the same priority of payment may be held for the same pass through trust.

     Except as set forth in the prospectus supplement for any series of certificates, interest payments on the equipment notes held for a pass through trust will be passed through to the registered holders of certificates of that pass through trust at the annual rate shown on the cover page of the prospectus supplement for the certificates issued by that pass through trust. The certificateholders' right to receive payments made in respect of the equipment notes is subject to the effect of any cross-subordination provisions described in the prospectus supplement for a series of certificates.

     We refer you to the prospectus supplement that accompanies this prospectus for a description of the specific series of certificates being offered by this prospectus and the applicable prospectus supplement, including:

      --   the specific designation, title and amount of the certificates;

      --   amounts payable on and distribution dates for the certificates;

      -- the currency or currencies, including currency units, in which the certificates may be denominated;

      -- the specific form of the certificates, including whether or not the certificates are to be issued in accordance with a book-entry system;

      -- a description of the equipment notes to be purchased by the pass through trust issuing that series of certificates, including:

         -- the period or periods within which, the price or prices at which, and the terms and conditions upon which the equipment notes may or must be redeemed or defeased in whole or in part, by us or an owner trustee;

         -- the payment priority of the equipment notes in relation to any other equipment notes issued with respect to the related aircraft; and

         -- any intercreditor or other rights or limitations between or among the holders of equipment notes of different priorities issued with respect to the same aircraft;

      -- a description of the aircraft to be financed with the proceeds of the issuance of the equipment notes;

      -- a description of the note purchase agreement setting forth the terms and conditions upon which that pass through trust will purchase equipment notes;

      -- a description of the indentures under which the equipment notes to be purchased for that pass through trust will be issued;

      -- a description of the events of default, the remedies exercisable upon the occurrence of events of default and any limitations on the exercise of those remedies under the indentures pursuant to which the equipment notes to be purchased for that pass through trust will be issued;

      -- if the certificates relate to leased aircraft, a description of the leases to be entered into by the owner trustees and us;

      -- if the certificates relate to leased aircraft, a description of the provisions of the leased aircraft indentures governing:

         -- the rights of the related owner trustee and/or owner participant to cure our failure to pay rent under the leases; and

         -- any limitations on the exercise of remedies with respect to the leased aircraft notes;

      -- if the certificates relate to leased aircraft, a description of the participation agreements that will set forth the terms and conditions upon which the owner participant, the owner trustee, the pass through trustees, the loan trustee and we agree to enter into a leveraged lease transaction;

      -- if the certificates relate to an owned aircraft, a description of the participation agreements that will set forth the terms and conditions upon which the applicable pass through trustees, the loan trustee and we agree to enter into a financing transaction for the owned aircraft;

      -- a description of the limitations, if any, on amendments to leases, indentures, pass through trust agreements, participation agreements and other material agreements entered into in connection with the issuance of equipment notes;

      --   a description of any cross-default provisions in the indentures;

      -- a description of any cross-collateralization provisions in the indentures;

      -- a description of any agreement among the holders of equipment notes and any liquidity provider governing the receipt and distribution of monies with respect to the equipment notes and the enforcement of remedies under the indentures, including a description of any applicable intercreditor and cross-subordination arrangements;

      -- a description of any liquidity facility or other credit enhancement relating to the certificates;

      -- if the certificates relate to aircraft that have not yet been delivered or financed, a description of any deposit or escrow agreement or other arrangement providing for the deposit and investment of funds pending the purchase of equipment notes and the financing of an owned aircraft or leased aircraft; and

      --   any other special terms pertaining to the certificates.

     The concept of cross-default mentioned above refers to a situation where a default under one indenture or lease results in a default under other indentures or leases. We currently do not expect any indentures or leases to contain cross-default provisions. The concept of cross-collateralization mentioned above refers to the situation where collateral that secures obligations incurred under one indenture also serves as collateral for obligations under one or more other indentures. We currently do not expect any indentures to be cross-collateralized.

BOOK-ENTRY REGISTRATION

  GENERAL

     If specified in the applicable prospectus supplement, the certificates will be subject to the procedures and provisions described below.

     Upon issuance, each series of certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company, referred to as DTC, and registered in the name of Cede & Co., the nominee of DTC. No purchaser of a certificate will be entitled to receive a physical certificate representing an interest in the global certificates, except as set forth below under "--Physical Certificates". For convenience, we refer to such purchasers as "certificate owners". Unless and until physical certificates are issued under the limited circumstances described below, all references in this prospectus and any prospectus supplement to actions by certificateholders will refer to actions taken by DTC upon instructions from DTC participants, and all references to distributions, notices, reports and statements to certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the certificates, or to DTC participants for distribution to certificateholders in accordance with DTC procedures.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934.

     Under the New York Uniform Commercial Code, a "clearing corporation" is defined as:

      -- a person that is registered as a "clearing agency" under the federal securities laws;

      --   a federal reserve bank; or

      -- any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.

     A "clearing agency" is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.

     DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in the accounts of DTC participants. The ability to execute transactions through book-entry changes in accounts eliminates the need for transfer of physical certificates. DTC is owned by a number of DTC participants and by the New York Stock Exchange, the American Stock Exchange, and the National Association of Securities Dealers. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Banks, brokers, dealers, trust companies and other entities that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, are indirect participants in the DTC system.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the certificates among DTC participants on whose behalf it acts with respect to the certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the certificates. DTC participants and indirect DTC participants with which certificate owners have accounts similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective customers. Certificate owners that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the certificates may do so only through DTC participants and indirect DTC participants. In addition, certificate owners will receive all distributions of principal, premium, if any, and interest from the pass through trustee through DTC participants or indirect DTC participants, as the case may be.

     Under a book-entry format, certificate owners may experience some delay in their receipt of payments, because payments with respect to the certificates will be forwarded by the pass through trustee to Cede, as nominee for DTC. DTC will forward payments in same-day funds to each DTC participant who is credited with ownership of the certificates in an amount proportionate to the principal amount of that DTC participant's holdings of beneficial interests in the certificates, as shown on the records of DTC or its nominee. Each such DTC participant will forward payments to its indirect DTC participants in accordance with standing instructions and customary industry practices. DTC participants and indirect DTC participants will be responsible for forwarding distributions to certificate owners for whom they act. Accordingly, although certificate owners will not possess physical certificates, DTC's rules provide a mechanism by which certificate owners will receive payments on the certificates and will be able to transfer their interests.

     Unless and until physical certificates are issued under the limited circumstances described below, the only physical certificateholder will be Cede, as nominee of DTC. Certificate owners will not be recognized by the pass through trustee as registered owners of certificates under the pass through trust agreement. Certificate owners will be permitted to exercise their rights under the pass through trust agreement only indirectly through DTC. DTC will take any action permitted to be taken by a certificateholder under the pass through trust agreement only at the direction of one or more DTC participants to whose accounts with DTC the certificates are credited. In the event any action requires approval by certificateholders of a certain percentage of the beneficial interests in a pass through trust, DTC will take action only at the direction of and on behalf of DTC participants whose holdings include undivided interests that satisfy the required percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of DTC participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC participants, and DTC participants will convey notices and other communications to indirect DTC participants in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC's rules applicable to itself and DTC participants are on file with the SEC.

     A certificate owner's ability to pledge the certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to the certificates, may be limited due to the lack of a physical certificate to evidence ownership of the certificates, and because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants.

     Neither we nor the pass through trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for the performance by DTC, any DTC participant or any indirect DTC participant of their respective obligations under the rules and procedures governing their obligations.

     The applicable prospectus supplement will specify any additional book-entry registration procedures applicable to certificates denominated in a currency other than U.S. dollars.

  SAME-DAY SETTLEMENT AND PAYMENT

     As long as the certificates are registered in the name of DTC or its nominee, we will make all payments to the loan trustee under any lease or any owned aircraft indenture in immediately available funds. The pass through trustee will pass through to DTC in immediately available funds all payments received from us, including the final distribution of principal with respect to the certificates of any pass through trust.

     Any certificates registered in the name of DTC or its nominee will trade in DTC's Same-Day Funds Settlement System until maturity. DTC will require secondary market trading activity in the certificates to settle in immediately available funds. We cannot give any assurance as to the effect, if any, of settlement in same-day funds on trading activity in the certificates.

  PHYSICAL CERTIFICATES

     Physical certificates will be issued in paper form to certificateholders or their nominees, rather than to DTC or its nominee, only if:

      -- we advise the pass through trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the certificates and we are unable to locate a qualified successor;

      --   we elect to terminate the book-entry system through DTC; or

      -- after the occurrence of certain events of default or other events specified in the related prospectus supplement, certificateholders owning at least a majority in interest in a pass through trust advise the applicable pass through trustee, us and DTC through DTC participants that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the certificate owners' best interest.

     Upon the occurrence of any of the events described in the three subparagraphs above, the applicable pass through trustee will notify all certificate owners through DTC participants of the availability of physical certificates. Upon surrender by DTC of the global certificates and receipt of instructions for re-registration, the pass through trustee will reissue the certificates as physical certificates to certificate owners.

     After physical certificates are issued, the pass through trustee or a paying agent will make distributions of principal, premium, if any, and interest with respect to certificates directly to holders in whose names the physical certificates were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a certificate, the pass through trustee or a paying agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by the pass through trustee. The pass through trustee or a paying agent will make the final payment with respect to any pass through certificate only upon presentation and surrender of the applicable pass through certificate at the office or agency specified in the notice of final distribution to certificateholders.

     Physical certificates will be freely transferable and exchangeable at the office of the pass through trustee upon compliance with the requirements set forth in the pass through trust agreement. Neither the pass through trustee nor any transfer or exchange agent will impose a service charge for any registration of transfer or exchange. However, the pass through trustee or transfer or exchange agent will require payment of a sum sufficient to cover any tax or other governmental charge attributable to a transfer or exchange.

PAYMENTS AND DISTRIBUTIONS

     Subject to the effect of any cross-subordination provisions set forth in the prospectus supplement for a series of certificates:

      -- Payments of principal, premium, if any, and interest with respect to the equipment notes held for each pass through trust will be distributed by the pass through trustee, upon receipt, to certificateholders of that trust on the dates and in the currency specified in the applicable prospectus supplement, except in certain cases when some or all of the equipment notes are in default as described in the applicable prospectus supplement. Payments of principal of, and interest on, the unpaid principal amount of the equipment notes held in each pass through trust will be scheduled to be received by the pass through trustee on the dates specified in the applicable prospectus supplement.

      -- Each certificateholder of a pass through trust will be entitled to receive a pro rata share of any distribution in respect of scheduled payments of principal and interest made on the equipment notes held for such pass through trust.

     If we elect or are required to redeem equipment notes relating to one or more aircraft prior to their scheduled maturity date, payments of principal, premium (if any) and interest received by the pass through trustee as a result of the early redemption will be distributed on a special distribution date determined as described in the applicable prospectus supplement. Payments received by the pass through trustee following a default under the equipment notes held for a pass through trust will also be distributed on a special distribution date determined in the same way. However, if following such a default the pass through trustee receives any scheduled payments on equipment notes on a regular distribution date or within five days thereafter, the pass through trustee will distribute those payments on the date they are received. In addition, if following a default under equipment notes the pass through trustee receives payments on the equipment notes on a regular distribution date by making a drawing under any liquidity facility, as described in the applicable prospectus supplement, those payments will be distributed to certificateholders on the regular distribution date. The pass through trustee will mail notice to the certificateholders of record of the applicable pass through trust stating the anticipated special distribution date.

POOL FACTORS

     Unless otherwise described in the applicable prospectus supplement, the "pool balance" for each pass through trust or for the certificates issued by any pass through trust indicates, as of any date, the portion of the original aggregate face amount of the certificates issued by that pass through trust that has not been

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

distributed to certificateholders (excluding any payments of interest or premium). The pool balance for each pass through trust as of any distribution date will be computed after giving effect to any distribution to certificateholders to be made on that date.

     Unless otherwise described in the applicable prospectus supplement, the "pool factor" for a pass through trust as of any distribution date for that trust is the quotient (rounded to the seventh decimal place) computed by dividing (a) the pool balance by (b) the aggregate original face amount of the certificates issued by that pass through trust. The pool factor for a pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes held for that pass through trust and distribution to certificateholders of the payment of principal to be made on that date. Each pass through trust will have a separate pool factor.

     The pool factor for a pass through trust initially will be 1.0000000. The pool factor for a pass through trust will decline as described in this prospectus and the related prospectus supplement to reflect reductions in the pool balance of that pass through trust. As of any distribution date for a pass through trust, a certificate will represent a share of the pool balance of that pass through trust equal to the product obtained by multiplying the original face amount of the certificate by the pool factor for the pass through trust that issued such certificate. The pool factor and pool balance of each past through trust will be mailed to the certificateholders of the pass through trust on each distribution date.

     The pool factor for each pass through trust will decline in proportion to the scheduled repayments of principal on the equipment notes held by that pass through trust, unless there is an early redemption or purchase of equipment notes held by a pass through trust or if a default occurs in the repayment of equipment notes held by a pass through trust. In the event of a redemption, purchase or default, the pool factor and the pool balance of each pass through trust affected by the redemption, purchase or default will be recomputed, and a notice will be mailed to the certificateholders of the pass through trust.

REPORTS TO CERTIFICATEHOLDERS

     The pass through trustee will include with each distribution of a payment to certificateholders a statement setting forth the following information:

      -- the amount of the distribution allocable to principal and the amount allocable to premium, if any;

      --   the amount of the distribution allocable to interest; and

      -- the pool balance and the pool factor for the pass through trust after giving effect to the distribution.

     As long as the certificates are registered in the name of DTC or its nominee, on the record date prior to each distribution date, the pass through trustee will request from DTC a securities position listing setting forth the names of all DTC participants reflected on DTC's books as holding interests in the certificates on that record date. On each distribution date, the applicable pass through trustee will mail to each DTC participant holding certificates the statement described above and will make available additional copies as requested by the DTC participants for forwarding to certificate owners.

     After the end of each calendar year, each pass through trustee will prepare a report for each person that was a holder of one or more of its pass through certificates at any time during the preceding calendar year. This report will contain the sum of the amount of distributions allocable to principal, premium and interest with respect to that pass through trust for the preceding calendar year or, if the person was a holder of a pass through certificate during only a portion of the preceding calendar year, for the applicable portion of the preceding calendar year. In addition, each pass through trustee will prepare for each person that was a holder of one or more of its pass through certificates at any time during the preceding calendar year any other information that are readily available to the pass through trustee and which a certificateholder reasonably requests as necessary for the purpose of preparing its federal income tax returns. The reports and other items described in this section will be prepared on the basis of information supplied to the pass through trustee by DTC participants and will be delivered by the pass through trustee to DTC participants to be available for forwarding by DTC participants to certificate owners in the manner described above.

     If the certificates of a pass through trust are issued in the form of physical certificates, the pass through trustee of that pass through trust will prepare and deliver the information described above to each record holder of a pass through certificate issued by that pass through trust as the name and period of ownership of the holder appears on the records of the registrar of the certificates.

VOTING OF EQUIPMENT NOTES

     A pass through trustee has the right to vote and give consents and waivers with respect to the equipment notes held by that pass through trust. However, the pass through trustee's right to vote and give consents or waivers may be restricted or may be exercisable by another person in accordance with the terms of an intercreditor agreement, as described in the applicable prospectus supplement. The pass through trust agreement will set forth:

      -- the circumstances in which a pass through trustee may direct any action or cast any vote with respect to the equipment notes held for its pass through trust at its own discretion;

      -- the circumstances in which a pass through trustee will seek instructions from its certificateholders; and

      -- if applicable, the percentage of certificateholders required to direct the pass through trustee to take action.

     If the holders of certificates are entitled to the benefits of a liquidity facility, and the liquidity facility is used to make any payments to certificateholders, the provider of the liquidity facility may be entitled to exercise rights to vote or give consents and waivers with respect to the equipment notes held for the pass through trust that issued the certificates, as described in the applicable prospectus supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

     The prospectus supplement will specify the events of default that can occur under the pass through trust agreement and under the indentures relating to the equipment notes held for the related pass through trust. In the case of a leased aircraft indenture, an indenture default will include events of default under the related lease. In the case of any equipment notes that are supported by a liquidity facility, a default may include events of default under that liquidity facility.

     Unless otherwise provided in a prospectus supplement, all of the equipment notes issued under the same indenture will relate to a specific aircraft and there will be no cross-collateralization or cross-default provisions in the indentures. As a result, events resulting in a default under any particular indenture will not necessarily result in an a default under any other indenture. If a default occurs in fewer than all of the indentures, payments of principal and interest on the equipment notes issued under the indentures with respect to which a default has not occurred will continue to be made as originally scheduled.

     As described below under "--Cross-Subordination Issues", a prospectus supplement may describe the terms of any cross-subordination provisions among certificateholders of separate pass through trusts. If cross-subordination is provided, payments made pursuant to an indenture under which a default has not occurred may be distributed first to the holders of the certificates issued under the pass through trust which holds the most senior equipment notes issued under all of the indentures.

     The ability of the applicable owner trustee or owner participant under a leased aircraft indenture to cure a default under the indenture, including a default that results from the occurrence of a default under the related lease, will be described in the prospectus supplement. Unless otherwise provided in a prospectus supplement, with respect to any pass through certificates or equipment notes entitled to the benefits of a liquidity facility, a drawing under the liquidity facility for the purpose of making a payment of interest as a result of our failure to have made a corresponding payment will not cure a default related to our failure.

     The prospectus supplement related to a series of pass through certificates will describe the circumstances under which the pass through trustee of the related pass through trust may vote some or all of the equipment notes held in the pass through trust. The prospectus supplement also will set forth the percentage of certificateholders of the pass through trust entitled to direct the pass through trustee to take any action with respect to the equipment notes. If the equipment notes outstanding under an indenture are held by more than one pass through trust, then the ability of the certificateholders issued with respect to any one pass through trust to cause the loan trustee with respect to any equipment notes held in the pass through trust to accelerate the equipment notes under the applicable indenture or to direct the exercise of remedies by the loan trustee under the applicable indenture will depend, in part, upon the proportion of the aggregate principal amount of the equipment notes outstanding under that indenture and held in that pass through trust to the aggregate principal amount of all equipment notes outstanding under that indenture.

     In addition, if cross-subordination provisions are applicable to any series of certificates, then the ability of the certificateholders of any one pass through trust holding equipment notes issued under an indenture to cause the loan trustee with respect to any equipment notes held in that pass through trust to accelerate the equipment notes under that indenture or to direct the exercise of remedies by the loan trustee under that indenture will depend, in part, upon the class of equipment notes held in the pass through trust. If the equipment notes outstanding under an indenture are held by more than one pass through trust, then each pass through trust will hold equipment notes with different terms from the equipment notes held in the other pass through trusts and therefore the certificateholders of each pass through trust may have divergent or conflicting interests from those of the certificateholders of the other pass through trusts holding equipment notes issued under the same indenture. In addition, so long as the same institution acts as pass through trustee of each pass through trust, in the absence of instructions from the certificateholders of any pass through trust, the pass through trustee for the pass through trust could for the same reason be faced with a potential conflict of interest upon a default under an indenture. In that event, the pass through trustee has indicated that it would resign as pass through trustee of one or all the pass through trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Agreement.

     The prospectus supplement for a series of certificates will specify whether and under what circumstances the pass through trustee may sell for cash to any person all or part of the equipment notes held in the related pass through trust. Any proceeds received by the pass through trustee upon a sale will be deposited in an account established by the pass through trustee for the benefit of the certificateholders of the pass through trust for the deposit of the special payments and will be distributed to the certificateholders of the pass through trust on a special distribution date.

     The market for equipment notes in default may be very limited, and we cannot assure you that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as pass through trustee of multiple pass through trusts, it may be faced with a conflict in deciding from which pass through trust to sell equipment notes to available buyers. If the pass through trustee sells any equipment notes with respect to which a default under an indenture exists for less than their outstanding principal amount, the certificateholders of that pass through trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, any owner trustee, owner participant or the pass through trustee. Furthermore, neither the pass through trustee nor the certificateholders of that pass through trust could take any action with respect to any remaining equipment notes held in that pass through trust so long as no default under an indenture exists.

     Any amount, other than scheduled payments received on a regular distribution date, distributed to the pass through trustee of any pass through trust by the loan trustee under any indenture on account of the equipment notes held in that pass through trust following a default under such indenture will be deposited in the special payments account for that pass through trust and will be distributed to the certificateholders of that pass through trust on a special distribution date. In addition, if a prospectus supplement provides that the applicable owner trustee may, under circumstances specified in the prospectus supplement, redeem or purchase the outstanding equipment notes issued under the applicable indenture, the price paid by the owner trustee to the pass through trustee of any pass through trust for the equipment notes issued under that indenture and held in that pass through trust will be deposited in the special payments account for the pass through trust and will be distributed to the certificateholders of the pass through trust on a special distribution date.

     Any funds representing payments received with respect to any equipment notes in default held in a pass through trust, or the proceeds from the sale by the pass through trustee of any of those equipment notes, held by the pass through trustee in the special payments account for that pass through trust will, to the extent practicable, be invested and reinvested by the pass through trustee in permitted investments pending the distribution of the funds on a special distribution date. Permitted investments will be specified in the related prospectus supplement.

     The Basic Agreement provides that the pass through trustee of each pass through trust will give to the certificateholders of that pass through trust notice of all uncured or unwaived defaults known to it with respect to that pass through trust. The Basic Agreement requires the pass through trustee to provide the notice of default within 90 days after the occurrence of the default. However, except in the case of default in the payment of principal, premium, if any, or interest on any of the equipment notes held for a pass through trust, the pass through trustee will be protected in withholding a notice of default if it in good faith determines that withholding the notice is in the interest of the certificateholders of such pass through trust. The term "default" as used in this paragraph means only the occurrence of a default under an indenture with respect to equipment notes held in a pass through trust as described above, except that in determining whether any default under an indenture has occurred, any related grace period or notice will be disregarded.

     The Basic Agreement requires the pass through trustee to act with a specified standard of care while a default is continuing under an indenture. In addition, the Basic Agreement contains a provision entitling the pass through trustee to require reasonable security or indemnification by the certificateholders of the pass through trust before proceeding to exercise any right or power under the Basic Agreement at the request of those certificateholders.

     The prospectus supplement for a series of certificates will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee to waive, any past default with respect to the related pass through trust and its consequences. The prospectus supplement for a series of certificates also will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee or the loan trustee to waive, any past default under an indenture.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     We will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of our assets as an entirety to any other corporation unless the surviving, successor or transferee corporation:

      -- is validly existing under the laws of the United States or any of its states;

      -- is a citizen of the United States, as defined in Title 49 of the U.S. Code relating to aviation, referred to as the "Transportation Code," holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, U.S. Code, if, and so long as, that status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code relating to the rights of creditors of an airline in the event of the airline's bankruptcy; and

      -- expressly assumes all of our obligations contained in the Basic Agreement and any pass through trust supplement, the note purchase agreements, any indentures, any participation agreements and, with respect to aircraft leased by us, the applicable leases.

     In addition, we will be required to deliver a certificate and an opinion or opinions of counsel indicating that the transaction, in effect, complies with these conditions.

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

MODIFICATIONS OF THE BASIC AGREEMENT

     The Basic Agreement contains provisions permitting us and the pass through trustee of each pass through trust to enter into a supplemental trust agreement, without the consent of the holders of any of the certificates issued by such pass through trust, in order to do the following, among other things:

      -- to provide for the formation of such pass through trust and the issuance of a series of certificates and to set forth the terms of the certificates;

      -- to evidence the succession of another corporation to us and the assumption by that corporation of our obligations under the Basic Agreement and the pass through trust agreements;

      -- to add to our covenants for the benefit of holders of such certificates, or to surrender any right or power in the Basic Agreement conferred upon us;

      -- to cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement or any pass through trust agreement, so long as those changes will not materially adversely affect the interests of the holders of such certificates, or to cure any ambiguity or correct any mistake or, to give effect to or provide for replacement liquidity facilities, if applicable, to such certificates;

      -- to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any certificates may be listed or of any regulatory body;

      -- to modify, eliminate or add to the provisions of the Basic Agreement to the extent necessary to continue the qualification of the pass through trust agreement under the Trust Indenture Act of 1939, and to add to the Basic Agreement other provisions as may be expressly permitted by the Trust Indenture Act;

      -- to provide for a successor pass through trustee or to add to or change any provision of the Basic Agreement as necessary to facilitate the administration of the pass through trusts created under the pass through trust agreement by more than one pass through trustee; and

      -- to make any other amendments or modifications to the Basic Agreement so long as those amendments or modifications apply only to certificates of a series issued after the date of the amendment or modification.

     No pass through trust supplement may be made that will adversely affect the status of any pass through trust as a grantor trust for U.S. federal income tax purposes.

     The Basic Agreement also contains provisions permitting us and the pass through trustee of each pass through trust, with the consent of a majority in interest of the certificateholders of the pass through trust, to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to that pass through trust, and the applicable pass through trust supplement, or modifying the rights of the certificateholders, except that no supplement may, without the consent of each affected certificateholder:

      -- reduce in any manner the amount of, or delay the timing of, any receipt by the pass through trustee of payments on the equipment notes held in the pass through trust or distributions in respect of any pass through certificate issued by the pass through trust;

      -- change the date or place of any payment in respect of any pass through certificate, or make distributions payable in currency other than that provided for in the certificates, or impair the right of any certificateholder to institute suit for the enforcement of any payment when due;

      -- permit the disposition of any equipment note held in the pass through trust, except as provided in the pass through trust agreement, or otherwise deprive any certificateholder of the benefit of the ownership of the applicable equipment note;

      -- reduce the percentage of the aggregate fractional undivided interests of the pass through trust that is required in order for any supplement or waiver to be approved;

      -- modify any of the provisions relating to the rights of the certificateholders in respect of the waiver of events of default or receipt of payment;

      -- alter the priority of distributions described in any applicable intercreditor agreement, in a manner materially adverse to the interests of the certificateholders of such pass through trust; or

      -- adversely affect the status of any pass through trust as a grantor trust for U.S. federal income tax purposes.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

     The prospectus supplement will specify the pass through trustee's obligations if a pass through trustee, as the holder of any equipment notes held for a pass through trust, receives a request for its consent to any amendment, modification or waiver under the indenture under which the equipment notes were issued, under the lease relating to the aircraft leased by us that was financed with the proceeds of the equipment notes or under any liquidity facility.

CROSS-SUBORDINATION ISSUES

     The equipment notes issued under an indenture may be held in more than one pass through trust, and one pass through trust may hold equipment notes issued under more than one indenture. Unless otherwise provided in a prospectus supplement, only equipment notes having the same priority for distributions under the applicable indenture may be held in the same pass through trust. In that event, payments made on account of a subordinate class of certificates issued under a prospectus supplement may be subordinated, under circumstances described in the prospectus supplement, to the prior payment of all amounts owing to certificateholders of a pass through trust which holds senior equipment notes issued under the applicable indentures. The prospectus supplement related to an issuance of certificates will describe the "cross-subordination" provisions and any related terms, including the percentage of certificateholders under any pass through trust which are permitted to:

      --   grant waivers of defaults under any applicable indenture;

      --   consent to the amendment or modification of any applicable indenture;
           or

      -- direct the exercise of remedial actions under any applicable indenture.

TERMINATION OF THE PASS THROUGH TRUSTS

     Our obligations and those of the pass through trustee with respect to a pass through trust will terminate upon the distribution to certificateholders of the pass through trust of all amounts required to be distributed to them pursuant to the applicable pass through trust agreement and the disposition of all property held in the pass through trust. In no event will any pass through trust continue beyond 110 years following the date of the execution of the applicable pass through trust supplement, or any other final expiration date as may be specified in the pass through trust supplement. The pass through trustee will send to each certificateholder of record of the pass through trust notice of the termination of the pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for the pass through trust. The final distribution to any certificateholder of the pass through trust will be made only upon surrender of that certificateholder's certificates at the office or agency of the pass through trustee specified in the notice of termination.

DELAYED PURCHASE OF EQUIPMENT NOTES

     On the issuance date of any certificates, if all of the proceeds from the sale of the certificates are not used to purchase the equipment notes contemplated to be held in the related pass through trust, the equipment notes may be purchased by the pass through trustee at any time on or prior to the date specified in the applicable prospectus supplement. In that event, the proceeds from the sale of the certificates not used to purchase equipment notes will be held under an arrangement described in the applicable prospectus supplement pending the purchase of equipment notes. The arrangements with respect to the payment of interest on funds so held will be described in the applicable prospectus supplement. If any proceeds are not used to purchase equipment notes by the date specified in the applicable prospectus supplement, the proceeds will be returned to the certificateholders.

LIQUIDITY FACILITY

     The related prospectus supplement may provide that one or more payments of interest on the certificates of one or more series will be supported by a liquidity facility issued by an institution identified in the related prospectus supplement. The provider of the liquidity facility may have a claim on money and property belonging to a pass through trust that is senior to the certificateholders' as specified in the related prospectus supplement.

THE PASS THROUGH TRUSTEE

     Unless otherwise provided in the prospectus supplement for any series of certificates, the pass through trustee for each series of certificates will be Wilmington Trust Company. With certain exceptions, the pass through trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the pass through trust supplements, the certificates, the equipment notes, the indentures, the leases or other related documents. The pass through trustee will not be liable with respect to any series of certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding certificates of that series issued under the Basic Agreement. Subject to those provisions, the pass through trustee will be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of certificates issued under that agreement unless they will have offered to the pass through trustee indemnity satisfactory to it. The Basic Agreement provides that the pass through trustee in its individual or any other capacity may acquire and hold certificates and, subject to certain conditions, may otherwise deal with us and, with respect to the leased aircraft, with any owner trustee with the same rights it would have if it were not the pass through trustee.

     The pass through trustee may resign with respect to any or all of the pass through trusts at any time, in which event we will be obligated to appoint a successor trustee. If the pass through trustee ceases to be eligible to continue as pass through trustee with respect to a pass through trust or becomes incapable of acting as pass through trustee or becomes insolvent, we may remove the pass through trustee, or any certificateholder of the pass through trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the pass through trustee and the appointment of a successor trustee. Any resignation or removal of the pass through trustee with respect to a pass through trust and appointment of a successor trustee for the pass through trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to the resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each pass through trust. All references in this prospectus to the pass through trustee should be read to take into account the possibility that the pass through trusts could have different successor trustees in the event of a resignation or removal.

     The Basic Agreement provides that we will pay the pass through trustee's fees and expenses and indemnify the pass through trustee against certain liabilities.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The statements made under this caption are summaries, and we refer you to the entire prospectus and detailed information appearing in the applicable prospectus supplement. Where no distinction is made between the leased aircraft notes and the owned aircraft notes or between their respective indentures, those statements refer to any equipment notes and any indenture.

     To the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary, the provision of the prospectus supplement will control.

GENERAL

     The equipment notes will be issued under indentures. Equipment notes secured by an aircraft that is leased to us will be issued under an indenture between an owner trustee and a loan trustee. Equipment notes secured by an aircraft that is owned by us will be issued under an indenture between a loan trustee and us.

     The leased aircraft notes will be non-recourse obligations of the applicable owner trustee. All of the leased aircraft notes issued under the same indenture will relate to and will be secured by one or more specific aircraft leased to us. Unless otherwise specified in the applicable prospectus supplement, leased aircraft notes will not be secured by any other aircraft.

     We will be the issuer of owned aircraft notes. The owned aircraft notes will be our direct recourse obligations. All of the owned aircraft notes issued under the same indenture will relate to, and will be secured by, one or more specific aircraft that we own. Unless otherwise specified in the applicable prospectus supplement, the owned aircraft notes will not be secured by any other aircraft.

PRINCIPAL AND INTEREST PAYMENTS

     Interest received by the pass through trustee on the equipment notes held in a pass through trust will be passed through to the certificateholders of that pass through trust on the dates and at the annual rate set forth in the applicable prospectus supplement until the final distribution for that pass through trust. Principal payments received by the pass through trustee on the equipment notes held in a pass through trust will be passed through to the certificateholders of that pass through trust in scheduled amounts on the dates set forth in the applicable prospectus supplement until the final distribution date for that pass through trust.

     If any date scheduled for any payment of principal, premium, if any, or interest with respect to the equipment notes is not a business day, the payment will be made on the next succeeding business day without any additional interest.

REDEMPTION

     The applicable prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the equipment notes may be redeemed or purchased prior to their stated maturity date, in whole or in part. The prospectus supplement will also describe the premium, if any, applicable upon redemptions or purchases and other terms applying to the redemptions or purchases of the equipment notes.

SECURITY

     The leased aircraft notes will be secured by:

      -- an assignment by the related owner trustee to the related loan trustee of the owner trustee's rights, except for certain rights described below, under the lease or leases with respect to the related aircraft, including the right to receive payments of rent under those leases; and

      -- a mortgage granted to the loan trustee on the aircraft, subject to our rights under the lease or leases.

     Under the terms of each lease, our obligations in respect of each leased aircraft will be those of a lessee under a "net lease". Accordingly, we will be obligated, among other things and at our expense, to cause each leased aircraft to be duly registered, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul the aircraft or cause it to be maintained, serviced, repaired and overhauled. With respect to the leased aircraft, the assignment by the related owner trustee to the related loan trustee of its rights under the related lease will exclude, among other things:

      -- rights of the owner trustee and the related owner participant relating to indemnification by us for certain matters;

      -- insurance proceeds payable to the owner trustee in its individual capacity and to the owner participant under liability insurance maintained by us pursuant to the lease or by the owner trustee or the owner participant;

      -- insurance proceeds payable to the owner trustee in its individual capacity or to the owner participant under certain casualty insurance maintained by the owner trustee or the owner participant pursuant to the lease; and

      -- any rights of the owner participant or the owner trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.

     The owned aircraft notes will be secured by a mortgage granted to the related loan trustee of all of our right, title and interest in and to the owned aircraft. Under the terms of each owned aircraft indenture, we will be obligated, among other things and at our expense, to cause each owned aircraft to be duly registered, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul the aircraft or cause it to be maintained, serviced, repaired and overhauled.

     We will be required, except under certain circumstances, to keep each aircraft registered under the Transportation Code, and to record the indenture and the lease, if applicable, among other documents, with respect to each aircraft under the Transportation Code. Recordation of the indenture, the lease, if applicable, and other documents with respect to each aircraft will give the related loan trustee a perfected security interest in the related aircraft whenever it is located in the United States or any of its territories and possessions. The Convention on the International Recognition of Rights in Aircraft, referred to as the "Convention," provides that this security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

     We will have the right, subject to certain conditions, at our own expense to register each aircraft in countries other than the United States. Each aircraft may also be operated by us or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related loan trustee's security interest would be recognized in an aircraft located in a country that is not a party to the Convention, and the extent to which the security interest would be recognized in a jurisdiction adhering to the Convention if the aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of a default under an indenture, the ability of the related loan trustee to realize upon its security interest in an aircraft could be adversely affected as a legal or practical matter if the aircraft were registered or located outside the United States.

     Unless otherwise specified in the applicable prospectus supplement, the equipment notes will not be cross-collateralized. Consequently, the equipment notes issued in respect of any one aircraft will not be secured by any other aircraft. Unless and until a default under an indenture with respect to a leased aircraft has occurred and is continuing, the related loan trustee may exercise only limited rights of the related owner trustee under the related lease.

     The loan trustee will invest and reinvest funds, if any, held by it from time to time under an indenture. The loan trustee will, at our direction, invest and reinvest funds in certain investments described in the applicable indenture. We will not be entitled to direct the loan trustee to invest and reinvest funds with respect to a leased aircraft in the case of a default under the applicable lease or, with respect to an owned aircraft, in the case of a default under the applicable indenture. We will pay the net amount of any loss resulting from these investments.

     In the case of Chapter 11 bankruptcy proceedings involving a holder of "equipment" (defined as described below), Section 1110 of the U.S. Bankruptcy Code provides special rights to lessors, conditional

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

vendors and holders of security interests with respect to such equipment. Under
Section 1110, the right of such financing parties to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Ordinarily, such right would be limited by the "automatic stay" under the Bankruptcy Code. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its obligations that become due on or after that date and cures all defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.

     "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds of more of cargo (subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994).

     In connection with any issuance of certificates under this prospectus and the applicable prospectus supplement, it will be a condition to the pass through trustee's obligation to purchase equipment notes with respect to each aircraft that our outside counsel provide its opinion (which may assume that we hold, at the time of the lease or mortgage, as the case may be, an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo) to the Pass Through Trustee that:

      -- if the aircraft is a leased aircraft, the owner trustee, as lessor under the lease for the aircraft, and the loan trustee, as assignee of the owner trustee's rights under the lease pursuant to the applicable indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising the aircraft; or

      -- if the aircraft is an owned aircraft, the loan trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising the owned aircraft.

     The opinion will not address the possible replacement of an aircraft after an "Event of Loss", as defined in the applicable indenture, in the future.

RANKING OF EQUIPMENT NOTES

     Some of the equipment notes related to one or more aircraft, as described in the related prospectus supplement, may be subordinated and junior in right of payment to other equipment notes related to the same aircraft. The terms of the subordination, if any, will be described in the related prospectus supplement.

PAYMENTS AND LIMITATION OF LIABILITY

     We will lease each leased aircraft from an owner trustee for a term commencing on the delivery date of the aircraft to the owner trustee and expiring on a date no earlier than the latest maturity date of the related leased aircraft notes, unless previously terminated as permitted by the terms of the related lease. We will make basic rent and other payments under each lease to an owner trustee, as lessor. The owner trustee will assign these payments under the applicable indenture to the related loan trustee to provide the funds necessary to pay principal of, premium, if any, and interest due from the owner trustee on the leased aircraft notes issued under the indenture. Each lease will provide that under no circumstances will our rent payments be less than the scheduled payments on the related leased aircraft notes. The balance of any basic rent payment under each lease, after payment of amounts due on the leased aircraft notes issued under the indenture corresponding to the lease, will be paid over to the applicable owner trustee. Our obligation to pay rent and to cause other payments to be made under each lease will be our direct obligation.

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

     Except in circumstances in which we purchase a leased aircraft and assume the related leased aircraft notes, the leased aircraft notes will not be our direct obligation. None of the owner trustees, the owner participants or the loan trustees will be personally liable to any holder of leased aircraft notes for amounts payable under the leased aircraft notes. Except as provided in the indentures relating to the leased aircraft notes, no owner trustee or loan trustee will be liable for or incur any liability under the indentures. Except in the circumstances described above, all amounts payable under any leased aircraft notes, other than payments made in connection with an optional redemption or purchase by the related owner trustee or the related owner participant, will be made only from:

      -- the assets subject to the lien of the applicable indenture with respect to the aircraft or the income and proceeds received by the related loan trustee from that aircraft, including rent payable by us under the related lease; or

      -- if so provided in the related prospectus supplement, the applicable liquidity facility.

     With respect to the leased aircraft notes, except as otherwise provided in the applicable indenture, no owner trustee will be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under any indenture or under any leased aircraft notes. None of the owner participants will have any duty or responsibility under the leased aircraft indentures or under the leased aircraft notes to the related loan trustee or to any holder of any leased aircraft note.

     Our obligations under each owned aircraft indenture and under the owned aircraft notes will be our direct obligations.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES IN CERTAIN CIRCUMSTANCES

     Unless otherwise specified in the applicable prospectus supplement, an indenture may provide that the obligations of the related loan trustee, the related owner trustee or us, as the case may be, under that indenture will be deemed to have been discharged and paid in full on the 91st day after the date that money or certain United States government securities, in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of the deposit) principal, premium, if any, and interest on all equipment notes issued under that indenture, are irrevocably deposited with the related loan trustee. The discharge may occur only if, among other things, there has been published by the IRS a ruling to the effect that holders of the equipment notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if the deposit, defeasance and discharge had not occurred.

     Upon defeasance of the equipment notes, or upon payment in full of the principal of, premium, if any, and interest on all equipment notes issued under any indenture on the applicable maturity date, or upon deposit with the applicable loan trustee of sufficient money no earlier than one year prior to the date of maturity, the holders of the equipment notes will have no beneficial interest in or other rights with respect to the related aircraft or other assets subject to the lien of the indenture and the lien will terminate.

ASSUMPTION OF OBLIGATIONS BY CONTINENTAL

     Unless otherwise specified in the applicable prospectus supplement, upon our purchase of any leased aircraft prior to the end of the applicable term, we may assume on a full recourse basis all of the obligations of the owner trustee, other than its obligations in its individual capacity, under the indenture and the leased aircraft notes relating to that lease. If we assume leased aircraft notes, provisions relating to maintenance, possession and use of the related aircraft, liens and insurance will be incorporated into the indenture. If we assume leased aircraft notes in connection with our purchase of a leased aircraft, leased aircraft notes issued under the indenture will not be redeemed and will continue to be secured by the aircraft.

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

LIQUIDITY FACILITY

     The related prospectus supplement may provide that one or more payments of interest on the related equipment notes of one or more series will be supported by a liquidity facility issued by an institution identified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the provider of the liquidity facility will have a claim upon the assets securing the equipment notes senior to the claim of the pass through trustee, as owner of the equipment notes.

INTERCREDITOR ISSUES

     Equipment notes may be issued in different classes, which means that the equipment notes may have different payment priorities even though they are issued by the same borrower and relate to the same aircraft. If multiple classes of equipment notes are issued, the related prospectus supplement will describe the priority of distributions among the equipment notes, any liquidity facilities, the ability of any class to exercise and/or enforce any or all remedies with respect to the related aircraft, and, if the equipment notes are leased aircraft notes, the related lease, and certain other intercreditor terms and provisions.

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

                            U.S. INCOME TAX MATTERS

GENERAL

     Unless otherwise indicated in the applicable prospectus supplement, the following summary describes all material generally applicable U.S. federal income tax consequences to certificateholders of the purchase, ownership and disposition of the certificates offered by this prospectus, and in the opinion of Hughes Hubbard & Reed LLP, our special tax counsel, is accurate in all material respects with respect to the matters discussed in this prospectus. Except as otherwise specified, the summary is addressed to beneficial owners of certificates that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, or estates or trusts the income of which is subject to U.S. federal income taxation regardless of its source, and that will hold the certificates as capital assets.

     This summary does not address the tax treatment of U.S. certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold certificates as part of a straddle or holders that have a "functional currency" other than the U.S. dollar, nor, except as specifically indicated, does it address the tax treatment of U.S. certificateholders that do not acquire certificates at the public offering price as part of the initial offering. The summary is not a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

     The summary is based upon the tax laws and practice of the United States as in effect on the date of this prospectus, as well as judicial and administrative interpretations, in final or proposed form, available on or before that date. Changes to the existing laws could apply retroactively and could alter the tax consequences discussed below. We have not sought any ruling from the IRS with respect to the federal income tax consequences, discussed below, and we cannot assure you that the IRS will not take contrary positions. The pass through trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on a pass through trust could result in a reduction in the amounts available for distribution to the certificateholders of that pass through trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the certificates.

TAX STATUS OF THE PASS THROUGH TRUSTS

     In the opinion of our special tax counsel, each pass through trust will be classified as a grantor trust for U.S. federal income tax purposes.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

     A U.S. certificateholder will be treated as owning its pro rata undivided interest in each of the equipment notes and any other property held by the related pass through trust. Accordingly, each U.S. certificateholder's share of interest paid on the equipment notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. certificateholder's method of accounting, and a U.S. certificateholder's share of any premium paid on redemption of an equipment note will be treated as capital gain. If a pass through trust is supported by a liquidity facility, any amounts received by the pass through trust under the liquidity facility with respect to unpaid interest will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace. If we assume an owner trust's obligations under leased aircraft notes, the assumption would be treated for federal income tax purposes as a taxable exchange of the leased aircraft notes, resulting in recognition of gain or loss by the U.S. certificateholder.

     Each U.S. certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding pass through trust as provided in Section 162 or 212 of the Internal Revenue Code of 1986, as amended, referred to herein as the "Code". Certain fees and expenses, including fees paid to the pass through trustee and the provider of the liquidity facility, if applicable, will be paid by parties other than the certificateholders. These fees and expenses could be treated as constructively received by the pass through trust, in which event a U.S. certificateholder will be required to include in income and will be entitled to deduct its pro rata share of the fees and expenses. If a U.S. certificateholder is an individual, estate or trust, the deduction for the certificateholder's share of fees or expenses will be allowed only to the extent that all of the certificateholder's miscellaneous itemized deductions, including the certificateholder's share of fees and expenses, exceed 2% of the certificateholder's adjusted gross income. In addition, in the case of U.S. certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

EFFECT OF SUBORDINATION OF CERTIFICATEHOLDERS OF SUBORDINATED TRUSTS

     If any pass through trust is subordinated in right of payment to any other pass through trust and the subordinated trust receives less than the full amount of the interest, principal or premium paid with respect to the equipment notes held by it because of the subordination of such pass through trust, the certificateholders of the subordinated trust would probably be treated for federal income tax purposes as if they had:

      -- received as distributions their full share of interest, principal, or premium;

      -- paid over to the preferred class of certificateholders an amount equal to their share of the amount of the shortfall; and

      -- retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to the certificateholders of the subordinated trust on account of the shortfall.

     Under this analysis:

      -- subordinated certificateholders incurring a shortfall would be required to include as current income any interest or other income of the subordinated trust that was a component of the shortfall, even though that amount was in fact paid to a preferred class of certificateholders;

      -- a loss would only be allowed to subordinated certificateholders when their right to receive reimbursement of the shortfall becomes worthless; that is, when it becomes clear that funds will not be available from any source to reimburse the shortfall; and

      -- reimbursement of the shortfall before a claim of worthlessness would not be taxable income to certificateholders because the amount reimbursed would have been previously included in income.

     These results should not significantly affect the inclusion of income for certificateholders on the accrual method of accounting, but could accelerate inclusion of income to certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

ORIGINAL ISSUE DISCOUNT

     The equipment notes may be issued with original issue discount, referred to as OID. The prospectus supplement will state whether any equipment notes to be held by the related pass through trust will be issued with OID. Generally, a holder of a debt instrument issued with OID that is not negligible must include the OID in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

     Upon the sale, exchange or other disposition of a certificate, a U.S. certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition, other than any amount attributable to accrued interest which will be taxable as ordinary income, and the U.S. certificateholder's adjusted tax basis in the related equipment notes and any other property held by the corresponding pass through trust. Any gain or loss will be long-term capital gain or loss to the extent

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

attributable to property held by the pass through trust for more than one year. In the case of individuals, estates, and trusts, the maximum rate of tax on net long-term capital gains generally is 20%.

FOREIGN CERTIFICATEHOLDERS

     Subject to the discussion of backup withholding below, payments of principal and interest (including any OID) on the equipment notes to, or on behalf of, any beneficial owner of a certificate that is not a U.S. person will not be subject to U.S. federal withholding tax provided that:

      -- the non-U.S. certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of an owner participant or us;

      -- the non-U.S. certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to an owner participant or us; and

      -- certain certification requirements (including identification of the beneficial owner of the certificate) are complied with.

     Any capital gain realized upon the sale, exchange, retirement or other disposition of a certificate or upon receipt of premium paid on an equipment note by a non-U.S. certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the non-U.S. certificateholder and (ii) in the case of an individual, such non-U.S. certificateholder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

BACKUP WITHHOLDING

     Payments made on the certificates will not be subject to a backup withholding tax of 31% unless, in general, the certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

                              ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable prospectus supplement, the certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, referred to as "ERISA," or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of an employee benefit plan must determine that the purchase and holding of a certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans, as defined in section 3(32) of ERISA, and certain church plans, as defined in section 3(33) of ERISA, are not subject to Title I of ERISA or section 4975 of the Code. The certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                              PLAN OF DISTRIBUTION

     Certificates may be sold to one or more underwriters for public offering and resale by them. Certificates may also be sold to investors or other persons directly or through one or more dealers or agents. Any underwriter, dealer or agent involved in the offer and sale of the certificates will be named in an applicable prospectus supplement.

     The certificates may be sold:

      --   at a fixed price or prices, which may be changed;

      --   at market prices prevailing at the time of sale;

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

      --   at prices related to prevailing market prices; or

      --   at negotiated prices.

     Dealer trading may take place in certain of the certificates, including certificates not listed on any securities exchange. We do not intend to apply for listing of the certificates on a national securities exchange. From time to time, we also may authorize underwriters acting as our agents to offer and sell the certificates upon the terms and conditions as will be set forth in any prospectus supplement.

     In connection with the sale of certificates, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of certificates for whom they may act as agent. Underwriters may sell certificates to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agent.

     If a dealer is used directly by us in the sale of certificates in respect of which this prospectus is delivered, we will sell the certificates to the dealer, as principal. The dealer may then resell the certificates to the public at varying prices to be determined by the dealer at the time of resale. The dealer will be named in, and the terms of the sale, will be set forth in the applicable prospectus supplement.

     Certificates may be offered and sold through agents designated by us from time to time. The agent involved in the offer or sale of the certificates will be named in, and any commissions payable by us to the agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the agent will be acting on a best efforts basis for the period of its appointment.

     We may solicit directly offers to purchase certificates, and certificates may be sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale. The terms of these sales will be described in the applicable prospectus supplement. Except as set forth in the applicable prospectus supplement, no director, officer or employee of ours will solicit or receive a commission in connection with direct sales by us of the certificates, although those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with our direct sales.

     Any underwriting compensation that we pay to underwriters, dealers or agents in connection with the offering of certificates, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement.

     Underwriters, dealers and agents participating in the distribution of the certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

     If so indicated in an applicable prospectus supplement and subject to existing market conditions, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase certificates from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on the date or dates stated in the applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of certificates sold pursuant to these contracts will not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom these contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. These contracts will not be subject to any conditions, except for the condition that the purchase by an institution of the certificates not be prohibited at the time of delivery under the laws of any jurisdiction in the United States to which the institution is subject. A commission set forth in the applicable prospectus supplement will be granted to underwriters and agents soliciting purchases of certificates pursuant to contracts accepted by us. Agents and underwriters will have no responsibility in respect of the delivery or performance of these contracts.

     If an underwriter or underwriters is used in the sale of any certificates, the applicable prospectus supplement will state the intention, if any, of the underwriters at the date of the prospectus supplement to make a market in the certificates. We cannot assure you that there will be a market for the certificates.

     The place and time of delivery for the certificates in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

                                 LEGAL OPINIONS

     Unless otherwise indicated in the applicable prospectus supplement, our counsel, Hughes Hubbard & Reed LLP, New York, New York, will render an opinion with respect to the validity of the certificates being offered by such prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, Hughes Hubbard & Reed LLP will rely on the opinion of counsel for the pass through trustee as to certain matters relating to the authorization, execution and delivery of the certificates by, and the valid and binding effect on, the pass through trustee.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated by reference in reliance on Ernst & Young LLP's reports pertaining to such financial statements, to the extent covered by consents filed with the SEC, given on their authority as experts in auditing and accounting.

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